Exhibit 2.1

2075568 ALBERTA ULC
and
DON E. WALL
and
PHI, INC.
and
HNZ GROUP INC.

ARRANGEMENT AGREEMENT
OCTOBER 30, 2017

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TABLE OF CONTENTS
ARTICLE 1 INTERPRETATION2
1.1Defined Terms    2
1.2Certain Rules of Interpretation    19
ARTICLE 2 THE ARRANGEMENT20
2.1Arrangement    20
2.2Interim Order    20
2.3The Corporation Meeting    21
2.4The Corporation Circular    22
2.5Final Order    24
2.6Court Proceedings    24
2.7Articles of Arrangement and Effective Date    25
2.8Payment of Consideration    25
2.9Withholding Taxes    26
2.10List of Corporation Shareholders    26
2.11Incentive Plan Matters    26
2.12Don Wall Guarantee    26
ARTICLE 3 REPRESENTATIONS AND WARRANTIES27
3.1Representations and Warranties of the Corporation    27
3.2Representations and Warranties of the Canadian Purchaser and Don Wall    27
3.3Representations and Warranties of the International Purchaser    28
ARTICLE 4 COVENANTS28
4.1Covenants of the Corporation to the Canadian Purchaser    28
4.2Covenants of the Corporation to the International Purchaser    33
4.3Covenants of Purchasers Regarding Interim Period Consents    37
4.4Covenants Relating to the Arrangement    37
4.5Regulatory Approvals    38
4.6Financing    40
4.7Pre-Acquisition Reorganizations    42
4.8Access to Information; Confidentiality    43
4.9Public Communications    44
4.10Notice and Cure Provisions    44
4.11Insurance and Indemnification    45
4.12TSX De-listing    46
4.13Discharge of Security    47
4.14Continuance of the Canadian Purchaser    47
4.15Cooperation Regarding Offer of Employment    47
ARTICLE 5 ADDITIONAL COVENANTS REGARDING NON-SOLICITATION47
5.1Non-Solicitation    47
5.2Notification of Acquisition Proposals    49
5.3Responding to an Acquisition Proposal    49
5.4Right to Match    50
ARTICLE 6 CONDITIONS52

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6.1Mutual Conditions Precedent    52
6.2Additional Conditions Precedent to the Obligations of the Canadian Purchaser    52
6.3Additional Conditions Precedent to the Obligations of the International Purchaser    54
6.4Additional Conditions Precedent to the Obligations of the Corporation    55
6.5Satisfaction of Conditions    56
ARTICLE 7 TERM AND TERMINATION56
7.1Term    56
7.2Termination    56
7.3Effect of Termination/Survival    59
ARTICLE 8 GENERAL PROVISIONS59
8.1Amendments    59
8.2Termination Fee    60
8.3Expenses and Expense Reimbursement    61
8.4Acknowledgment    62
8.5Notices    63
8.6Time of the Essence    65
8.7Injunctive Relief    65
8.8Third Party Beneficiaries    66
8.9Waiver    66
8.10Entire Agreement    67
8.11Successors and Assigns    67
8.12Severability    67
8.13Governing Law    67
8.14Rules of Construction    67
8.15No Liability    68
8.16Language    68
8.17Counterparts    68
SCHEDULE A PLAN OF ARRANGEMENTA-1
SCHEDULE B ARRANGEMENT RESOLUTIONB-1
SCHEDULE C REPRESENTATIONS AND WARRANTIES OF THE CORPORATION TO THE PURCHASERSC-1

REPRESENTATIONS AND WARRANTIES OF THE CORPORATION TO THE CANADIAN PURCHASER	D-1

REPRESENTATIONS AND WARRANTIES OF THE CORPORATION TO THE INTERNATIONAL PURCHASER	E-1

REPRESENTATIONS AND WARRANTIES OF THE CANADIAN PURCHASER AND DON WALL	F-1

REPRESENTATIONS AND WARRANTIES OF THE INTERNATIONAL PURCHASER	G-1

PRE-CLOSING REORGANIZATION	H-1

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ARRANGEMENT AGREEMENT
THIS AGREEMENT is made as of October 30, 2017,
AMONG:
2075568 ALBERTA ULC, an unlimited liability corporation existing under the laws of Alberta
(the “Canadian Purchaser”)
- and -
MR. DON E. WALL
(“Don Wall”)
- and -
PHI, INC., a corporation existing under the laws of Louisiana
(the “International Purchaser”)
- and -
HNZ GROUP INC., a corporation existing under the laws of Canada
(the “Corporation”, and, collectively with the Canadian Purchaser, Don Wall and the International Purchaser, the “Parties”)
WHEREAS the Canadian Purchaser desires to acquire all of the Corporation Shares (as hereinafter defined) and the International Purchaser desires to acquire the International Business (as hereinafter defined), in each case, by way of a statutory plan of arrangement under the provisions of the CBCA (as hereinafter defined).
AND WHEREAS the Board (as hereinafter defined) has determined, after receiving a recommendation from the Special Committee (as hereinafter defined) and after consultation with its financial and legal advisors, that the Arrangement (as hereinafter defined) is in the best interests of the Corporation, and the Board has resolved to recommend that the Corporation Shareholders (as hereinafter defined), other than Don Wall and his affiliates (as hereinafter defined), vote in favour of the Arrangement, all subject to the terms and conditions contained in this Agreement.
NOW THEREFORE, in consideration of the covenants and agreements herein contained, the Parties agree as follows:
Article 1
INTERPRETATION

1.1	Defined Terms
As used in this Agreement, the following terms have the following meanings:
“ABCA” means the Business Corporations Act (Alberta).
“Acquisition Proposal” means, other than the transactions contemplated by this Agreement and other than any transaction involving only the Corporation and/or one or more of its wholly‑owned Subsidiaries, any offer, proposal or inquiry from any Person or group of Persons other than the Purchasers (or an affiliate of either Purchaser or any Person acting jointly or in concert with either Purchaser) after the date of this Agreement, whether written or oral, relating to: (23) any sale or disposition (or any lease, license, long-term supply agreement, joint venture or other arrangement having the same economic effect as a sale or disposition), direct or indirect, through one or more related transactions, of assets representing 20% or more of the consolidated assets or contributing 20% or more of the consolidated annual revenue of the Corporation and its Subsidiaries or 20% or more of the voting or equity securities (or rights or interests in such voting or equity securities) of the Corporation or any of its Subsidiaries whose assets or revenues, individually or in the aggregate, represent 20% or more of the consolidated assets of the Corporation and its Subsidiaries or contribute 20% or more of the consolidated annual revenue of the Corporation and its Subsidiaries (in each case based on the consolidated financial statements of the Corporation most recently filed on SEDAR prior to such offer, proposal or inquiry); (23) any take-over bid, tender offer, exchange offer, treasury issuance or other similar transaction that, if consummated, would result in a Person or group of Persons beneficially owning 20% or more of any class of voting or equity securities (or securities convertible into or exchangeable for such voting or equity securities) of the Corporation or any of its Subsidiaries whose assets represent 20% or more of the consolidated assets of the Corporation and its Subsidiaries (based on the consolidated financial statements of the Corporation most recently filed on SEDAR prior to such offer, proposal or inquiry) then outstanding (assuming, if applicable, the conversion, exchange or exercise by such Person or group of Persons of any securities convertible into or exchangeable or exercisable for such voting or equity securities); (23) any plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, winding up or other similar transaction or series of related transactions involving the Corporation or any of its Subsidiaries whose assets or revenues, individually or in the aggregate, represent 20% or more of the consolidated assets or contribute 20% or more of the consolidated annual revenue of the Corporation and its Subsidiaries; or (iv) any other similar transaction or series of transactions involving the Corporation or any of its Subsidiaries.
“Action” means, with respect to any Person, any litigation, legal action, lawsuit, claim, audit, contractual dispute resolution process or other proceeding (whether civil, administrative, contractual, quasi-criminal or criminal) before any Governmental or Arbitral Entity against or involving such Person or its business or affecting its assets.
“Additional Reorganization” has the meaning ascribed thereto in Section 4.7(1).
“Affected Securityholders” means, collectively, the Corporation Shareholders, the holders of DSUs and the holders of LTIP Units.
“affiliate” has the meaning ascribed thereto in Regulation 45-106 respecting Prospectus Exemptions.

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“Agreement” means this arrangement agreement, including all schedules attached hereto, as may be amended, modified or supplemented from time to time in accordance with the terms hereof.
“Aircraft” means an Airframe, together with all Engines currently installed on such Airframe, as set out in the information made available to the applicable Purchaser prior to the date hereof and any Engine substituted for any such currently installed Engine as permitted by the applicable Purchaser in writing.
“Airframe” shall mean any aircraft (except the Engines or engines from time to time installed thereon), together with all Parts and all documents, logbooks, manuals, maintenance and operating records, software licenses and all other data relating thereto.
“Arrangement” means an arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of this Agreement and the Plan of Arrangement or made at the direction of the Court in the Final Order with the prior written consent of the Parties, each acting reasonably.
“Arrangement Resolution” means the special resolution approving the Plan of Arrangement to be considered at the Corporation Meeting by the Corporation Shareholders, substantially in the form set out in Schedule B, including any amendments or variations thereto made in accordance with the provisions of this Agreement or at the direction of the Court in the Interim Order, in each case, with the prior written consent of the Parties, each acting reasonably.
“Articles of Arrangement” means the articles of arrangement of the Corporation in respect of the Arrangement required by the CBCA to be sent to the Director after the Final Order is made, which shall include the Plan of Arrangement and otherwise be in a form and content satisfactory to the Corporation and each Purchaser, each acting reasonably.
“Authorization” means with respect to any Person, any order, permit, approval, consent, waiver, licence or similar authorization of any Governmental or Arbitral Entity having jurisdiction over the Person, whether by expiry or termination of an applicable waiting period or otherwise.
“Award” means any judgment, decree, injunction, ruling, award, decision or order of any Governmental or Arbitral Entity.
“Bank Commitment Letter” has the meaning ascribed thereto in paragraph 9 of Schedule F.
“Bank Financing” has the meaning ascribed thereto in paragraph 9 of Schedule F.
“Board” means the board of directors of the Corporation as constituted from time to time.
“Board Recommendation” has the meaning ascribed thereto in Section 2.4(b).
“Books and Records” means books and records of the Corporation and its Subsidiaries, including books of account, Tax records, sales and purchase records, customer and supplier lists, technical documents including specifications, bills of materials and engineering notebooks and business reports, whether in written or electronic form.

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“Business Day” means any day of the year, other than a Saturday, Sunday or any day on which major banks are closed for business in Montréal, Quebec, Edmonton, Alberta, Toronto, Ontario or Lafayette, Louisiana.
“Canadian Business” means all business conducted by the Corporation and/or its Subsidiaries other than the International Business, including the business conducted in Canada, the United States of America, Norway, the Netherlands and Antarctica.
“Canadian Business Policies” has the meaning ascribed thereto in paragraph 18 of Schedule D.
“Canadian Collective Agreements” means all collective bargaining agreements, union agreements, letters or memoranda of understanding or any other legally binding commitment to any trade union, labour organization, employee association or similar entity which impose obligations upon the Canadian Business.
“Canadian Consideration” means the portion of the aggregate Consideration that exceeds the PHI Loan advanced to the Canadian Purchaser, payable in cash.
“Canadian Employee Plans” means all material health, dental or other medical, life, disability or other insurance (whether insured or self-insured) welfare, mortgage insurance, employee loan, employee assistance, supplemental unemployment benefit, bonus, profit sharing, option, incentive, incentive compensation, deferred compensation, share purchase, share compensation, share appreciation, pension, retirement, savings, supplemental retirement, severance or termination pay, and other material plans, policies, agreements or arrangements for the benefit of Canadian Employees, former employees, consultants or former consultants, directors or former directors engaged in the Canadian Business, or their respective dependents or beneficiaries, which are maintained by or binding upon the Corporation or any of its Subsidiaries or in respect of which the Corporation or any of its Subsidiaries has any actual or potential liability, but excluding the Canada Pension Plan, any health or drug plan established and administered by a Province and workers’ compensation insurance provided by federal or provincial Laws or a comparable program established and administered outside Canada.
“Canadian Employees” means all of the Corporation Employees that are employed in respect of the Canadian Business.
“Canadian Leased Personal Property” has the meaning ascribed thereto in paragraph 15 of Schedule D.
“Canadian Leased Properties” has the meaning ascribed thereto in paragraph 14 of Schedule D.
“Canadian Material Adverse Effect” means any change, event, occurrence, effect or circumstance that, individually or in the aggregate with other such changes, events, occurrences, effects or circumstances, is or would reasonably be expected to be material and adverse to the business, financial condition or results of operations of the Corporation and its Canadian Subsidiaries, taken as a whole, except any such change, event, occurrence, effect or circumstance arising out of, relating to, resulting from or attributable to:

(a)	any change affecting any of the industries in which the Corporation or any of its Subsidiaries operate;

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(b)
any change, development or condition in or relating to global, national or regional political conditions (including strikes, lockouts, riots or facility takeover for emergency purposes) or in general economic, business, banking, regulatory, currency exchange, interest rate, rates of inflation or market conditions or in national or global financial or capital markets;

(c)
any change, development or condition resulting from any act of sabotage or terrorism or any outbreak of hostilities or declared or undeclared war, or any escalation or worsening of such acts of sabotage, terrorism, hostilities or war;

(d)	any change in applicable generally accepted accounting principles, including IFRS;

(e)	any earthquake, flood or other natural disaster or outbreaks of illness;

(f)	any adoption, proposal, implementation or change in Law or any interpretation, application or non-application of any Laws by any Governmental or Arbitral Entity;

(g)
any matter which has been disclosed by the Corporation in the Corporation Disclosure Letter or in the Corporation Filings prior to the date hereof (it being understood that any change relating to any matter disclosed in the Corporation Disclosure Letter or the Corporation Filings may be taken into account in determining whether a Canadian Material Adverse Effect has occurred);

(h)	any labour strike, dispute, work slowdown or stoppage involving or threatened against the Corporation or its Subsidiaries;

(i)
any action taken (or omitted to be taken) by the Corporation or any of its Subsidiaries which: (i) is required to be taken (or omitted to be taken) pursuant to this Agreement; (ii) that is consented to by the Canadian Purchaser in writing; (iii) is the direct result of any unauthorized action taken by Don Wall in his capacity as a director or officer of the Corporation or any of its Subsidiaries; (iv) is the direct result of Don Wall's failure to take action in his capacity as a director or officer of the Corporation or any of its Subsidiaries having regard to the care, diligence and skill that a reasonable director or officer would exercise in the same circumstances;

(j)
the execution, announcement, pendency or performance of this Agreement or consummation of the Arrangement, including any loss or threatened loss of, or adverse change or threatened adverse change in, the relationship of the Corporation or any of its Subsidiaries with any of its current or prospective employees, unions, shareholders, regulators, lenders, suppliers, contractual counterparties or other business partners;

(k)
the failure of the Corporation or any of its Subsidiaries to meet any internal, published or public projections, forecasts, guidance or estimates, including without limitation of revenues, earnings or cash flows (it being understood that the causes underlying such failure may be taken into account in determining whether a Canadian Material Adverse Effect has occurred, provided that such causes are not referred to in clauses (a) to (h) above); or

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(l)
any change in the market price or trading volume of any securities of the Corporation, or any suspension of trading in securities generally on any securities exchange on which any securities of the Corporation trade (it being understood that the causes underlying such change or suspension may be taken into account in determining whether a Canadian Material Adverse Effect has occurred, provided that such causes are not referred to in clauses (a) to (h) above);

provided, however, (23) if an effect referred to in clauses (a) through to and including (h) above, has a materially disproportionate effect on the Corporation and its Canadian Subsidiaries, taken as a whole, relative to other comparable companies and entities operating in the industries in which the Corporation or any of its Canadian Subsidiaries operate, such effect may be taken into account in determining whether a Canadian Material Adverse Effect has occurred; and (23) references in certain Sections of this Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative for purposes of determining whether a Canadian Material Adverse Effect has occurred.
“Canadian Material Contract” means (23) any Canadian Collective Agreement, (23) any Contract that if terminated or modified or if it ceased to be in effect, would reasonably be expected to have a Canadian Material Adverse Effect; (23) any Contract relating directly or indirectly to the guarantee of any liabilities or obligations of the Corporation or any of the Canadian Subsidiaries or to indebtedness for borrowed money of the Corporation or any of the Canadian Subsidiaries in excess of $250,000 in the aggregate; (23) any Contract under which indebtedness of the Corporation or any of the Canadian Subsidiaries in excess of $250,000 is or may become outstanding, other than any such Contract between two or more wholly-owned Canadian Subsidiaries or between the Corporation and one or more of its wholly-owned Canadian Subsidiaries; (23) any Contract under which the Corporation or any of the Canadian Subsidiaries is obligated to make or expects to receive payments in excess of $2 million on an annual basis or $4 million over the remaining term; (23) any Contract that creates an exclusive dealing arrangement or right of first offer or refusal with respect to the Corporation or any of the Canadian Subsidiaries; (23) any Contract providing for the purchase, sale or exchange of, or option to purchase, sell or exchange, any property or asset by the Corporation or any of the Canadian Subsidiaries where the purchase or sale price or agreed value or fair market value of such property or asset exceeds $250,000; (23) any Contract that limits or restricts in any material respect (A) the ability of the Corporation or any of the Canadian Subsidiaries to engage in any line of business or carry on business in any geographic area, or (B) the scope of Persons to whom the Corporation or any of the Canadian Subsidiaries may sell products or deliver services; (23) any Contract providing for the establishment, investment in, organization or formation of any joint venture, partnership or other revenue sharing arrangements by the Corporation or any of the Canadian Subsidiaries in which the interest of the Corporation or any of the Canadian Subsidiaries has a fair market value which exceeds $100,000; (23) any Contract relating to the provision of flight services to the offshore oil industry as part of the Canadian Business;(23) any Contract to which the Corporation or any of the Canadian Subsidiaries is a party or that relates to the Canadian Business, to which an original equipment manufacturer of Aircraft and/or Parts is a party and such Contract relates to an Aircraft purchase; or (23) any other Contract that is material to the Canadian Business.
“Canadian Owned Personal Property” has the meaning ascribed thereto in paragraph 15 of Schedule D.
“Canadian Owned Properties” has the meaning ascribed thereto in paragraph 14 of Schedule D.

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“Canadian Purchaser” has the meaning ascribed thereto in the preamble hereto.
“Canadian Purchaser Continuance” has the meaning ascribed thereto in Section 4.14.
“Canadian Purchaser’s Bank Lender” has the meaning ascribed thereto in paragraph 9 of Schedule F.
“Canadian Real Property” means, collectively, the Canadian Leased Properties and the Canadian Owned Properties.
“Canadian Subsidiaries” means all Subsidiaries of the Corporation other than the International Subsidiaries, including Canadian Helicopters Limited, Heli-Welders Canada Ltd., Acasta HeliFlight Inc., HNZ Norway AS, Norsk Helikopterservice AS, HNZ Funding USA LLC, HNZ Cooperatif UA and Nampa Valley Helicopters, Inc., and “Canadian Subsidiary” means any one of them.
“CBCA” means the Canada Business Corporations Act.
“Certificate of Arrangement” means the certificate of arrangement to be issued by the Director pursuant to subsection 192(7) of the CBCA in respect of the Articles of Arrangement.
“Change in Recommendation” has the meaning ascribed thereto in Section 7.2(1)(d).
“CHL” means Canadian Helicopters Limited.
“Closing” has the meaning ascribed thereto in Section 2.7(2).
“Confidentiality Agreement” means the confidentiality agreement between the Corporation and the International Purchaser dated April 4, 2017.
“Consideration” means $18.70 in cash per Corporation Share.
“Contract” means any legally binding agreement, commitment, engagement, contract, licence, lease, obligation, understanding or undertaking to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries is bound.
“Cooperation Agreements” means the letter agreements entered into by the Canadian Purchaser, Don Wall and the International Purchaser on the date hereof relating to, among other things, the transactions contemplated hereby.
“Corporation” has the meaning ascribed thereto in the preamble hereto.
“Corporation Circular” means the notice of the Corporation Meeting and accompanying management information circular, including all schedules, appendices and exhibits to, and information incorporated by reference in, such management information circular, to be sent to the Corporation Shareholders in connection with the Corporation Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.
“Corporation Disclosure Letter” means the disclosure letter dated the date of this Agreement and all schedules, exhibits and appendices thereto, delivered by the Corporation to the Purchasers with this Agreement.

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“Corporation Employees” means the officers and other employees of the Corporation and its Subsidiaries.
“Corporation Filings” means all documents publicly filed by or on behalf of the Corporation on SEDAR since January 1, 2015.
“Corporation Meeting” means the special meeting of Corporation Shareholders, including any adjournment or postponement thereof in accordance with the terms of this Agreement, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution and for any other purpose as may be set out in the Corporation Circular and agreed to in writing by the Purchasers.
“Corporation Shares” means, collectively, the common shares and the variable voting shares in the capital of the Corporation.
“Corporation Shareholders” means the registered and/or beneficial holders of the Corporation Shares, as the context requires.
“Corporation’s Constating Documents” means the articles of arrangement and by‑laws of the Corporation and all amendments to such articles or by‑laws.
“Court” means the Superior Court of Québec (Commercial Division), or other court as applicable.
“Credit Agreement” means the third amended and restated credit agreement dated June 30, 2016 between CHL and the lenders named therein, among others, providing for a revolving operating credit facility with a borrowing base of up to $75,000,000 and having a maturity date of June 30, 2019.
“Credit Agreement Security” includes any assignment, mortgage, charge, pledge, lien, hypothec, or other encumbrance securing or in effect securing any obligation, conditional sale or title retention agreement or security interest whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, legal or equitable and whether perfected or not.
“CTA” means the Canada Transportation Act.
“Data Room” means the material contained in the virtual data room established by the Corporation as at 5:00 p.m. on October 30, 2017, the index of documents of which is appended to the Corporation Disclosure Letter.
“Depositary” means such Person as the Corporation may appoint to act as depositary in relation to the Arrangement, with the approval of each Purchaser, acting reasonably.
“Director” means the Director appointed pursuant to Section 260 of the CBCA.
“Dissent Rights” means the rights of dissent in respect of the Arrangement described in the Plan of Arrangement.
“Don Wall” has the meaning ascribed thereto in the preamble hereto.

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“DSU Plan” means the deferred share unit plan of the Corporation adopted as of September 21, 2012.
“DSUs” means the deferred share units issued or outstanding under the DSU Plan (including, for greater certainty, deferred share units issued or paid as dividend equivalents).
“D&O Insurance” has the meaning ascribed thereto in Section 4.11(1).
“Effective Date” means the date shown on the Certificate of Arrangement giving effect to the Arrangement.
“Effective Time” has the meaning ascribed thereto in the Plan of Arrangement.
“Engine” means any aircraft engine, whether or not from time to time installed on an Airframe or on any other aircraft, together, in each case, with any and all Parts incorporated or installed in or attached thereto and all documents, logbooks, manuals, maintenance and operating records, software licenses and all other data relating thereto.
“Environmental Laws” means all Laws and agreements with Governmental or Arbitral Entities and all other statutory requirements relating to public health and safety, noise control, pollution, reclamation or the protection of the environment, and all Authorizations issued pursuant to such Laws, agreements or other statutory requirements.
"executive officer" has the meaning specified in National Instrument 51-102 Continuous Disclosure Obligations of the Securities Authorities.
“Expense Reimbursement Payment” has the meaning ascribed thereto in Section 8.3(2).
“Fairness Opinion” means the opinion of KPMG to the effect that, as of the date of this Agreement, the Consideration to be received by the Corporation Shareholders is fair, from a financial point of view, to the Corporation Shareholders (other than Don Wall and his affiliates).
“Final Order” means the order of the Court approving the Arrangement in a form acceptable to the Corporation and the Purchasers, each acting reasonably, as such order may be amended by the Court (with the consent of the Corporation and each Purchaser, each acting reasonably) at any time prior to the Effective Date or as such order may be affirmed or amended on appeal (provided that any such amendment is satisfactory to each of the Corporation and each Purchaser, each acting reasonably).
“Financing” has the meaning ascribed thereto in paragraph 9 of Schedule F.
“Financing Commitments” has the meaning ascribed thereto in paragraph 9 of Schedule F.
“Formal Valuation” means the formal valuation of the Corporation Shares prepared by KPMG, the preparation and content of which comply in all material respects with the requirements of Regulation 61‑101 for a formal valuation in respect of the transactions contemplated herein and in the Plan of Arrangement.
“Governmental or Arbitral Entity” means (23) any international, multinational, national, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public

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department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau, minister, ministry, governor in council, cabinet, agency or instrumentality, domestic or foreign, (23) any subdivision or authority of any of the above, including any tribunal, commission, regulatory agency or self-regulatory organization, (23) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, (23) any stock exchange or (23) any arbitration panel or arbitrator deciding or resolving contractual disputes or interpreting any provisions of a Contract.
“Government Official” means any official, employee, or representative of any Governmental or Arbitral Entity or public international organization, any political party or employee thereof, or any candidate for political office.
“Hazardous Substance” means any solid, liquid, gas, odour, heat, sound, vibration, radiation or combination of them that may impair the natural environment, injure or damage property or plant or animal life or harm or impair the health of any individual and includes any contaminant, waste, or substance or material defined, prohibited, regulated or reportable pursuant to any Environmental Law.
“IFRS” means generally accepted accounting principles as set out in the CPA Canada Handbook – Accounting for an entity that prepares its financial statements in accordance with International Financial Reporting Standards, at the relevant time, applied on a consistent basis.
“Indemnified Persons” has the meaning ascribed thereto in Section 4.11(5).
“Intellectual Property” means all domestic and foreign intellectual property rights including: (23) inventions, patents, applications for patents and reissues, divisions, continuations, re‑examinations, renewals, extensions and continuations-in-part of patents or patent applications; (23) copyrights, copyright registrations and applications for copyright registration; (23) mask works, mask work registrations and applications for mask work registrations; (23) designs and similar rights, design registrations, design registration applications and integrated circuit topographies and similar rights; (23) trade names, business names, corporate names, domain names, website names and world wide web addresses, common law trade-marks, trade-mark registrations, trade mark applications, trade dress and logos, and the goodwill associated with any of the foregoing; (23) trade secrets, confidential information and know how; and (g) all drawings, sketches, correspondence, approval certificates (including supplemental type certificates, supplemental type approvals, limited supplemental type certificates, limited supplemental type approvals, repair design approvals, technical manuals and supplements, schematics, photographs and any other supporting engineering documentation pertaining such subject installations, modifications and/or repairs).
“Interim Order” means the interim order of the Court in a form acceptable to the Corporation and the Purchasers, each acting reasonably, providing for, among other things, the calling and holding of the Corporation Meeting, as such order may be amended by the Court with the consent of the Corporation and each Purchaser, each acting reasonably.
“International Aviation Authority” means the relevant Governmental or Arbitral Entity having jurisdiction over the Aircraft or which regulates and/or controls civil aviation under the laws of the country or state in which the Aircraft is then registered or having jurisdiction over the registration, airworthiness, licencing and operation of, or other matters relating to the Aircraft.

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“International Business” means all business conducted by the Corporation and/or its Subsidiaries outside of Canada, the United States of America, Norway, the Netherlands and Antarctica and including the business conducted by the Corporation and/or its Subsidiaries in New Zealand, Australia, the Philippines and Papua New Guinea.
“International Business Policies” has the meaning ascribed thereto in paragraph 18 of Schedule E.
“International Collective Agreements” means all collective bargaining agreements, union agreements, letters or memoranda of understanding or any other legally binding commitment to any trade union, labour organization, employee association or similar entity which impose obligations upon the International Business.
“International Employee Plans” means all material health, dental or other medical, life, disability or other insurance (whether insured or self-insured) welfare, mortgage insurance, employee loan, employee assistance, supplemental unemployment benefit, bonus, profit sharing, option, incentive, incentive compensation, deferred compensation, share purchase, share compensation, share appreciation, pension, retirement, savings, supplemental retirement, severance or termination pay, and other material plans, policies, agreements or arrangements for the benefit of International Employees, former employees, consultants or former consultants, directors or former directors engaged in the International Business, or their respective dependents or beneficiaries, which are maintained by or binding upon the Corporation or any of its Subsidiaries or in respect of which the Corporation or any of its Subsidiaries has any actual or potential liability, but excluding the Canada Pension Plan, any health or drug plan established and administered by a Province and workers’ compensation insurance provided by federal or provincial Laws or a comparable program established and administered outside Canada.
“International Employees” means all of the Corporation Employees that are employed in respect of the International Business.
“International Leased Personal Property” has the meaning ascribed thereto in paragraph 15 of Schedule E.
“International Leased Properties” has the meaning ascribed thereto in paragraph 13 of Schedule E.
“International Material Adverse Effect” means any change, event, occurrence, effect or circumstance that, individually or in the aggregate with other such changes, events, occurrences, effects or circumstances, is or would reasonably be expected to be material and adverse to the business, financial condition or results of operations of the International Subsidiaries, taken as a whole, except any such change, event, occurrence, effect or circumstance arising out of, relating to, resulting from or attributable to:

(a)	any change affecting any of the industries in which the Corporation or any of its Subsidiaries operate;

(b)
any change, development or condition in or relating to global, national or regional political conditions (including strikes, lockouts, riots or facility takeover for emergency purposes) or in general economic, business, banking, regulatory,

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currency exchange, interest rate, rates of inflation or market conditions or in national or global financial or capital markets;

(c)
any change, development or condition resulting from any act of sabotage or terrorism or any outbreak of hostilities or declared or undeclared war, or any escalation or worsening of such acts of sabotage, terrorism, hostilities or war;

(d)	any change in applicable generally accepted accounting principles, including IFRS;

(e)	any earthquake, flood or other natural disaster or outbreaks of illness;

(f)	any adoption, proposal, implementation or change in Law or any interpretation, application or non-application of any Laws by any Governmental or Arbitral Entity;

(g)
any matter which has been disclosed by the Corporation in the Corporation Disclosure Letter or in the Corporation Filings prior to the date hereof (it being understood that any change relating to any matter disclosed in the Corporation Disclosure Letter or in the Corporation Filings may be taken into account in determining whether an International Material Adverse Effect has occurred);

(h)	any labour strike, dispute, work slowdown or stoppage involving or threatened against the Corporation or its Subsidiaries;

(i)
any action taken (or omitted to be taken) by the Corporation or any of its Subsidiaries which is required to be taken (or omitted to be taken) pursuant to this Agreement or that is consented to by the International Purchaser in writing;

(j)
the execution, announcement, pendency or performance of this Agreement or consummation of the Arrangement, including any loss or threatened loss of, or adverse change or threatened adverse change in, the relationship of the Corporation or any of its Subsidiaries with any of its current or prospective employees, unions, shareholders, regulators, lenders, suppliers, contractual counterparties or other business partners;

(k)
the failure of the Corporation or any of its Subsidiaries to meet any internal, published or public projections, forecasts, guidance or estimates, including without limitation of revenues, earnings or cash flows (it being understood that the causes underlying such failure may be taken into account in determining whether an International Material Adverse Effect has occurred, provided that such causes are not referred to in clauses (a) to (h) above); or

(l)
any change in the market price or trading volume of any securities of the Corporation or any suspension of trading in securities generally on any securities exchange on which any securities of the Corporation trade (it being understood that the causes underlying such change or suspension may be taken into account in determining whether an International Material Adverse Effect has occurred, provided that such causes are not referred to in clauses (a) to (h) above);

provided, however, (23) if an effect referred to in clauses (a) through to and including (h) above, has a materially disproportionate effect on the Corporation and its International Subsidiaries, taken

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as a whole, relative to other comparable companies and entities operating in the industries in which the Corporation or any of its International Subsidiaries operate, such effect may be taken into account in determining whether an International Material Adverse Effect has occurred; and (23) references in certain Sections of this Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative for purposes of determining whether an International Material Adverse Effect has occurred.
“International Material Contract” means (23) any International Collective Agreement, (23) any Contract that if terminated or modified or if it ceased to be in effect, would reasonably be expected to have an International Material Adverse Effect; (23) any Contract relating directly or indirectly to the guarantee of any liabilities or obligations of any of the International Subsidiaries or the JV or to indebtedness for borrowed money of any of the International Subsidiaries or the JV in excess of $250,000 in the aggregate; (23) any Contract under which indebtedness of any of the International Subsidiaries in excess of $250,000 is or may become outstanding, other than any such Contract between two or more wholly-owned International Subsidiaries; (23) any Contract under which any of the International Subsidiaries is obligated to make or expects to receive payments in excess of $2 million on an annual basis or $4 million over the remaining term; (23) any Contract that creates an exclusive dealing arrangement or right of first offer or refusal with respect to any of the International Subsidiaries; (23) any Contract providing for the purchase, sale or exchange of, or option to purchase, sell or exchange, any property or asset by any of the International Subsidiaries where the purchase or sale price or agreed value or fair market value of such property or asset exceeds $250,000; (23) any Contract that limits or restricts in any material respect (A) the ability of any of the International Subsidiaries or the JV to engage in any line of business or carry on business in any geographic area, or (B) the scope of Persons to whom any of the International Subsidiaries or the JV may sell products or deliver services; (23) any Contract providing for the establishment, investment in, organization or formation of any joint venture, partnership or other revenue sharing arrangements by any of the International Subsidiaries in which the interest of the Corporation or any of the International Subsidiaries has a fair market value which exceeds $100,000; (23) any Contract relating to the provision of flight services to the offshore oil industry as part of the International Business; (23) any Contract to which any of the International Subsidiaries or the JV is a party or that relates to the International Business, to which an original equipment manufacturer of Aircraft and/or Parts is a party and such Contract relates to an Aircraft purchase; or (23) any other Contract that is material to the International Business.
“International Owned Personal Property” has the meaning ascribed thereto in paragraph 14 of Schedule E.
“International Owned Properties” has the meaning ascribed thereto in paragraph 13 of Schedule E.
“International Personal Property” means, collectively, the International Leased Personal Properties and the International Owned Personal Properties.
“International Purchaser” has the meaning ascribed thereto in the preamble hereto.
“International Real Property” means, collectively, the International Leased Properties and the International Owned Properties.

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“International Subsidiaries” means HNZ New Zealand Limited (including its HNZ Philippines and HNZ Papua New Guinea branches), HNZ Singapore Private Limited, HNZ Australia Holdings Pty Limited, HNZ Australia Pty Limited. and “International Subsidiary” means any one of them.
“JV” means PHI HNZ Australia Pty Limited.
“Law” means, with respect to any Person, any and all applicable law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, Award, order, injunction, judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated, rendered, issued, ordered or applied by a Governmental or Arbitral Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental or Arbitral Entity, as amended unless expressly specified otherwise.
“Lease” means a lease, an agreement to lease, a sublease, a license agreement or an occupancy or other agreement under which the Corporation or any of its Subsidiaries has the right to use or occupy any real property.
“Liens” means any mortgage, charge, pledge, encumbrance, hypothec, security interest, prior claim, lien (statutory or otherwise) assignment, option, right of first refusal, easement, mortgage, charge, indenture, deed of trust, statutory or deemed trust, right of way, restriction on the use of real property, encroachment, licence to third parties, lease to third parties, security agreement, deed of trust, collateral assignment, title retention, conditional sale, or any other encumbrance and other restriction or limitation on use of real or personal property or irregularities in title thereto, in each case, whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing.
“Locked-Up Shareholders” means each of the directors and executive officers of the Corporation and Sentry Investments Inc.
“LTIP” means the cash settled long‑term incentive plan of the Corporation adopted by the Corporation in 2012.
“LTIP Units” means the units issued or outstanding under the LTIP Plan.
“Matching Period” has the meaning ascribed thereto in Section 5.4(1)(e).
“Misrepresentation” has the meaning ascribed thereto under Securities Laws.
“officer” has the meaning ascribed thereto in the Securities Act (Québec).
“Ordinary Course” means, with respect to an action taken by the Corporation or its Subsidiaries or the JV, that such action is taken in the ordinary course of the normal day‑to‑day operations of the business of the Corporation and its Subsidiaries and the JV consistent with past practice.
“Outside Date” means February 28, 2018.
“Parties” means, collectively, the Corporation, the Purchasers and Don Wall, and “Party” means any one of them.

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“Parts” means, with respect to the Aircraft, any and all parts, accessories and assemblies for Aircraft including any and all avionics, furnishings, instruments, appurtenances, accessories, components, communication and radar equipment, main rotor blades, engines, transmissions, main rotor heads, tail rotor assemblies, intermediate gear boxes, servo actuators, nodal beams, skid tubes, cockpit voice recorders and other equipment of any kind or nature whatsoever (whether consumable, repairable or non-repairable, spare parts or otherwise), whether or not incorporated or installed in, attached to or forming part of any Aircraft at a particular time.
“Permitted Liens” means, as of any particular time and in respect of any Person, each of the following Liens:

(a)
the reservations, limitations, provisos and conditions expressed in the original grant from the Crown and recorded against title to real property and any statutory exceptions to title to real property;

(b)
inchoate or statutory liens of contractors, subcontractors, mechanics, workers, suppliers, materialmen, carriers and others in respect of the construction, maintenance, repair or operation of real or personal property, provided that such Liens are related to obligations not yet due or delinquent and in respect of which an adequate reserve has been made as required by applicable Law;

(c)
easements, servitudes, restrictions, restrictive covenants, party wall agreements, rights of way, licenses, permits and other similar rights in real property (including, without limiting the generality of the foregoing, easements, rights of way and agreements for sewers, drains, gas and water mains or electric light and power or telephone, telecommunications or cable conduits, poles, wires and cables) that do not, individually or in the aggregate, materially and adversely impair the current use and operation thereof (assuming its continued use in the manner in which it is currently used);

(d)
encroachments and minor defects or irregularities in title to any real property that do not, individually or in the aggregate, materially and adversely impair the current use and operation thereof (assuming its continued use in the manner in which it is currently used);

(e)	Liens for Taxes not yet due or delinquent or which are being contested in good faith by appropriate proceedings and in respect of which an adequate reserve has been made as required by Law;

(f)	Liens imposed by Law and incurred in the Ordinary Course for obligations not yet due or delinquent;

(g)
Liens in respect of pledges or deposits under workers’ compensation, social security or similar Laws, other than with respect to any amounts which are due or delinquent, unless such amounts are being contested in good faith by appropriate proceedings and in respect of which an adequate reserve has been made as required by applicable Law;

(h)	restrictions arising under applicable zoning and building by-laws and ordinances, airport zoning regulations, regulations made by public authorities having jurisdiction

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over the applicable real property and other restrictions affecting or controlling the use or development of any real property made by public authorities having jurisdiction over the applicable real property in each case that do not, individually or in the aggregate, have a material adverse effect on the value or materially and adversely impair the current use and operation of any such real property in the Ordinary Course;

(i)
agreements affecting real property with any municipal, provincial or federal governments or authorities and any public utilities, including (without limitation) subdivision agreements, development agreements, and site control agreements, in each case that do not, individually or in the aggregate, have a material adverse effect on the value or materially and adversely impair the current use and operation of any such real property (assuming its continued use in the manner in which it is currently used);

(j)	any notices of leases and licenses of occupation registered on title to the Canadian Real Property or International Real Property;

(k)	Liens as listed and described in Section 1.1 of the Corporation Disclosure Letter; and

(l)	purchase money liens and liens securing rental payments under capital lease arrangements.
“Person” includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental or Arbitral Entity), syndicate or other entity, whether or not having legal status.
“PHI Loan” means one or more loans to be made by the International Purchaser and/or one or more of its affiliates to the Canadian Purchaser, as contemplated by the PHI Loan Commitment Letter and the Plan of Arrangement, having an aggregate principal amount equal to $167,530,404.
“PHI Loan Commitment Letter” has the meaning ascribed thereto in paragraph 9 of Schedule F.
“Plan of Arrangement” means the plan of arrangement, substantially in the form set out in Schedule A, subject to any amendments or variations to such plan made in accordance with this Agreement and the Plan of Arrangement or made at the direction of the Court in the Final Order with the prior written consent of the Corporation and each Purchaser, each acting reasonably.
“Pre-Closing Reorganization” means the reorganization of the capital, assets and corporate structure (and all related transactions) of the Corporation and certain of its Subsidiaries, as set forth in Schedule H hereto;
“Process Guidelines” means the process guidelines provided by the Special Committee to Don Wall and acknowledged and agreed to by Don Wall on June 22, 2017.
“Purchasers” means the Canadian Purchaser and the International Purchaser and “Purchaser” means any one of them as the context requires.

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“Regulation 61-101” means Regulation 61-101 respecting Protection of Minority Security Holders in Special Transactions.
“Regulatory Approval” means any consent, waiver, permit, exemption, review, order, decision or approval of, or any registration and filing with, any Governmental or Arbitral Entity, or the expiry, waiver or termination of any waiting period imposed by Law or a Governmental or Arbitral Entity, in each case in connection with the Arrangement.
“Release” means any release, emission or discharge, including any spray, injection, inoculation, abandonment, deposit, spillage, leakage, seepage, pouring, emission, emptying, throwing, dumping, placing, exhausting, escape, leach, migration, dispersal, dispensing or disposal.
“Representatives” has the meaning ascribed thereto in Section 5.1(1).
“Securities Authority” means the Autorité des marchés financiers (Québec) and any other applicable securities commission or securities regulatory authority of a province or territory of Canada.
“Securities Laws” means the Securities Act (Québec) and any other applicable Canadian provincial and territorial securities Laws, rules, regulations and published policies thereunder.
“SEDAR” means the System for Electronic Document Analysis and Retrieval.
“Shareholder Rights Plan” means the amended and restated shareholder rights plan agreement between the Corporation and Computershare Trust Company of Canada dated April 3, 2017.
“Special Committee” means the special committee consisting of independent members of the Board formed in connection with the Arrangement and the other transactions contemplated by this Agreement.
“Subordinated Commitment Letter” has the meaning ascribed thereto in paragraph 9 of Schedule F.
“Subordinated Financing” has the meaning ascribed thereto in paragraph 9 of Schedule F.
“Subsidiary” has the meaning ascribed thereto in Section 1.1 of National Instrument 45-106 - Prospectus Exemptions.
“Superior Proposal” means any bona fide unsolicited written Acquisition Proposal to acquire, directly or indirectly, not less than all of the outstanding Corporation Shares or all or substantially all of the assets of the Corporation on a consolidated basis that did not result from a breach of Article 5 and: (23) that is reasonably capable of being completed without undue delay, taking into account all financial, legal, regulatory and other aspects of such Acquisition Proposal; (23) that is not subject to a financing condition and in respect of which it has been demonstrated to the satisfaction of the Board after the receipt of advice from its financial advisors and outside legal advisers, that adequate arrangements have been made in respect of any financing required to complete such Acquisition Proposal; (23) that is not subject to a due diligence and/or access condition; and (23) in respect of which the Board (or the Special Committee) determines, in its good faith judgment, after receiving the advice of its outside legal counsel and its financial advisors, that it would, if consummated in accordance with its terms (but without assuming away the risk of

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non-completion), result in a transaction which is more favourable, from a financial point of view, to Corporation Shareholders than the Arrangement.
“Superior Proposal Notice” has the meaning ascribed thereto in Section 5.4(1)(c).
“Tax Act” means the Income Tax Act (Canada).
“Taxes” means (23) any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever imposed by any Governmental or Arbitral Entity, whether computed on a separate, consolidated, unitary, combined or other basis, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gift, occupation, wealth, environment, net worth, indebtedness, surplus, sales, goods and services, harmonized sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, real or personal property, health, employee health, payroll, workers’ compensation, employment or unemployment, severance, social services, social security, education, utility, surtaxes, customs, import or export, and including all license and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions; (23) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental or Arbitral Entity on or in respect of amounts of the type described in clause (i) above or this clause (ii); (23) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (23) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of being a transferee or successor in interest to any party.
“Tax Returns” means any and all returns, reports, declarations, elections, notices, forms, designations, filings, and statements (including estimated tax returns and reports, withholding tax returns and reports, and information returns and reports), including any schedules thereto, filed or required to be filed in respect of Taxes.
“Terminating Party” has the meaning ascribed thereto in Section 4.10(3).
“Termination Fee” means $6,500,000.
“Termination Fee Event” has the meaning ascribed thereto in Section 8.2(1).
“Termination Notice” has the meaning ascribed thereto in Section 4.10(3).
“Third Party Beneficiaries” has the meaning ascribed thereto in Section 8.8(1).
“TSX” means Toronto Stock Exchange.
“Voting Agreements” means the voting agreements between the Canadian Purchaser, the International Purchaser and each of the Locked-Up Shareholders setting forth the terms and conditions upon which the Locked-Up Shareholders have agreed, among other things, to vote their Corporation Shares in favour of the Arrangement Resolution.

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“wilful breach” means a material breach of this Agreement that is a consequence of any act undertaken by the breaching Party with the actual knowledge that the taking of such act would, or would be reasonably expected to, cause a material breach of this Agreement.
“WSHL” has the meaning ascribed thereto in paragraph 10(g) of Schedule D.

1.2	Certain Rules of Interpretation
In this Agreement, unless otherwise specified:

(a)
Headings, etc. The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Agreement. The variances in the provisions of this Agreement, including the provisions relating to the representations and warranties of the Corporation in Article 3 and covenants of the Corporation in Article 4, as such provisions relate to (i) the Canadian Purchaser on the one hand, and (ii) the International Purchaser on the other hand, shall not affect in any way the meaning or interpretation of this Agreement; and such provisions relating to the Canadian Purchaser, shall be interpreted without reference to the generally corresponding provisions relating to the International Purchaser, and vice versa.

(b)	Currency. All references to dollars or to $ are references to Canadian dollars, unless specified otherwise.

(c)	Gender and Number. Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(d)
Phrasing. The words (23) “including”, “includes” and “include” mean “including (or includes or include) without limitation,” (23) “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of,” and (23) unless stated otherwise, “Article”, “Section”, “paragraph” and “Schedule” followed by a number or letter mean and refer to the specified Article, Section paragraph of or Schedule to this Agreement. The term “Agreement” and any reference in this Agreement to this Agreement or any other agreement or document includes, and is a reference to, this Agreement or such other agreement or document as it may have been, or may from time to time be, amended, restated, replaced, supplemented or novated and includes all schedules to it. The term “made available” means (i) copies of the subject materials were included in the Data Room, (ii) copies of the subject materials were provided to both of the Purchasers or their respective legal counsel or financial advisors, or (iii) the subject material was listed in the Corporation Disclosure Letter or referred to in the Data Room and copies were provided to both of the Purchasers.

(e)	Capitalized Terms. All capitalized terms used in any Schedule or in the Corporation Disclosure Letter have the meanings ascribed to them in this Agreement.

(f)
Knowledge. Where any representation or warranty is expressly qualified by reference to (i) the “knowledge of the Corporation”, it is deemed to refer to the actual knowledge of Keith Mullett and Matthew Wright, after due and diligent inquiry, and the actual knowledge of Don Wall; (ii) the “knowledge of the Canadian Purchaser”, it is deemed to refer to the actual knowledge of Don Wall, after due and diligent inquiry, and (iii) the “knowledge of the International Purchaser”, it is deemed to refer to the actual knowledge of Lance Bospflug and Trudy P. McConnaughhay, after due and diligent inquiry.

(g)
Statutes. Any reference to a statute refers to such statute and all rules, resolutions and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

(h)
Computation of Time. A period of time is to be computed as beginning on the day following the event that began the period and ending at 4:30 p.m. on the last day of the period, if the last day of the period is a Business Day, or at 4:30 p.m. on the next Business Day if the last day of the period is not a Business Day. If the date on which any action is required or permitted to be taken under this Agreement by a Person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day.

(i)	Time References. References to time are to local time, Montréal, Quebec.

(j)	Schedules. The schedules attached to this Agreement and the Corporation Disclosure Letter form an integral part of this Agreement for all purposes of it.

(k)
Corporation Disclosure Letter. The Corporation Disclosure Letter itself and all information contained in it is confidential information and may not be disclosed unless (i) it is required to be disclosed pursuant to Law unless such Law permits the Parties to refrain from disclosing the information for confidentiality or other purposes or (ii) a Party needs to disclose it in order to enforce or exercise its rights under this Agreement.

ARTICLE 2
THE ARRANGEMENT

2.1	Arrangement
The Parties agree that the Arrangement will be implemented in accordance with and subject to the terms and conditions of this Agreement and the Plan of Arrangement.

2.2	Interim Order
As soon as reasonably practicable after the date of this Agreement, the Corporation shall apply in a manner reasonably acceptable to each of the Purchasers pursuant to Section 192 of the CBCA and, in cooperation with each of the Purchasers, prepare, file and diligently pursue an application for the Interim Order, which must provide, among other things:

(a)	for the classes of Persons to whom notice is to be provided in respect of the Arrangement and the Corporation Meeting and for the manner in which such notice is to be provided;

(b)
that the required level of approval for the Arrangement Resolution shall be (i) two-thirds of the votes cast on such resolution by Corporation Shareholders present in person or represented by proxy at the Corporation Meeting, and (ii) a majority of the votes cast on such resolution by Corporation Shareholders (other than Corporation Shareholders the vote of which is required to be excluded from the minority approval vote under Part 8 of Regulation 61-101 with respect to the Arrangement) present in person or represented by proxy at the Corporation Meeting, voting in accordance with Part 8 of Regulation 61-101 or any exemption therefrom;

(c)	for the grant of Dissent Rights to those Corporation Shareholders who are registered Corporation Shareholders as contemplated in the Plan of Arrangement;

(d)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(e)	that the Corporation Meeting may be adjourned or postponed from time to time by the Corporation in accordance with the terms of this Agreement without the need for additional approval of the Court;

(f)
if a record date for the purposes of determining the Corporation Shareholders entitled to receive material and vote at the Corporation Meeting has been established prior to the application for the Interim Order, confirmation of the record date;

(g)
that the record date for the Corporation Shareholders entitled to notice of and to vote at the Corporation Meeting will not change in respect of any adjournment(s) of the Corporation Meeting, unless required by Law;

(h)
that, in all other respects, the terms, restrictions and conditions of the Corporation’s Constating Documents, including quorum requirements and all other matters, shall apply in respect of the Corporation Meeting; and

(i)	for such other matters as either Purchaser may reasonably require, subject to obtaining the prior consent of the Corporation, such consent not to be unreasonably withheld, conditioned or delayed.

2.3	The Corporation Meeting
The Corporation shall:

(a)
convene and conduct the Corporation Meeting in accordance with the Interim Order, the Corporation’s Constating Documents and Law as soon as reasonably practicable and in any event, subject to compliance by each of the Purchasers with Section 2.4(d), on or before January 8, 2018, set the record date for the Corporation Shareholders entitled to receive notice of and vote at the Corporation Meeting as promptly as practicable, and not adjourn, postpone or cancel (or propose the adjournment, postponement or cancellation of) the Corporation Meeting without the prior written consent of each of the Purchasers, except as required or permitted under Section 4.10(3) or Section 5.4(6) or as required for quorum purposes (in which case, the Corporation Meeting shall be adjourned and not cancelled) or as required by Law or by a Governmental or Arbitral Entity;

(b)
subject to the terms of this Agreement and compliance by the directors and officers of the Corporation with their fiduciary duties, use commercially reasonable efforts to solicit proxies in favour of the approval of the Arrangement Resolution and against any resolution submitted by any Person that is inconsistent with the Arrangement Resolution and the completion of any of the transactions contemplated by this Agreement, including, if so requested by either or both Purchaser(s), and at the expense of such Purchaser(s), using proxy solicitation services firms to solicit proxies in favour of the approval of the Arrangement Resolution and against any resolution submitted by any Person that is inconsistent with the Arrangement Resolution and the completion of any of the transactions contemplated by this Agreement;

(c)
provide each of the Purchasers with copies of or access to information regarding the Corporation Meeting generated by any proxy solicitation services firm retained by the Corporation, as requested from time to time by either of the Purchasers;

(d)	give notice to each of the Purchasers of the Corporation Meeting and allow each Purchaser’s representatives and legal counsel to attend the Corporation Meeting;

(e)
as promptly as reasonably practicable, advise each Purchaser, at such times as either Purchaser may reasonably request and at least on a daily basis on each of the last 10 Business Days prior to the date of the Corporation Meeting, as to the aggregate tally of the proxies received by the Corporation in respect of the Arrangement Resolution;

(f)
promptly advise each Purchaser of any material communication (written or oral) from or claims brought by (or threatened to be brought by) any Person in opposition to the Arrangement and any purported exercise or withdrawal of Dissent Rights by Corporation Shareholders;

(g)
not change the record date for the Corporation Shareholders entitled to vote at the Corporation Meeting in connection with any adjournment or postponement of the Corporation Meeting unless required by Law; and

(h)	not make any payment or settlement offer, or agree to any payment or settlement with respect to Dissent Rights, without the prior written consent of the Purchasers.

2.4	The Corporation Circular

(a)
Subject to each Purchaser’s compliance with Section 2.4(d), the Corporation shall as promptly as reasonably practicable prepare and complete, the Corporation Circular together with any other documents required by Law in connection with the Corporation Meeting, and the Corporation shall, promptly after obtaining the Interim Order, cause the Corporation Circular and such other documents to be filed and sent to each Corporation Shareholder and other Persons as required by the Interim Order and Law, in each case so as to permit the Corporation Meeting to be held by the date specified in Section 2.3.

(b)
The Corporation shall ensure that the Corporation Circular complies in all material respects with Law, does not contain any Misrepresentation (provided that the Corporation shall not be responsible for the accuracy of any information furnished by the Purchasers for purposes of inclusion in the Corporation Circular pursuant to Section 2.4(d)) and provides the Corporation Shareholders with sufficient information to permit them to form a reasoned judgement concerning the matters to be placed before the Corporation Meeting. Without limiting the generality of the foregoing, the Corporation Circular must include: (23) a copy of each of the Fairness Opinion and the Formal Valuation; (23) a statement that the Board has, after receiving legal and financial advice and the unanimous recommendation of the Special Committee, determined that the Arrangement is in the best interests of the Corporation and is fair to the Corporation Shareholders (other than Don Wall and his affiliates) and unanimously recommends (with interested directors abstaining from voting) that Corporation Shareholders (other than Don Wall and his affiliates) vote in favour of the Arrangement Resolution (the “Board Recommendation”), and (23) a statement that each Locked-Up Shareholder has agreed to vote all of such Person’s Corporation Shares in favour of the Arrangement Resolution, subject to the other terms of this Agreement and the Voting Agreement entered into between such Locked-Up Shareholder and the Purchasers.

(c)
The Corporation shall give each Purchaser and its respective legal counsel a reasonable opportunity to review and comment on drafts of the Corporation Circular and other related documents, and shall give reasonable consideration to any comments made by the Purchasers and their respective legal counsel, and agrees that (i) all information relating to Don Wall, the Canadian Purchaser or any of their affiliates, the Canadian Purchaser’s Bank Lender, the Canadian Purchaser’s Subordinated Lender or the Financing included in the Corporation Circular must be in a form and content satisfactory to the Canadian Purchaser, acting reasonably and (ii) all information relating to the International Purchaser, any of its affiliates or the PHI Loan included in the Corporation Circular must be in a form and content satisfactory to the International Purchaser, acting reasonably.

(d)
Each Purchaser shall provide in writing to the Corporation all information regarding itself and its affiliates, and, in the case of the Canadian Purchaser, the Canadian Purchaser’s Bank Lender, the Canadian Purchaser’s Subordinated Lender and the Financing, as required by the Interim Order or Laws for inclusion in the Corporation Circular or in any amendments or supplements to such Corporation Circular, and each Purchaser shall ensure that any such information provided by it does not include any Misrepresentation concerning such Purchaser or its affiliates and, in the case of the Canadian Purchaser, the Financing.

(e)
Each Purchaser shall indemnify and save harmless the Corporation and its Representatives from and against any and all liabilities, claims, demands, losses, costs, damages and expenses to which the Corporation or any of its Representatives may be subject or which the Corporation or any of its Representatives may suffer as a result of, or arising from, any Misrepresentation or alleged Misrepresentation contained in any information included in the Circular that was furnished by such Purchaser, its affiliates and their respective Representatives for inclusion in the Circular, including any order made, or any inquiry, investigation or Action instituted by any Securities Authority or other Governmental or Arbitral Entity based on such a Misrepresentation or alleged Misrepresentation.

(f)
Each Party shall promptly notify the others if it becomes aware that the Corporation Circular contains a Misrepresentation, or otherwise requires an amendment or supplement. The Parties shall co-operate in the preparation of any such amendment or supplement as required or appropriate, and the Corporation shall promptly mail, file or otherwise publicly disseminate any such amendment or supplement to the Corporation Shareholders and, if required by the Court or by Law, file the same with the Securities Authorities or any other Governmental or Arbitral Entity.

2.5	Final Order
If the Interim Order is obtained and the Arrangement Resolution is passed at the Corporation Meeting as provided for in the Interim Order, the Corporation shall take all steps necessary or desirable to submit the Arrangement to the Court and diligently pursue an application for the Final Order pursuant to Section 192 of the CBCA, as soon as reasonably practicable, but in any event not later than five (5) Business Days after the Arrangement Resolution is passed at the Corporation Meeting.

2.6	Court Proceedings
In connection with all Court proceedings relating to obtaining the Interim Order and the Final Order, the Corporation shall diligently pursue, and cooperate with the Purchasers in diligently pursuing, the Interim Order and the Final Order, and the Corporation will provide each Purchaser and its respective legal counsel with reasonable opportunity to review and comment upon drafts of all materials to be filed with the Court in connection with the Arrangement, prior to the service and filing of such materials, and will accept the reasonable comments of the Purchasers and their respective legal counsel with respect to any information required to be supplied by the Purchasers and included in such materials. The Corporation will ensure that all material filed with the Court in connection with the Arrangement is consistent in all material respects with the terms of this Agreement and the Plan of Arrangement. In addition, the Corporation will not object to legal counsel to either Purchaser making such submissions on the application for the Interim Order and the Final Order as such counsel considers appropriate, acting reasonably, provided the relevant Purchaser advises the Corporation of the nature of any such submissions prior to the hearing and such submissions are consistent with this Agreement and the Plan of Arrangement. The Corporation will also provide legal counsel to each Purchaser with copies of any notice and evidence served on the Corporation or its legal counsel in respect of the application for the Interim Order and Final Order or any appeal therefrom, and any notice, written or oral, indicating the intention of any Person to appeal, or oppose the granting of, the Interim Order or Final Order. The Corporation will not file any materials with the Court in connection with the Arrangement or serve any such materials, or agree to modify or amend any materials so filed or served, except as contemplated by this Agreement or with the Purchasers’ prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. The Corporation will oppose any proposal from any party that the Final Order contain any provision inconsistent with this Agreement, and if required by the terms of the Final Order or by Law to return to Court with respect to the Final Order, do so only after notice to, and in consultation and cooperation with, the Purchasers.

2.7	Articles of Arrangement and Effective Date

(1)	The Articles of Arrangement shall implement the Plan of Arrangement. The Articles of Arrangement shall include the Plan of Arrangement.

(2)
Unless another time or date is agreed to in writing by the Corporation and the Purchasers, the completion of the Arrangement (the “Closing”) will take place on the fifth (5th) Business Day after the satisfaction, or where not prohibited, the waiver by the applicable Party or Parties in whose favour the condition is, of the conditions set out in Article 6 (excluding conditions that, by their terms, are to be satisfied on the Effective Date, but subject to the satisfaction, or where not prohibited, the waiver by the applicable Party or Parties in whose favour the condition is, of those conditions as of the Effective Date), at the offices of McCarthy Tétrault LLP in Montréal, Quebec, at 8:00 a.m. (Montréal time), unless another time or date is agreed to in writing by the Corporation and the Purchasers; provided that the Corporation shall not be required to file the Articles of Arrangement unless the Corporation has received written confirmation, in form satisfactory to it, from the Depositary that it has received the funds referred to in Section 2.8. The Corporation shall file the Articles of Arrangement with the Director on the day of Closing.

(3)
The Corporation shall, prior to the receipt of the Interim Order, amend the Plan of Arrangement, at any time and from time to time, at the reasonable request of either Purchaser (with the consent of the other Purchaser, such consent not to be unreasonably withheld, conditioned or delayed), to modify any of its terms as determined to be necessary or desirable by such Purchaser, acting reasonably, provided that no such amendment: (i) is inconsistent with this Agreement, (ii) is prejudicial to the Affected Securityholders or the Corporation, or (iii) creates a risk of delaying, impairing or impeding in any material respect the satisfaction of any of the conditions set forth in Article 6.

2.8	Payment of Consideration
Prior to the filing by the Corporation of the Articles of Arrangement with the Director in accordance with Section 2.7(2):

(a)
the International Purchaser will provide, or cause to be provided, the Depositary with funds in escrow (the terms and conditions of such escrow to be satisfactory to the Corporation, the Canadian Purchaser and the International Purchaser, each acting reasonably) in an amount equal to the principal amount of the PHI Loan; and

(b)
the Canadian Purchaser will provide, or cause to be provided, the Depositary with sufficient funds in escrow (the terms and conditions of such escrow to be satisfactory to the Corporation, the Canadian Purchaser and the International Purchaser, each acting reasonably) equal to the Canadian Consideration, so that the Depositary will have sufficient funds to deliver the aggregate Consideration as provided in the Plan of Arrangement (other than with respect to Corporation Shareholders exercising Dissent Rights as provided in the Plan of Arrangement and Corporation Shares owned by the Canadian Purchaser or its affiliates).

2.9	Withholding Taxes
Each Purchaser, the Corporation and the Depositary shall be entitled to deduct and withhold from any consideration otherwise payable or otherwise deliverable to any Affected Securityholder under the Plan of Arrangement or this Agreement such amounts as either Purchaser, the Corporation or the Depositary, as applicable, are required or directed to deduct and withhold from such consideration under any provision of any Laws in respect of Taxes. Any such amounts will be deducted, withheld and remitted from the consideration payable pursuant to the Plan of Arrangement or this Agreement and shall be treated for all purposes under this Agreement as having been paid to the Affected Securityholder in respect of which such deduction, withholding and remittance was made.

2.10	List of Corporation Shareholders
Within seven (7) Business Days from the date of this Agreement and thereafter as soon as reasonably practicable following the reasonable request of either Purchaser from time to time, the Corporation shall provide such Purchaser with a list (in both written and electronic form) of the registered Corporation Shareholders, together with their addresses and respective holdings of Corporation Shares, a list of the names and addresses and holdings of all Persons having rights issued by the Corporation to acquire Corporation Shares, a list of all other Affected Securityholders and a list of non-objecting beneficial owners of Corporation Shares, together with their addresses and respective holdings of Corporation Shares, all as of a date that is as close as reasonably practicable prior to the date of delivery of such lists. The Corporation shall from time to time require that its registrar and transfer agent furnish either Purchaser with such additional information, including updated or additional lists of the Corporation Shareholders and lists of holdings and other assistance as such Purchaser may reasonably request.

2.11	Incentive Plan Matters
The Corporation and the Purchasers acknowledge that the outstanding DSUs under the DSU Plan and the outstanding LTIP Units under the LTIP shall be treated in accordance with the provisions of the Plan of Arrangement, and the Corporation shall take all such reasonable steps as may be necessary or desirable to give effect to the foregoing.

2.12	Don Wall Guarantee
Don Wall unconditionally and irrevocably guarantees and covenants and agrees to be liable on a solidary basis with the Canadian Purchaser for the due and punctual performance of each and every obligation of the Canadian Purchaser arising under this Agreement and the Plan of Arrangement, including the payment of the Canadian Consideration in accordance with the terms of this Agreement and the Arrangement. Don Wall shall cause the Canadian Purchaser to comply with all of the Canadian Purchaser’s obligations under or relating to the Arrangement and the transactions contemplated hereunder and Don Wall agrees that any other Party shall not have to proceed first against the Canadian Purchaser for such performance before exercising its rights under this guarantee. Notwithstanding this Section 2.12 or any other provision of this Agreement, the obligations and liability of Don Wall under this Section 2.12 shall not exceed, in the aggregate, the amount of the Canadian Consideration.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Corporation

(1)
Except as disclosed in the Corporation Filings or in the correspondingly numbered section of the Corporation Disclosure Letter (which disclosure shall also apply against any other representations and warranties to which it is reasonably apparent it should relate), the Corporation represents and warrants to the Purchasers as set forth in Schedule C and acknowledges and agrees that each Purchaser is relying upon such representations and warranties in connection with the entering into of this Agreement and the consummation of the Arrangement.

(2)
Except as disclosed in the Corporation Filings or in the correspondingly numbered section of the Corporation Disclosure Letter (which disclosure shall also apply against any other representations and warranties to which it is reasonably apparent it should relate), the Corporation represents and warrants to the Canadian Purchaser as set forth in Schedule D and acknowledges and agrees that the Canadian Purchaser is relying upon such representations and warranties in connection with the entering into of this Agreement and the consummation of the Arrangement.

(3)
Except as disclosed in the Corporation Filings or in the correspondingly numbered section of the Corporation Disclosure Letter (which disclosure shall also apply against any other representations and warranties to which it is reasonably apparent it should relate), the Corporation represents and warrants to the International Purchaser as set forth in Schedule E and acknowledges and agrees that the International Purchaser is relying upon such representations and warranties in connection with the entering into of this Agreement and the consummation of the Arrangement.

(4)
Except for the representations and warranties set forth in this Agreement, neither the Corporation nor any other Person has made or makes any other express or implied representation and warranty, either written or oral, on behalf of the Corporation.

(5)
The representations and warranties of the Corporation contained in this Agreement shall not survive the completion of the Arrangement or the termination of this Agreement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

(6)
Any investigation by the International Purchaser or its Representatives, as applicable, shall not mitigate, diminish or affect the representations and warranties of the Corporation pursuant to this Section 3.1.

3.2	Representations and Warranties of the Canadian Purchaser and Don Wall

(1)
Each of the Canadian Purchaser and Don Wall represents and warrants to the Corporation and the International Purchaser as set forth in Schedule F and acknowledges and agrees that the Corporation and the International Purchaser is relying upon such representations and warranties in connection with the entering into of this Agreement and the consummation of the Arrangement.

(2)
Except for the representations and warranties set forth in this Agreement, none of the Canadian Purchaser, Don Wall or any other Person has made or makes any other express or implied representation and warranty, either written or oral, on behalf of the Canadian Purchaser or Don Wall.

(3)
The representations and warranties of the Canadian Purchaser and Don Wall contained in this Agreement shall not survive the completion of the Arrangement or the termination of this Agreement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

(4)
Any investigation by the Corporation, the International Purchaser or their respective Representatives shall not mitigate, diminish or affect the representations and warranties of the Canadian Purchaser pursuant to this Section 3.2.

3.3	Representations and Warranties of the International Purchaser

(1)
The International Purchaser represents and warrants to each of the Corporation and the Canadian Purchaser as set forth in Schedule G and acknowledges and agrees that each of the Corporation and the Canadian Purchaser is relying upon such representations and warranties in connection with the entering into of this Agreement and the consummation of the Arrangement.

(2)
Except for the representations and warranties set forth in this Agreement, neither the International Purchaser nor any other Person has made or makes any other express or implied representation and warranty, either written or oral, on behalf of the International Purchaser.

(3)
The representations and warranties of the International Purchaser contained in this Agreement shall not survive the completion of the Arrangement or the termination of this Agreement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

(4)
Any investigation by the Corporation, the Canadian Purchaser, Don Wall or their respective Representatives shall not mitigate, diminish or affect the representations and warranties of the International Purchaser pursuant to this Section 3.3.

ARTICLE 4
COVENANTS

4.1	Covenants of the Corporation to the Canadian Purchaser

(1)
The Corporation covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except: (23) with the prior written consent of the Canadian Purchaser, such consent not to be unreasonably withheld, delayed or conditioned; (23) as expressly authorized by Don Wall in his capacity as an officer of the Corporation or any of its Subsidiaries provided that where such action or inaction was the subject of authorization or approval by the Board, that Don Wall supported or voted in favour of the taking of such action or inaction; (23) as required or permitted by this Agreement; (23) as required by Law; or (23) as contemplated by Section 4.1(1) of the Corporation Disclosure Letter, the Corporation shall, and shall cause each of its Subsidiaries to, conduct the Canadian Business in the Ordinary Course and in accordance with Laws, and the Corporation shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to maintain and preserve its Subsidiaries’ business organization, assets (including Aircraft), properties, employees, goodwill and business relationships with customers, suppliers, partners and other Persons with which it and/or its Subsidiaries have material business relations, in each case, that are related to the Canadian Business.

(2)
Without limiting the generality of Section 4.1(1), the Corporation covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except: (23) with the prior written consent of the Canadian Purchaser, such consent not to be unreasonably withheld, delayed or conditioned; (23) as expressly authorized by Don Wall in his capacity as an officer of the Corporation or any of its Subsidiaries provided that where such action or inaction was the subject of authorization or approval by the Board, that Don Wall supported or voted in favour of the taking of such action or inaction; (23) as required or permitted by this Agreement; (23) as required by Law; or (23) as contemplated by the Corporation Disclosure Letter, the Corporation shall not and shall not permit any of its Subsidiaries to, directly or indirectly:

(a)	amend any of the Corporation’s Constating Documents or the articles of incorporation, articles of amalgamation, by-laws or similar organizational documents of any of its Canadian Subsidiaries;

(b)
split, combine or reclassify or amend the terms of any shares of the Corporation or of any Canadian Subsidiary or declare, set aside or pay any dividends or make any other distributions (whether in cash, stock or property or any combination thereof);

(c)	redeem, repurchase, or otherwise acquire or offer to redeem, repurchase or otherwise acquire any shares of capital stock of the Corporation or any of its Canadian Subsidiaries;

(d)
issue, grant, deliver, sell, pledge, hypothecate or otherwise encumber, or authorize the issuance, grant, delivery, sale, pledge, hypothecation or other encumbrance of, any shares of capital stock or any options, warrants or similar rights exercisable or exchangeable for or convertible into such capital stock or payable by reference to the value of such capital stock, of the Corporation or any of its Canadian Subsidiaries, except for the issuance of DSUs and LTIP Units in the Ordinary Course and in accordance with past practice or cash bonuses in lieu thereof;

(e)
acquire or have any Canadian Subsidiary acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, in one transaction or in a series of related transactions, any assets, securities, properties, interests or businesses having a cost, on a per transaction or series of related transactions basis, in excess of $500,000 and subject to a maximum of $500,000 for all such transactions, other than Ordinary Course acquisitions of inventory or Ordinary Course acquisitions under procurement contracts;

(f)
sell, lease, license, assign, let lapse, abandon, exchange, mortgage, pledge, hypothecate or otherwise transfer or dispose of, directly or indirectly, in one transaction or in a series of related transactions, any of the assets relating to the Canadian Business which have a value greater than $500,000 in the aggregate, other than (23) the sale, lease, disposition or other transfer of inventories or other assets in the Ordinary Course; (23) the sale, lease, disposition or other transfer of inventories or other assets between the Corporation and any of its wholly-owned Canadian Subsidiaries or between its wholly-owned Canadian Subsidiaries; or (23) in respect of obsolete, damaged or destroyed assets or assets that have an immaterial value or are no longer required for the Ordinary Course operations of the Canadian Business;

(g)
make, or have any Canadian Subsidiary make, any capital expenditure or commitment (i) that is unrelated to the Canadian Business or (ii) which, in any fiscal year, is not provided for in the annual budget of the Corporation in respect of the Canadian Business approved by the Board for the applicable fiscal year and which has been made available to the Canadian Purchaser or of which Don Wall has actual knowledge as of the date hereof;

(h)	reorganize, restructure, recapitalize, amalgamate or merge the Corporation or any Canadian Subsidiary;

(i)	adopt a plan of liquidation or resolutions providing for the liquidation, dissolution or winding up of the Corporation or any Canadian Subsidiary;

(j)
make or have any Canadian Subsidiary make any material Tax Return, settle or compromise any material Tax claim, assessment, reassessment or liability, file any materially amended Tax Return, file any notice of appeal or otherwise initiate any Action with respect to Taxes, enter into any material agreement with a Governmental or Arbitral Entity with respect to Taxes, surrender any right to claim a material Tax abatement, reduction, deduction, exemption, credit or refund, consent to the extension or waiver of the limitation period applicable to any material Tax matter or materially amend or change any of its methods of reporting income, deductions or accounting for income Tax purposes except as may be required by Law;

(k)
prepay any long-term indebtedness of the Corporation or any Canadian Subsidiary before its scheduled maturity, other than repayments of indebtedness under credit facilities, provided that no material breakage or other costs or penalties are payable in connection with any such prepayment;

(l)
have the Corporation or any Canadian Subsidiary create, incur, assume or otherwise become liable, in one transaction or in a series of related transactions, with respect to any indebtedness for borrowed money or guarantees thereof in an amount, on a per transaction or series of related transactions basis, in excess of $100,000, other than: (23) in connection with the refinancing of indebtedness outstanding on the date hereof in the Ordinary Course; (23) in connection with advances or drawdowns under the Corporation’s or any Canadian Subsidiary’s existing credit facilities in the Ordinary Course; (23) in connection with borrowing for working capital purposes in the Ordinary Course; or (23) the provision of letters of credit or surety bonds required under any Contract in effect on the date hereof and made available to the Canadian Purchaser; provided that any indebtedness created, incurred, assumed or for which the Corporation or any Canadian Subsidiary becomes liable in accordance with the foregoing shall be prepayable at the Effective Time without premium, penalty or other incremental costs (including breakage costs) in excess of $100,000 in the aggregate;

(m)	make or have any Canadian Subsidiary make any loan or advance to any Person, other than the Corporation or another Canadian Subsidiary;

(n)
make or have a Canadian Subsidiary make any material change in the Corporation’s accounting principles, except as required by concurrent changes in IFRS, or pursuant to written instructions, comments or orders of a Securities Authority;

(o)	except in the Ordinary Course or as required under the terms of any Canadian Collective Agreement, grant any increase in the rate of wages, salaries and bonuses of Canadian Employees;

(p)
enter into any collective agreement, union agreement or similar Contract with any trade union, labour organization, employee association or similar entity that would apply to the Canadian Business, or amend, modify, terminate or waive any right under the Canadian Collective Agreements or agree to any such amendment, modification, termination or waiver of rights;

(q)
(i) increase any severance, change of control or termination pay to (or amend any existing Contract in this regard from that in effect on the date hereof with) any Canadian Employee or any director of the Corporation or a Canadian Subsidiary; (ii) increase the benefits payable under any existing severance or termination pay policies with any Canadian Employee or any director of the Corporation or any Canadian Subsidiary; or (iii) enter into or amend any employment, deferred compensation or other similar Contract (or amend any such existing Contract) with any Canadian Employee or any director of the Corporation or its Canadian Subsidiaries;

(r)	adopt any new Canadian Employee Plan or amend or modify, in any material way, an existing Canadian Employee Plan;

(s)
commence, waive, release, assign, discharge, settle or compromise any Actions (i) in which the Corporation or any Canadian Subsidiary is a party or in respect of which the Corporation or any Canadian Subsidiary has provided or may have to provide indemnification or that otherwise negatively impact the Corporation or any Canadian Subsidiary, other than Actions not in excess of an amount of $200,000 in the aggregate, or (ii) which would reasonably be expected to impede, prevent or delay the consummation of the transactions contemplated by this Agreement;

(t)
amend or modify in any material respect or terminate or waive any material right under any Canadian Material Contract, except in the Ordinary Course, or enter into any contract or agreement that would be a Canadian Material Contract if in effect on the date hereof;

(u)
abandon or fail to diligently pursue any application for any material Authorizations relating to the Canadian Business or take any action, or fail to take any action, that could lead to the termination of any material Authorizations relating to the Canadian Business;

(v)
except as contemplated herein, amend, modify, terminate, cancel or let lapse any material insurance (or re-insurance) policy of the Corporation or any Canadian Subsidiary or otherwise relating to the Canadian Business in effect on the date of this Agreement unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re‑insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the terminated, cancelled or lapsed policies for substantially similar premiums and with substantially similar deductibles are in full force and effect;

(w)
make any change or modification to any Engine or major Part relating to an Aircraft used in the conduct of the Canadian Business, except in the Ordinary Course where (A) (i) the value of the Engine or Part is not decreased and (ii) such change or modification would not result in the Engine that was on wing at the time the information regarding the Aircraft was made available to the Canadian Purchaser not being on wing or part of the inventory of the Corporation or a Canadian Subsidiary at the Effective Time, or (B) such Engine or major Part is exchanged for or replaced by a substantially equivalent Engine or major Part of equal or greater value;

(x)
enter into or terminate any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or similar financial instruments relating to the Canadian Business or to which the Corporation or any Canadian Subsidiary is a party, other than in the Ordinary Course;

(y)
knowingly: (i) take any action, (ii) permit any inaction, or (iii) enter into any transaction, other than in the Ordinary Course or in connection with the Pre-Closing Reorganization or any Additional Reorganization, that, in each case, could reasonably be expected to have the effect of materially reducing or eliminating the amount of the tax cost “bump” pursuant to paragraphs 88(1)(c) and 88(1)(d) of the Tax Act in respect of the securities of any affiliates or Subsidiaries of the Corporation and other non-depreciable capital property owned by the Corporation or any of its Subsidiaries on the date hereof, upon an amalgamation or winding up of the Corporation or any of its Subsidiaries (or any of their respective successors); or

(z)	authorize, agree, resolve or otherwise commit to do any of the foregoing.

(3)
The Corporation covenants and agrees with the Canadian Purchaser that until the Effective Date the Corporation and its Subsidiaries will (i) duly and timely file with the appropriate Governmental or Arbitral Entity all material Tax Returns required to be filed by any of them, which shall be correct and complete in all material respects, and (ii) pay, withhold, collect and remit to the appropriate Governmental or Arbitral Entity in a timely fashion all amounts required to be so paid, withheld, collected or remitted. The Corporation shall keep the Canadian Purchaser reasonably informed of any material events, discussions, notices or changes with respect to any Tax or regulatory investigation or any other investigation by a Governmental or Arbitral Entity or action involving the Corporation or any of its Subsidiaries (other than ordinary course communications which could not reasonably be expected to be material to the Corporation, the Canadian Business or the International Business).

4.2	Covenants of the Corporation to the International Purchaser

(1)
The Corporation covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except: (23) with the prior written consent of the International Purchaser, such consent not to be unreasonably withheld, delayed or conditioned; (23) as required or permitted by this Agreement; (23) as required by Law; or (23) as contemplated by Section 4.2(1) of the Corporation Disclosure Letter, the Corporation shall, and shall cause each of its Subsidiaries to, conduct the International Business in the Ordinary Course and in accordance with Laws, and the Corporation shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to maintain and preserve its Subsidiaries’ business organization, assets (including Aircraft), properties, employees, goodwill and business relationships with customers, suppliers, partners and other Persons with which it and/or its Subsidiaries have material business relations, in each case, that are related to the International Business.

(2)
Without limiting the generality of Section 4.2(1), the Corporation covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except: (23) with the prior written consent of the International Purchaser, such consent not to be unreasonably withheld, delayed or conditioned; (23) as required or permitted by this Agreement; (23) as required by Law; or (23) as contemplated by the Corporation Disclosure Letter, the Corporation shall not and shall not permit any of its Subsidiaries to, directly or indirectly:

(a)	amend the articles of incorporation, articles of amalgamation, by-laws or similar organizational documents of the Corporation or any International Subsidiary;

(b)
split, combine or reclassify or amend the terms of any shares of the Corporation or any International Subsidiary or declare, set aside or pay any dividends or make any other distributions (whether in cash, stock or property or any combination thereof);

(c)	redeem, repurchase, or otherwise acquire or offer to redeem, repurchase or otherwise acquire any shares of capital stock of any International Subsidiary;

(d)
issue, grant, deliver, sell, pledge, hypothecate or otherwise encumber, or authorize the issuance, grant, delivery, sale, pledge, hypothecation or other encumbrance of, any shares of capital stock or any options, warrants or similar rights exercisable or exchangeable for or convertible into such capital stock or payable by reference to the value of such capital stock, of the Corporation or any International Subsidiary;

(e)
have any International Subsidiary acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, in one transaction or in a series of related transactions, any assets, securities, properties, interests or businesses having a cost, on a per transaction or series of related transactions basis, in excess of $500,000 and subject to a maximum of $500,000 for all such transactions, other than Ordinary Course acquisitions of inventory or Ordinary Course acquisitions under procurement contracts;

(f)
sell, lease, license, assign, let lapse, abandon, exchange, mortgage, pledge, hypothecate or otherwise transfer or dispose of, directly or indirectly, in one transaction or in a series of related transactions, any of the assets relating to the International Business which have a value greater than $500,000 in the aggregate, other than (23) the sale, lease, disposition or other transfer of inventories or other assets in the Ordinary Course; (23) the sale, lease, disposition or other transfer of inventories or other assets between the International Subsidiaries; or (23) in respect of obsolete, damaged or destroyed assets or assets that have an immaterial value or are no longer required for the Ordinary Course operations of the International Business;

(g)
have any International Subsidiary make any capital expenditure or commitment (i) that is unrelated to the International Business or (ii) which, in any fiscal year, is not provided for in the annual budget of the Corporation in respect of the International Business approved by the Board for the applicable fiscal year and which has been made available to the International Purchaser;

(h)	reorganize, restructure, recapitalize, amalgamate or merge the Corporation or any International Subsidiary;

(i)	adopt a plan of liquidation or resolutions providing for the liquidation, dissolution or winding up of the Corporation or any International Subsidiary;

(j)
have any International Subsidiary make any material Tax Return, settle or compromise any material Tax claim, assessment, reassessment or liability, file any materially amended Tax Return, file any notice of appeal or otherwise initiate any Action with respect to Taxes, enter into any material agreement with a Governmental or Arbitral Entity with respect to Taxes, surrender any right to claim a material Tax abatement, reduction, deduction, exemption, credit or refund, consent to the extension or waiver of the limitation period applicable to any material Tax matter or materially amend or change any of its methods of reporting income, deductions or accounting for income Tax purposes except as may be required by Law;

(k)
prepay any long-term indebtedness of any International Subsidiary before its scheduled maturity, other than repayments of indebtedness under credit facilities, provided that no material breakage or other costs or penalties are payable in connection with any such prepayment;

(l)
have any International Subsidiary create, incur, assume or otherwise become liable, in one transaction or in a series of related transactions, with respect to any indebtedness for borrowed money or guarantees thereof in an amount, on a per transaction or series of related transactions basis, in excess of $100,000, other than: (23) in connection with the refinancing of indebtedness outstanding on the date hereof in the Ordinary Course; (23) in connection with advances or drawdowns under any International Subsidiary’s existing credit facilities in the Ordinary Course; (23) in connection with borrowing for working capital purposes in the Ordinary Course; or (23) the provision of letters of credit or surety bonds required under any Contract in effect on the date hereof and made available to the International Purchaser; provided that any indebtedness created, incurred, assumed or for which any International Subsidiary becomes liable in accordance with the foregoing shall be prepayable at the Effective Time without premium, penalty or other incremental costs (including breakage costs) in excess of $100,000 in the aggregate;

(m)	have any International Subsidiary make any loan or advance to any Person, other than another International Subsidiary;

(n)	except in the Ordinary Course or as required under the terms of any International Collective Agreement, grant any increase in the rate of wages, salaries and bonuses of International Employees;

(o)
enter into any collective agreement, union agreement or similar Contract with any trade union, labour organization, employee association or similar entity that would apply to the International Business, or amend, modify, terminate or waive any right under the International Collective Agreements or agree to any such amendment, modification, termination or waiver of rights;

(p)
(i) increase any severance, change of control or termination pay to (or amend any existing Contract in this regard from that in effect on the date hereof with) any International Employee or any director of an International Subsidiary; (ii) increase the benefits payable under any existing severance or termination pay policies with any International Employee or any director of an International Subsidiary; or (iii) enter into or amend any employment, deferred compensation or other similar Contract (or amend any such existing Contract) with any International Employee or any director of an International Subsidiary;

(q)	adopt any new International Employee Plan or amend or modify, in any material way, an existing International Employee Plan;

(r)
commence, waive, release, assign, discharge, settle or compromise any Actions (i) in which any International Subsidiary is a party or in respect of which any International Subsidiary has provided or may have to provide indemnification or that otherwise negatively impact any International Subsidiary, other than Actions not in excess of an amount of $200,000 in the aggregate, or (ii) which would reasonably be expected to impede, prevent or delay the consummation of the transactions contemplated by this Agreement;

(s)
amend or modify in any material respect or terminate or waive any material right under any International Material Contract, except in the Ordinary Course, or enter into any contract or agreement that would be an International Material Contract if in effect on the date hereof;

(t)
abandon or fail to diligently pursue any application for any material Authorizations relating to the International Business or take any action, or fail to take any action, that could lead to the termination of any material Authorizations relating to the International Business;

(u)
except as contemplated herein, amend, modify, terminate, cancel or let lapse any material insurance (or re-insurance) policy of any International Subsidiary or otherwise relating to the International Business in effect on the date of this Agreement unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re‑insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the terminated, cancelled or lapsed policies for substantially similar premiums and with substantially similar deductibles are in full force and effect;

(v)	make any material change in any International Subsidiary’s methods of accounting, except as required by concurrent changes in IFRS;

(w)
make any change or modification to any Engine or major Part relating to an Aircraft used in the conduct of the International Business, except in the Ordinary Course where (A) (i) the value of the Engine or Part is not decreased and (ii) such change or modification would not result in the Engine that was on wing at the time the information regarding the Aircraft was made available to the International Purchaser not being on wing or part of the inventory of an International Subsidiary at the Effective Time, or (B) such Engine or major Part is exchanged for or replaced by a substantially equivalent Engine or major Part of equal or greater value;

(x)
enter into or terminate any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or similar financial instruments relating to the International Business or to which any International Subsidiary is a party, other than in the Ordinary Course;

(y)
knowingly: (i) take any action, (ii) permit any inaction, or (iii) enter into any transaction, other than in the Ordinary Course or in connection with the Pre-Closing Reorganization or any Additional Reorganization, that, in each case, could reasonably be expected to have the effect of materially reducing or eliminating the amount of the tax cost “bump” pursuant to paragraphs 88(1)(c) and 88(1)(d) of the Tax Act in respect of the securities of any affiliates or Subsidiaries of the Corporation and other non-depreciable capital property owned by the Corporation or any of its Subsidiaries on the date hereof, upon an amalgamation or winding up of the Corporation or any of its Subsidiaries (or any of their respective successors); or

(z)	authorize, agree, resolve or otherwise commit to do any of the foregoing.

(3)
The Corporation covenants and agrees with the International Purchaser that until the Effective Date the Corporation and its Subsidiaries will (i) duly and timely file with the appropriate Governmental or Arbitral Entity all material Tax Returns required to be filed by any of them, which shall be correct and complete in all material respects, and (ii) pay, withhold, collect and remit to the appropriate Governmental or Arbitral Entity in a timely fashion all amounts required to be so paid, withheld, collected or remitted. The Corporation shall keep the International Purchaser reasonably informed of any material events, discussions, notices or changes with respect to any Tax or regulatory investigation or any other investigation by a Governmental or Arbitral Entity or action involving the Corporation or any of its Subsidiaries (other than ordinary course communications which could not reasonably be expected to be material to the Corporation, the Canadian Business or the International Business).

4.3	Covenants of Purchasers Regarding Interim Period Consents

(1)
The Canadian Purchaser hereby designates Don Wall as the Person from whom the Corporation may seek approval to undertake any actions not permitted to be taken under Section 4.1 and will ensure that he will respond, on behalf of the Canadian Purchaser, to the Corporation’s requests in a reasonably timely manner.

(2)
The International Purchaser hereby designates Lance Bospflug and Trudy McConnaughhay as the Persons from either of whom the Corporation may seek approval to undertake any actions not permitted to be taken under Section 4.2 and will ensure that such Persons will respond, on behalf of the International Purchaser, to the Corporation’s requests in a reasonably timely manner.

4.4	Covenants Relating to the Arrangement

(1)
Subject to Section 4.5, each of the Corporation, the Canadian Purchaser and the International Purchaser shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do or cause to be done all things required or advisable under Law to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement, including:

(a)
using commercially reasonable efforts to satisfy, or cause the satisfaction of, all conditions precedent in this Agreement and take all steps set forth in the Interim Order and Final Order applicable to it and comply promptly with all requirements imposed by Law on it or its Subsidiaries with respect to this Agreement or the Arrangement;

(b)
using commercially reasonable efforts to obtain, as soon as practicable following execution of this Agreement, and maintain all applicable third party or other consents, waivers, permits, exemptions, orders, approvals, agreements, amendments or confirmations that are (23) necessary to be obtained under the Canadian Material Contracts or the International Material Contracts in connection with the Arrangement or this Agreement, or (23) required in order to maintain the Canadian Material Contracts and the International Material Contracts in full force and effect following completion of the Arrangement, in the case of the Canadian Material Contracts, on terms that are reasonably satisfactory to the Canadian Purchaser, and in the case of the International Material Contracts, on terms that are reasonably satisfactory to the International Purchaser;

(c)
using commercially reasonable efforts to oppose, lift or rescind any Award seeking to restrain, enjoin or otherwise prohibit or delay or otherwise adversely affect the consummation of the Arrangement and defend, or cause to be defended, any Actions to which it is a party or brought against it or its directors or officers challenging the Arrangement or this Agreement; and

(d)
not taking any action, or refrain from taking any commercially reasonable action, or permitting any action to be taken or not taken, which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Arrangement or the transactions contemplated by this Agreement.

(2)	The Corporation shall promptly notify each Purchaser in writing of:

(a)	any Canadian Material Adverse Effect or any International Material Adverse Effect;

(b)
any notice or other written communication from any Person (A) alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person (or another Person) is or may be required in connection with this Agreement or the Arrangement, or (B) to the effect that such Person is terminating or otherwise materially adversely modifying its relationship with the Corporation or any of its Subsidiaries or the JV as a result of the Arrangement or this Agreement;

(c)
any notice or other material communication from any Governmental or Arbitral Entity in connection with this Agreement (and the Corporation shall contemporaneously provide a copy of any written notice or communication to the Purchasers); or

(d)
any material filings, actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving the Corporation or any of its Subsidiaries or the JV that relate to this Agreement or the Arrangement.

(3)
Each Purchaser shall promptly notify the other Parties in writing of any material filings, actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving it and that relate to this Agreement or the Arrangement.

4.5	Regulatory Approvals

(1)
As soon as reasonably practicable after the date hereof, the Corporation and each Purchaser or, where appropriate, all Parties jointly, shall make all notifications, filings, applications and submissions with any Governmental or Arbitral Entity required or advisable and shall use commercially reasonable efforts to obtain and maintain such Regulatory Approvals reasonably deemed by the Corporation or either Purchaser to be necessary to discharge their respective obligations under this Agreement or otherwise advisable under Laws in connection with the Arrangement and this Agreement.

(2)	If it is determined that any Regulatory Approval is to be obtained, the Corporation and each Purchaser will:

(a)
cooperate with one another in preparing all applications and filings for the Regulatory Approval and in connection with obtaining the Regulatory Approval, including providing or submitting on a timely basis all documentation and information that is required, or in the reasonable opinion of the Corporation or either Purchaser, advisable, in connection with obtaining the Regulatory Approval;

(b)
permit the other Parties to review in advance any proposed applications, notices, filings and submissions to Governmental or Arbitral Entities (including responses to requests for information and inquiries from any Governmental or Arbitral Entity) in respect of obtaining or concluding the Regulatory Approvals, and provide the other Parties with a reasonable opportunity to comment thereon and consider those comments in good faith;

(c)
promptly provide the other Parties with any filed copies of applications, notices, filings and submissions (including responses to requests for information and inquiries from any Governmental or Arbitral Entity) that were submitted to a Governmental or Arbitral Entity in respect of obtaining or concluding the Regulatory Approval;

(d)
promptly notify the other Parties if it becomes aware that any application, filing, document or other submission for such Regulatory Approval contains a Misrepresentation, such that an amendment or supplement may be required or advisable, in which case, the Party making the application, filing, document or other submission that contained the Misrepresentation shall, in consultation with and subject to the prior approval of the other Parties, cooperate in the preparation, filing and dissemination, as applicable, of any such amendment or supplement;

(e)
use its commercially reasonable efforts to respond promptly to any request or notice from any Governmental or Arbitral Entity requiring such Party to supply additional information that is relevant to the review of the transactions contemplated by this Agreement in respect of obtaining or concluding the Regulatory Approval and to cause all applicable waiting periods to expire as promptly as practicable;

(f)
request that the Regulatory Approval be processed by the applicable Governmental or Arbitral Entity on an expedited basis and, to the extent that a public hearing is held, request the earliest possible hearing date for the consideration of the Regulatory Approval;

(g)
not participate in any substantive meeting or discussion (whether in person, by telephone or otherwise) with Governmental or Arbitral Entities in respect of obtaining or concluding the Regulatory Approval unless it consults with the other Parties in advance and gives the other Parties or their legal counsel the opportunity to attend and participate thereat, unless a Governmental or Arbitral Entity requests otherwise; and

(h)
keep the other Parties promptly informed of the status of discussions with any Governmental or Arbitral Entity relating to obtaining or concluding the Regulatory Approval and promptly notify the other Parties of any material notice or other material communication (including any correspondence and deficiency responses) from any Governmental or Arbitral Entity in connection with the Regulatory Approval.

(3)
Any submissions, filings by the Corporation or either Purchaser or other written communications with the Governmental or Arbitral Entity may be redacted as necessary before sharing with the other Parties to address reasonable attorney-client or other privilege or confidentiality concerns, provided that a Party shall provide external legal counsel to the other Parties non-redacted versions of drafts or final submissions, filings or other written communications with any Governmental or Arbitral Entity on the basis that the redacted information will not be shared with its clients.

(4)	The Purchasers shall pay all filing fees in connection with obtaining any Regulatory Approvals.

(5)
Notwithstanding anything to the contrary herein, no Party shall be required to agree to any structural or conduct remedy in order to obtain any Regulatory Approval (including to remove any impediment to satisfying the conditions in Section 6.1(4) and Section 6.2(4)), including, without limitation, the divestiture of assets or undertaking of any form of behavioural remedy, that would reasonably be expected, either individually or in the aggregate, to (i) adversely affect the business, financial condition or results of operations of such Party; or (ii) materially diminish the benefits reasonably expected to be derived by such Party from consummating the transactions contemplated by this Agreement.

4.6	Financing

(1)
The Canadian Purchaser shall not, without the written consent of the Corporation, permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the Financing Commitments if such amendment, modification or waiver (i) reduces the aggregate cash amount of the Financing or (ii) imposes new or additional conditions or otherwise changes any of the conditions to the receipt of the Financing in a manner that would reasonably be expected to impede, delay or prevent the consummation of the transactions contemplated by this Agreement and the Arrangement, and shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange the Financing on the terms and conditions described in the Financing Commitments, including using its reasonable best efforts to (a) comply with all obligations of the Canadian Purchaser under the Financing Commitments, (b) satisfy (or obtain waivers) on a timely basis all conditions applicable to the Canadian Purchaser to obtaining the Financing that are within its control, and (c) enter into definitive agreements with respect thereto on the terms and conditions contemplated by the Financing Commitments or on other terms and conditions acceptable to the Canadian Purchaser that would not materially and adversely impact the timing or amount of the Financing.

(2)
The Canadian Purchaser shall promptly notify the Corporation and the International Purchaser of any material breach by it, or to its knowledge, by any of the Canadian Purchaser’s Bank Lender or the Canadian Purchaser’s Subordinated Lender or termination of any, of the Financing Commitments. In the event the Canadian Purchaser believes in good faith that any portion of the Financing will not be available on terms that would permit the Canadian Purchaser to complete the Arrangement in accordance with its terms, the Canadian Purchaser shall promptly notify the Corporation and the International Purchaser thereof and shall use its reasonable commercial efforts to arrange to obtain additional and/or alternative debt or equity financing from additional and/or alternative sources in an amount sufficient to consummate the transactions contemplated by this Agreement on the timing previously contemplated, as promptly as reasonably possible following the occurrence of such event and otherwise in accordance with this Agreement. The Canadian Purchaser shall promptly deliver to the Corporation and the International Purchaser true and complete copies of all commitment letters or agreements pursuant to which any such additional and/or alternative source shall have committed to provide the Canadian Purchaser with any portion of the Financing.

(3)
The Corporation shall, and shall cause each of its Subsidiaries to, provide to the Canadian Purchaser cooperation reasonably requested by the Canadian Purchaser, including: (i) subject to Section 4.8, furnishing the Canadian Purchaser as promptly as reasonably practicable with available financial and other reasonably required information regarding the Corporation, any of its Subsidiaries or any combination thereof, and (ii) using its commercially reasonable efforts to facilitate the pledging of collateral in connection with the Financing (subject to the occurrence of the Effective Time); provided, however, that (i) such requested cooperation or Financing does not unreasonably interfere with the ongoing operations of the Corporation and its Subsidiaries, (ii) such requested cooperation or Financing is not, in the opinion of the Corporation or the Corporation’s counsel, acting reasonably, prejudicial to the Corporation Shareholders, the Corporation or any of its Subsidiaries, (iii) such requested cooperation or Financing shall not impede, delay or prevent the satisfaction of any of the conditions set forth in Article 6, (iv) such requested cooperation or Financing shall not impede, delay or prevent the consummation of the Arrangement, (v) such requested cooperation or Financing shall not require the Corporation to obtain the approval of the Corporation Shareholders, (vi) such requested cooperation or Financing complies with all Laws and the Corporation’s Constating Documents (vii) the Canadian Purchaser shall pay all of the cooperation costs and all direct or indirect costs and liabilities, fees, damages, penalties and Taxes that may be incurred as a consequence of such requested cooperation or Financing, including reasonable out-of-pocket costs and reasonable expenses for external counsel and auditors which may be incurred, (viii) such requested cooperation or Financing does not require the directors, officers, employees or agents of the Corporation or its Subsidiaries to take any action in any capacity other than as a director, officer, employee or agent, and (ix) no such requested cooperation or Financing shall be considered to constitute a breach of the representations, warranties or covenants of the Corporation hereunder.

(4)
The obligation of the Canadian Purchaser to reimburse the Corporation for fees and expenses and be responsible for costs as set out in this Section 4.6 will be in addition to any other payment the Canadian Purchaser may be obligated to make hereunder and will survive the termination of this Agreement. If the Canadian Purchaser does not complete the Arrangement for any reason, and without prejudice to any other remedy of the Corporation, the Canadian Purchaser shall indemnify the Corporation for all losses and reasonable costs and expenses, including reasonable legal fees and disbursements, incurred in connection with any requested cooperation or Financing.

4.7	Pre-Acquisition Reorganizations

(1)
The Corporation shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to implement Part A of the Pre-Closing Reorganization as soon as reasonably practicable and, in any case, prior to the earlier of (i) December 31, 2017 and (ii) one Business Day prior to the Effective Date (unless otherwise agreed by the Purchasers), and to implement Part B of the Pre-Closing Reorganization no later than one Business Day prior to the Effective Date (unless otherwise agreed by the Purchasers) and shall cooperate with the Purchasers in implementing such Pre-Closing Reorganization. In connection with the Pre-Closing Reorganization, the Corporation shall provide each Purchaser and its respective legal counsel with reasonable opportunity to review and comment upon drafts of all materials related to the Pre-Closing Reorganization, prior to completion of the relevant step of the Pre-Closing Reorganization, and will accept the reasonable comments of the Purchasers and their respective legal counsel on such materials, provided that Part B of the Pre-Closing Reorganization shall not become effective unless each Purchaser has irrevocably waived or confirmed in writing the satisfaction of all conditions in its favour under this Agreement and shall have irrevocably confirmed in writing that it is prepared, and able to promptly and without condition (other than compliance with this Section 4.7) immediately proceed to effect the Arrangement.

(2)
The Corporation agrees that, upon the reasonable request by the Purchasers, the Corporation shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to: (i) effect such reorganizations of the Corporation’s or its Subsidiaries’ business, operations and assets as the Purchasers may request, acting reasonably, including amalgamations, wind-ups and any other transactions, including transactions designed to step up the tax basis in certain capital property of the Corporation or its Subsidiaries for the purposes of the Tax Act, (each an “Additional Reorganization”); (ii) provide information reasonably requested by either of the Purchasers in this regard on a timely basis and to assist in the obtaining of any such information in order to facilitate a successful completion of the Additional Reorganization as is reasonably requested by either of the Purchasers; (iii) co-operate with the Purchasers and their advisors in order to determine the manner in which any such Additional Reorganizations might most effectively be undertaken; and (iv) co-operate with the Purchasers and their advisors to seek to obtain consents or waivers which might be required; provided that any Additional Reorganization: (A) is not, in the opinion of the Corporation or the Corporation’s counsel, acting reasonably, prejudicial to the Affected Securityholders; (B) does not require the Corporation to obtain the approval of any Governmental or Arbitral Entity or of the Corporation Shareholders and does not require the International Purchaser to obtain the approval of its shareholders; (C) does not impede, delay or prevent the receipt of any Regulatory Approvals or the satisfaction of any other conditions set forth in Article 6; (D) does not impair, impede or delay the consummation of the Arrangement; (E) does not require any of the directors, officers, employees or agents of the Corporation or its Subsidiaries to take any action in any capacity other than as a director, officer, employee or agent; and (F) shall not become effective unless each Purchaser has irrevocably waived or confirmed in writing the satisfaction of all conditions in its favour under this Agreement and shall have irrevocably confirmed in writing that it is prepared, and able to promptly and without condition (other than compliance with this Section 4.7) immediately proceed to effect the Arrangement.

(3)
The Purchasers shall provide written notice to the Corporation of any proposed Additional Reorganization at least 10 Business Days prior to the Effective Date. Upon receipt of such notice, the Purchasers and the Corporation shall prepare all documentation necessary and do all such other acts and things as are reasonably necessary to give effect to such Additional Reorganization prior to the time it is to be effected. If this Agreement is terminated without the Effective Time occurring (other than pursuant to Section 7.2(1)(c)(ii) [Superior Proposal], Section 7.2(1)(d) [Change of Recommendation, Entry into Superior Proposal or Material Breach of Non‑Solicit], Section 7.2(1)(e)(i) [Breach of Representation, Warranty or Covenant in Favour of Canadian Purchaser] due to a wilful breach or fraud by the Corporation or Section 7.2(1)(f)(i) [Breach of Representation, Warranty or Covenant in Favour of International Purchaser] due to a wilful breach or fraud by the Corporation), the Purchasers shall, promptly upon request by the Corporation: (i) reimburse the Corporation for all reasonable costs and expenses, including reasonable legal and accountants’ fees and disbursements, incurred in connection with Part B of the Pre-Closing Reorganization or any proposed Additional Reorganization; and (ii) indemnify the Corporation, its Subsidiaries and their respective directors, officers, employees, agents and representatives for any liabilities, losses, damages, claims, costs, expenses, interest Awards and penalties suffered or incurred by any of them in connection with or as a result of Part B of the Pre-Closing Reorganization or any Additional Reorganization or as a result of any reversal, modification or unwinding of Part B of the Pre-Closing Reorganization or any Additional Reorganization.

(4)
The Purchasers agree that neither the Pre-Closing Reorganization nor any Additional Reorganization will be considered in determining whether a representation, warranty or covenant of the Corporation under this Agreement has been breached (including where any such Additional Reorganization requires the consent of any third party).

4.8	Access to Information; Confidentiality

(1)
From the date hereof until the earlier of the Effective Time and the termination of this Agreement, subject to Law and the terms of any existing Contracts, the Corporation shall: (23) give to the Canadian Purchaser and its representatives reasonable access to the Books and Records, personnel and premises of the Corporation and its Subsidiaries which relate to the Canadian Business, during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Corporation and its Subsidiaries; (23) give to the International Purchaser and its representatives reasonable access to the Books and Records, personnel and premises of the Corporation and its Subsidiaries which relate to the International Business, during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Corporation and its Subsidiaries; and (23) furnish to each Purchaser and its representatives such financial and operating data and other information as such Persons may reasonably request.

(2)
The Corporation shall use commercially reasonable efforts to cooperate with the International Purchaser in the preparation by the International Purchaser of pro forma and other financial information and pro forma and other financial statements of the International Business, to the extent required by the rules and regulations of the United States Securities and Exchange Commission or as otherwise necessary or reasonably required by the International Purchaser. The International Purchaser shall reimburse the Corporation for all reasonable out of pocket expenses, including reasonable legal and accountants’ fees and disbursements, incurred in connection with any such cooperation.

(3)
Neither Purchaser nor any of their respective representatives will contact any Corporation Employees, or any contractual counterparts of the Corporation or its Subsidiaries (in their capacity as such), except after consultation with and the approval of the Chief Financial Officer of the Corporation, which shall not be unreasonably withheld or delayed, provided that nothing shall restrict Don Wall from contacting any of the Corporation Employees or any contractual counterparts of the Corporation or its Subsidiaries in carrying out his responsibilities in the ordinary course as director or officer of the Corporation or its Subsidiaries and in compliance with the Process Guidelines.

(4)
Notwithstanding any provision of this Agreement, the Corporation shall not be obligated to provide access to, or to disclose, any information to either Purchaser or their respective representatives if the Corporation reasonably determines, based on the advice of outside legal counsel, that such access or disclosure would jeopardize any attorney client or other privilege claim by the Corporation or any of its Subsidiaries.

(5)
For greater certainty, each Purchaser and its affiliates shall treat, and shall cause its representatives to treat, all information furnished to it or any of its affiliates or representatives in connection with the transactions contemplated by this Agreement or pursuant to the terms of this Agreement as confidential and, in the case of the International Purchaser, in accordance with the terms of the Confidentiality Agreement. Without limiting the generality of the foregoing, the Canadian Purchaser acknowledges and agrees that the Corporation Disclosure Letter and all information contained in it is confidential and shall be treated in accordance with the same standard of confidentiality as the Canadian Purchaser and its affiliates apply with respect to their own confidential information and the International Purchaser acknowledges and agrees that the Corporation Disclosure Letter and all information contained in it is confidential and shall be treated in accordance with the terms of the Confidentiality Agreement.

4.9	Public Communications
Except as required by Law, none of the Parties shall issue any press release or make any other public statement or disclosure with respect to this Agreement or the Arrangement without the consent of the other Parties (which consent shall not be unreasonably withheld or delayed); provided that any Party that, based on the advice of its outside legal counsel, is required to make disclosure by Law shall use its best efforts to give the other Parties prior oral or written notice and a reasonable opportunity to review and comment on the disclosure. The Party making such disclosure shall give reasonable consideration to any comments made by the other Parties or its counsel, and if such prior notice is not possible, shall give such notice immediately following the making of such disclosure.

4.10	Notice and Cure Provisions

(1)
Each Party shall promptly notify the other Parties of the occurrence, or failure to occur, of any event or state of facts which occurrence or failure would, or would be reasonably likely to (i) cause any of the representations or warranties of such Party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time; or (ii) result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Party under this Agreement.

(2)
Notification provided under this Section 4.10 will not affect the representations, warranties, covenants, agreements or obligations of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement.

(3)
The Canadian Purchaser may not elect to exercise its right to terminate this Agreement pursuant to Section 7.2(1)(e)(i) [Breach of Representation, Warranty or Covenant in Favour of the Canadian Purchaser], the International Purchaser may not elect to exercise its right to terminate this Agreement pursuant to Section 7.2(1)(f)(i) [Breach of Representation, Warranty or Covenant in Favour of the International Purchaser], and the Corporation may not elect to exercise its right to terminate this Agreement pursuant to Section 7.2(1)(c)(i) [Breach of Representation, Warranty or Covenant by Either Purchaser], unless the Party seeking to terminate this Agreement (the “Terminating Party”) has delivered a written notice (the “Termination Notice”) to the other Parties specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Terminating Party asserts as the basis for termination. After delivering a Termination Notice, provided that the breaching Party is proceeding diligently to cure such matter and such matter is capable of being cured prior to the Outside Date, the Terminating Party may not exercise such termination right until the earlier of (a) the Outside Date, and (b) the date that is 15 Business Days following receipt of such Termination Notice by the other Parties, if such matter has not been cured by such date. If the Terminating Party delivers a Termination Notice prior to the date of the Corporation Meeting or the making of the application for the Final Order, unless the Corporation and the Purchasers agree otherwise, the Corporation shall, if applicable, postpone or adjourn the Corporation Meeting or delay making the application for the Final Order, or both, to the earlier of (a) 10 Business Days prior to the Outside Date and (b) the date that is 15 Business Days following receipt of such Termination Notice by the other Parties.

4.11	Insurance and Indemnification

(1)
Prior to the Effective Time, the Corporation shall and, if the Corporation is unable after using commercially reasonable efforts, the Purchasers shall cause the Corporation to, as of the Effective Time, obtain and fully pay the premium for the extension of the directors' and officers' liability coverage of the Corporation’s and its Subsidiaries’ existing directors’ and officers’ insurance policies for a period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time from the Corporation’s current insurance carriers or an insurance carrier with the same or better credit rating with respect to directors' and officers' liability insurance (“D&O Insurance”), and with terms, conditions, retentions and limits of liability that are no less advantageous to the present and former directors and officers of the Corporation and its Subsidiaries than the coverage provided under the Corporation’s and its Subsidiaries’ existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a present or former director or officer of the Corporation or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with the approval or completion of this Agreement, the Arrangement or the other transactions contemplated by this Agreement or arising out of or related to this Agreement and the transactions contemplated hereby); provided that the Purchasers shall not be required to pay any amounts in respect of such coverage prior to the Effective Time and provided further that the cost of such policies shall not exceed 300% (such amount, the “Base Premium”) of the Corporation’s current annual aggregate premium for policies currently maintained by the Corporation or its Subsidiaries; and provided further that if such insurance can only be obtained at a premium in excess of the Base Premium, the Corporation may purchase the most advantageous policies of directors’ and officers’ liability insurance reasonably available for an annual premium not to exceed the Base Premium.

(2)
The Canadian Purchaser shall, from and after the Effective Time, honour all rights to indemnification or exculpation now existing in favour of present and former employees, officers and directors of the Corporation and the Canadian Subsidiaries, and the Canadian Purchaser acknowledges that such rights shall survive the completion of the Plan of Arrangement and shall continue in full force and effect in accordance with their terms for a period of not less than six (6) years from the Effective Date.

(3)
The International Purchaser shall, from and after the Effective Time, honour all rights to indemnification or exculpation now existing in favour of present and former employees, officers and directors of the International Subsidiaries, and the International Purchaser acknowledges that such rights shall survive the completion of the Plan of Arrangement and shall continue in full force and effect in accordance with their terms for a period of not less than six (6) years from the Effective Date.

(4)
If, following the Effective Time, either Purchaser, the Corporation or any of its Subsidiaries or any of their respective successors or assigns (i) consolidates or amalgamates with or merges or liquidates into any other Person and is not a continuing or surviving corporation or entity of such consolidation, amalgamation, merger or liquidation or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper arrangements shall be made by the relevant Purchaser so that the successors and assigns of each such entity, as applicable, shall assume all of the obligations set forth in this Section 4.11.

(5)
This Section 4.11 shall survive the consummation of the Arrangement and is intended to be for the benefit of, and shall be enforceable by, the present and former directors and officers of the Corporation and its Subsidiaries and their respective heirs, executors, administrators and personal representatives (the “Indemnified Persons”) and shall be binding on the Purchasers, the Corporation and their respective successors and assigns for such period, and, for such purpose, the Corporation hereby confirms that it is acting as agent on behalf of the Indemnified Persons. As part of the Closing, the Purchasers and the Corporation shall provide direct confirmation of their undertakings under this Section 4.11 to the present directors and officers of the Corporation and its Subsidiaries.

4.12	TSX De-listing
Subject to Laws, the Canadian Purchaser and the Corporation shall use their commercially reasonable efforts to cause the Corporation Shares to be de-listed from the TSX with effect immediately following the acquisition by the Canadian Purchaser of the Corporation Shares pursuant to the Arrangement.

4.13	Discharge of Security
The Corporation shall, and shall cause its Subsidiaries to, make provision for: (i) the irrevocable repayment of all obligations under the Credit Agreement and cancellation of the same and (ii) the release and discharge of all Credit Agreement Security held by the lenders under the Credit Agreement against the Corporation and its Subsidiaries, in each case, as of or prior to the Effective Date and in consultation with and on terms and conditions acceptable to the Purchasers, acting reasonably.

4.14	Continuance of the Canadian Purchaser
The Canadian Purchaser will complete a continuance pursuant to Section 187(1) of the CBCA to become a corporation constituted under the CBCA on or prior to the date that is two (2) Business Days prior to the Effective Date (the “Canadian Purchaser Continuance”) and shall provide a copy of the Certificate of Continuance issued by the Director under Section 187(4) of the CBCA to the Corporation and the International Purchaser as soon as reasonably practicable following the completion of such continuance. If for any reason the Canadian Purchaser cannot be continued on or prior to the date that is two (2) Business Days prior to the Effective Date, the Canadian Purchaser will incorporate a Subsidiary under the CBCA and assign the Canadian Purchaser’s rights and obligations hereunder to such Subsidiary prior to the Effective Date in accordance with Section 8.11(2).

4.15	Cooperation Regarding Offer of Employment
The Corporation acknowledges that the International Purchaser or one of its affiliates will offer employment to Mr. Keith Mullett, conditional on the occurrence of the Effective Time and commencing on the Effective Date, and the Corporation shall reasonably cooperate with the International Purchaser in connection with the foregoing and shall not in any way attempt to discourage Mr. Mullet from accepting such offer of employment.
ARTICLE 5
ADDITIONAL COVENANTS REGARDING NON-SOLICITATION

5.1	Non-Solicitation

(1)
Except as expressly provided in this Article 5, the Corporation shall not, directly or indirectly, through any director, Corporation Employee, representative (including any financial or other adviser) or agent of the Corporation or of any of its Subsidiaries (collectively “Representatives”):

(a)
solicit, initiate, knowingly encourage or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of the Corporation or any Subsidiary) any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute, an Acquisition Proposal;

(b)
enter into or otherwise engage or participate in any negotiations or meaningful discussions with any Person (other than with either Purchasers or any Person acting jointly or in concert with either Purchaser) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute, an Acquisition Proposal, it being acknowledged and agreed that, provided that the Corporation is then in material compliance with its obligations under this Article 5, the Corporation may advise any Person of the restrictions of this Agreement and may advise a Person who has submitted an Acquisition Proposal that their Acquisition Proposal does not constitute a Superior Proposal;

(c)	make a Change in Recommendation;

(d)
accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend any Acquisition Proposal, or take no position or remain neutral with respect to any publicly announced Acquisition Proposal (it being understood that publicly taking no position or a neutral position with respect to an Acquisition Proposal for a period of no more than 5 Business Days following the formal announcement of such Acquisition Proposal will not be considered to be in violation of this Article 5 provided the Board has affirmed the Board Recommendation by or before the end of such 5 Business Day period); or

(e)
approve, recommend or enter into (other than a confidentiality agreement permitted by and in accordance with Section 5.3) or publicly propose to enter into any agreement in respect of an Acquisition Proposal.

(2)
The Corporation shall, and shall cause its Subsidiaries and its Representatives to, immediately cease and terminate, and cause to be terminated, any solicitation, encouragement, discussion or negotiations with any Person (other than with the Purchasers and their affiliates and any Person acting jointly and in concert with the Purchasers) with respect to any inquiry, proposal or offer that would reasonably be expected to constitute an Acquisition Proposal, and in connection therewith, the Corporation will:

(a)
immediately discontinue access to and disclosure of all information, including any data room and any confidential information, properties, facilities, books and records of the Corporation or of any of its Subsidiaries; and

(b)
within two business days, request, and exercise all rights it has to require the return or destruction of any confidential information regarding the Corporation or any of its Subsidiaries provided to any Person other than the Purchasers, their affiliates, the Canadian Purchaser’s Bank Lender and the Canadian Purchaser’s Subordinated Lender since January 1, 2017 in connection with an Acquisition Proposal, including using its commercially reasonable efforts to ensure that such requests are fully complied with in accordance with the terms of such rights or entitlements.

(3)
The Corporation covenants and agrees not to release any Person from, or waive such Person’s obligations respecting the Corporation, under any confidentiality, standstill or similar agreement or restriction to which the Corporation is a party (it being acknowledged by the Purchasers that the automatic termination or release of any restrictions of any such agreements as a result of entering into and announcing this Agreement shall not be a violation of this Section 5.1(3)) or waive the application of the Shareholder Rights Plan in favour of any Person, except to allow such Person to make an Acquisition Proposal confidentially to the Board that constitutes, or could reasonably be expected to constitute or lead to, a Superior Proposal, provided that the remaining provisions of this Article 5 are complied with, and the Corporation undertakes to seek to enforce, or cause its Subsidiaries to seek to enforce, all confidentiality, standstill, or similar agreements or restrictions that it or any of its Subsidiaries have entered into prior to the date hereof or enter into after the date hereof.

5.2	Notification of Acquisition Proposals
If after the date of this Agreement the Corporation or any of its Subsidiaries or any of their respective Representatives, receives any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute an Acquisition Proposal, or any request for copies of, access to, or disclosure of, confidential information relating to the Corporation or any Subsidiary, including but not limited to information, access, or disclosure relating to the properties, facilities, books or records of the Corporation or any Subsidiary, in connection with an Acquisition Proposal, the Corporation shall promptly notify each Purchaser, at first orally, and then within 24 hours, in writing, of such Acquisition Proposal, inquiry, proposal, offer or request, including a description of its material terms and conditions and the identity of all Persons making the Acquisition Proposal, inquiry, proposal, offer or request and a copy of any written Acquisition Proposal. The Corporation shall keep each Purchaser informed of the status of material developments and negotiations with respect to any Acquisition Proposal, inquiry, proposal, offer or request, including any material changes, modifications or other amendments to any such Acquisition Proposal, inquiry, proposal, offer or request.

5.3	Responding to an Acquisition Proposal
Notwithstanding Section 5.1, or any other agreement between the Parties or between the Corporation and any other Person, if at any time prior to obtaining the approval of the Corporation Shareholders of the Arrangement Resolution, the Corporation receives a bona fide written Acquisition Proposal, the Corporation may engage in or participate in discussions or negotiations with such Person regarding such Acquisition Proposal, and, subject to the Corporation (i) entering into a confidentiality and standstill agreement with such Person (if one has not already been entered into) containing terms that are no less favourable to the Corporation in the aggregate than those contained in the Confidentiality Agreement and may not restrict the Corporation from complying with this Article 5 (it being understood and agreed that such confidentiality and standstill agreement need not restrict the making of an Acquisition Proposal or related communications to the Corporation or the Board), (ii) concurrently providing each of the Purchasers with access to any information that was provided to such Person and not previously provided to both Purchasers and (iii) promptly providing the Purchasers with a true, complete and final executed copy of such confidentiality and standstill agreement, may provide copies of, access to or disclosure of information, properties, facilities, books or records of the Corporation or its Subsidiaries or the JV, if:

(a)
the Special Committee first determines in good faith, after consultation with its financial advisors and its outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to constitute or lead to a Superior Proposal;

(b)
such Person was not restricted from making such Acquisition Proposal pursuant to an existing confidentiality, standstill, non-disclosure, use, business purpose or similar restriction with the Corporation or any of its Subsidiaries; and

(c)	the Corporation has been, and continues to be, in compliance with its obligations under this Article 5.

5.4	Right to Match

(1)
If the Corporation receives an Acquisition Proposal that constitutes a Superior Proposal prior to the approval of the Arrangement Resolution by the Corporation Shareholders the Board may, or may cause the Corporation to, make a Change in Recommendation and approve, recommend or enter into a definitive agreement with respect to such Superior Proposal, if and only if:

(a)
such Person was not restricted from making such Superior Proposal pursuant to an existing confidentiality, standstill, non-disclosure, use, business purpose or similar restriction with the Corporation or any of its Subsidiaries;

(b)	the Corporation has been, and continues to be, in compliance with its obligations under this Article 5;

(c)
the Corporation or its Representatives have delivered to each Purchaser a written notice of the determination of the Board that it has received a Superior Proposal and of the intention to approve, recommend or enter into a definitive agreement with respect to such Superior Proposal, including a notice as to the value in financial terms that the Board has, in consultation with its financial advisors, determined should be ascribed to any non-cash consideration offered under the Superior Proposal (the “Superior Proposal Notice”);

(d)	the Corporation or its Representatives have provided to each Purchaser a copy of any proposed definitive agreement for the Superior Proposal;

(e)
at least five (5) Business Days (the “Matching Period”) have elapsed from the date that is the later of the date on which each Purchaser shall have received the Superior Proposal Notice and the date on which each Purchaser shall have received a copy of the definitive agreement for the Superior Proposal;

(f)
after the Matching Period, the Board has determined in good faith, after consultation with its legal counsel and financial advisors, that (i) such Acquisition Proposal continues to constitute a Superior Proposal (and, if applicable, compared to the terms of the Arrangement as proposed to be amended by the Purchaser under Section 5.4(2)) and (ii) it is necessary for the Board to approve, recommend or enter into a definitive agreement with respect to such Superior Proposal in order to properly discharge its fiduciary duties; and

(g)
prior to or concurrently with making a Change in Recommendation or entering into such definitive agreement the Corporation terminates this Agreement pursuant to Section 7.2(1)(c)(ii) and pays the Termination Fee pursuant to Section 8.2(2).

(2)
During the Matching Period, or such longer period as the Corporation may approve in writing for such purpose: (23) the Board shall review any offer made by either Purchaser or both Purchasers to amend the terms of this Agreement and the Arrangement in good faith, after consultation with outside legal and financial advisors, in order to determine whether such proposal would, upon acceptance, result in the Acquisition Proposal previously constituting a Superior Proposal ceasing to be a Superior Proposal; and (23) the Corporation shall negotiate in good faith with the Purchaser(s) to make such amendments to the terms of this Agreement and the Arrangement as would enable the Purchaser(s) to proceed with the transactions contemplated by this Agreement on such amended terms. If as a consequence of the foregoing the Board determines that such Acquisition Proposal would cease to be a Superior Proposal, the Corporation shall promptly so advise the Purchaser(s) and the Corporation and the Purchaser(s) shall amend this Agreement to reflect such offer made by the Purchaser(s), and shall take and cause to be taken all such actions as are necessary to give effect to the foregoing.

(3)
Each successive amendment to any Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Corporation Shareholders or other material terms or conditions thereof shall constitute a new Acquisition Proposal for the purposes of this Section 5.4 and the Purchasers shall be afforded a new five (5) Business Day Matching Period from the date that is the later of the date on which each Purchaser shall have received the new Superior Proposal Notice and the date on which each Purchaser shall have received a copy of the proposed definitive agreement for the new Superior Proposal.

(4)
The Board shall promptly reaffirm the Board Recommendation by press release after any Acquisition Proposal which is not determined to be a Superior Proposal is publicly announced or if the Board determines that a proposed amendment to the terms of this Agreement as contemplated under Section 5.4(2) would result in an Acquisition Proposal no longer being a Superior Proposal, as the case may be. The Corporation shall provide the Purchasers and their respective outside legal counsel with a reasonable opportunity to review the form and content of any such press release and shall give reasonable consideration to any comments thereon.

(5)
Nothing in this Agreement shall prohibit the Board from responding through a directors’ circular or otherwise as required by applicable Securities Laws to an Acquisition Proposal that it determines is not a Superior Proposal. Further, nothing in this Agreement shall prevent the Board from making any disclosure to the Shareholders if the Board, acting in good faith and upon the advice of its outside legal and financial advisors, shall have determined that the failure to make such disclosure would be inconsistent with the fiduciary duties of the Board or such disclosure is otherwise required under Law; provided, however, that, notwithstanding the Board shall be permitted to make such disclosure, the Board shall not be permitted to make a Change in Recommendation, other than as permitted by Section 5.4(1).

(6)
If the Corporation provides a Superior Proposal Notice to the Purchasers after a date that is less than five (5) Business Days before the Corporation Meeting, the Corporation shall be entitled to, and shall upon request from either Purchaser, postpone the Corporation Meeting to a date that is not more than fifteen (15) Business Days after the scheduled date of the Corporation Meeting (and, in any event, prior to the Outside Date).

(7)
The Corporation will ensure that its Representatives and its Subsidiaries are aware of the provisions of this Article 5. The Corporation is responsible for any breach of this Article 5 by its Representatives or its Subsidiaries.

ARTICLE 6
CONDITIONS

6.1	Mutual Conditions Precedent
The Corporation, the Canadian Purchaser and the International Purchaser are not required to complete the Arrangement unless each of the following conditions is satisfied, which conditions may only be waived, in whole or in part, by the consent of each of the Parties:

(1)	Arrangement Resolution. The Arrangement Resolution has been approved and adopted by the Corporation Shareholders at the Corporation Meeting in accordance with the Interim Order.

(2)
Interim Order and Final Order. The Interim Order and the Final Order have each been obtained on terms consistent with this Agreement, and have not been set aside or modified in a manner unacceptable to the Corporation or either Purchaser, each acting reasonably, on appeal or otherwise.

(3)	Articles of Arrangement. The Articles of Arrangement to be filed with the Director in accordance with the Arrangement shall be in form and substance satisfactory to each Party, acting reasonably.

(4)	Illegality. No Law is in effect that makes the consummation of the Arrangement illegal or otherwise prohibits or enjoins the Corporation or either Purchaser from consummating the Arrangement.

6.2	Additional Conditions Precedent to the Obligations of the Canadian Purchaser
The Canadian Purchaser is not required to complete the Arrangement unless each of the following conditions is satisfied, which conditions are for the exclusive benefit of the Canadian Purchaser and may only be waived, in whole or in part, by the Canadian Purchaser in its sole discretion:

(1)
Representations and Warranties of the Corporation. The representations and warranties of the Corporation in favour of the Canadian Purchaser: (i) set forth in paragraphs 1 [Organization and Qualification], 2 [Corporate Authorization], and 3 [Execution and Binding Obligation] of Schedule C shall be true and correct in all respects as of the Effective Time, as if made at and as of such time; (ii) set forth in paragraphs 3 [Capitalization] and 4 [Canadian Subsidiaries] of Schedule D shall be true and correct in all respects (except for de minimis inaccuracies and as a result of transactions permitted hereunder) as of the Effective Time; and (iii) all other representations and warranties set forth in this Agreement are true and correct as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of such specified date), except to the extent that the failure or failures of such representations and warranties in this clause (iii) to be so true and correct, individually or in the aggregate, would not have a Canadian Material Adverse Effect (and, for this purpose, any reference to “material”, “Canadian Material Adverse Effect” or other concepts of materiality in such representations and warranties shall be ignored); and the Corporation has delivered a certificate confirming same to the Canadian Purchaser, executed on behalf of the Corporation by two senior officers of the Corporation (without personal liability), addressed to the Canadian Purchaser and dated the Effective Date.

(2)
Representations and Warranties of the International Purchaser. The representations and warranties of the International Purchaser set forth in this Agreement in favour of the Canadian Purchaser are true and correct as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of such specified date), except to the extent that the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would not materially impede the completion of the Arrangement; and the International Purchaser has delivered a certificate confirming same to the Canadian Purchaser, executed on behalf of the International Purchaser by two senior officers of the International Purchaser (without personal liability) addressed to the Canadian Purchaser and dated the Effective Date.

(3)
Performance of Covenants. Each of the Corporation and the International Purchaser has fulfilled or complied in all material respects with each of the covenants of the Corporation and the International Purchaser contained in this Agreement to be fulfilled or complied with by it on or prior to the Effective Time to the extent that they are made in favour of or affect the Canadian Purchaser, and each of the Corporation and the International Purchaser has delivered a certificate confirming same to the Canadian Purchaser, executed on behalf of such Party by two senior officers of such Party (in each case without personal liability) addressed to the Canadian Purchaser and dated the Effective Date.

(4)	No Legal Action. There is no action or proceeding pending or threatened by any Person (other than a Purchaser) in any jurisdiction that is reasonably likely to:

(a)
cease trade, enjoin, prohibit, or impose any limitations, damages or conditions on, the Canadian Purchaser’s ability to acquire, hold, or exercise full rights of ownership over, any Corporation Shares, including the right to vote the Corporation Shares;

(b)
prohibit or restrict the Arrangement, or the ownership or operation by the Canadian Purchaser of a material portion of the Canadian Business or the business or assets of the Canadian Purchaser, the Corporation or any of the Corporation’s Subsidiaries, or compel the Canadian Purchaser to dispose of or hold separate any material portion of the Canadian Business or the business or assets of the Canadian Purchaser, the Corporation or any of the Corporation’s Subsidiaries, in each case, as a result of the Arrangement; or

(c)	prevent or materially delay the consummation of the Arrangement, or if the Arrangement is consummated, have a Canadian Material Adverse Effect.

(5)	Dissent Rights. Corporation Shareholders shall not have exercised their Dissent Rights in connection with the Arrangement with respect to more than 10% of the outstanding Corporation Shares.
Notwithstanding anything to the contrary in this Agreement, the Canadian Purchaser shall be deemed to have waived satisfaction of the condition in Section 6.2(1) and Section 6.2(3), as applicable, in respect of a breach of one or more representations, warranties or covenants of the Corporation, if (i) either the Canadian Purchaser or Don Wall had actual knowledge as of the date hereof of the breach of any such representation or warranty as if made as of the date hereof (unless such breach is cured after the date hereof and then subsequently breached again by the Corporation), or the breach of any such covenant is the direct result of any unauthorized action taken by Don Wall in his capacity as a director or officer of the Corporation or any of its Subsidiaries or the direct result of Don Wall's failure to take action in his capacity as a director or officer of the Corporation or any of its Subsidiaries having regard to the care, diligence and skill that a reasonable director or officer would exercise in the same circumstances, and (ii) the condition in Section 6.2(1) and Section 6.2(3), as applicable, would be satisfied if the breach of any representation, warranty or covenant referred to in (i) above is not considered.

6.3	Additional Conditions Precedent to the Obligations of the International Purchaser
The International Purchaser is not required to complete the Arrangement unless each of the following conditions is satisfied, which conditions are for the exclusive benefit of the International Purchaser and may only be waived, in whole or in part, by the International Purchaser in its sole discretion:

(1)
Representations and Warranties of the Corporation. The representations and warranties of the Corporation in favour of the International Purchaser: (i) set forth in paragraphs 1 [Organization and Qualification], 2 [Corporate Authorization], and 3 [Execution and Binding Obligation] of Schedule C shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time, as if made at and as of such time; (ii) set forth in paragraph 3 [International Subsidiaries and JV] of Schedule E shall be true and correct in all respects (except for de minimis inaccuracies) as of the date of this Agreement and true and correct in all respects (except for de minimis inaccuracies and as a result of transactions permitted hereunder) as of the Effective Time; and (iii) all other representations and warranties set forth in this Agreement are true and correct as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of such specified date), except to the extent that the failure or failures of such representations and warranties in this clause (iii) to be so true and correct, individually or in the aggregate, would not have an International Material Adverse Effect (and, for this purpose, any reference to “material”, “International Material Adverse Effect” or other concepts of materiality in such representations and warranties shall be ignored); and the Corporation has delivered a certificate confirming same to the International Purchaser, executed on behalf of the Corporation by two senior officers of the Corporation (without personal liability), addressed to the International Purchaser and dated the Effective Date.

(2)
Representations and Warranties of the Canadian Purchaser and Don Wall. The representations and warranties of the Canadian Purchaser and Don Wall set forth in this Agreement in favour of the International Purchaser are true and correct as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of such specified date), except to the extent that the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would not materially impede the completion of the Arrangement; and the Canadian Purchaser has delivered a certificate confirming same to the International Purchaser, executed on behalf of the Canadian Purchaser by Don Wall (without personal liability), addressed to the International Purchaser and dated the Effective Date.

(3)
Performance of Covenants. Each of the Corporation and the Canadian Purchaser has fulfilled or complied in all material respects with each of the covenants of the Corporation and the Canadian Purchaser contained in this Agreement to be fulfilled or complied with by it on or prior to the Effective Time to the extent that they are made in favour of or affect the International Purchaser, and each of the Corporation and the Canadian Purchaser has delivered a certificate confirming same to the International Purchaser, executed on behalf of the Corporation by two senior officers of the Corporation (without personal liability) and executed on behalf of the Canadian Purchaser by Don Wall (without personal liability), and in each case addressed to the International Purchaser and dated the Effective Date.

(4)	No Legal Action. There is no action or proceeding pending or threatened by any Person (other than a Purchaser) in any jurisdiction that is reasonably likely to:

(a)
cease trade, enjoin, prohibit, or impose any limitations, damages or conditions on, the International Purchaser’s ability to acquire, hold, or exercise full rights of ownership over, any voting or equity securities in the International Subsidiaries, including the right to vote such securities;

(b)
prohibit or restrict the Arrangement, or the ownership or operation by the International Purchaser of a material portion of the International Business or the business or assets of the International Purchaser or any of the International Subsidiaries, or compel the International Purchaser to dispose of or hold separate any material portion of the International Business or the business or assets of the International Purchaser or any of the International Subsidiaries, in each case, as a result of the Arrangement; or

(c)	prevent or materially delay the consummation of the Arrangement, or if the Arrangement is consummated, have an International Material Adverse Effect.

6.4	Additional Conditions Precedent to the Obligations of the Corporation
The Corporation is not required to complete the Arrangement unless each of the following conditions is satisfied, which conditions are for the exclusive benefit of the Corporation and may only be waived, in whole or in part, by the Corporation in its sole discretion:

(1)
Representations and Warranties. The representations and warranties of each Purchaser and Don Wall set forth in this Agreement in favour of the Corporation are true and correct as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of such specified date), except to the extent that the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would not materially impede the completion of the Arrangement; and each Purchaser and Don Wall has delivered a certificate confirming same to the Corporation, executed on behalf of the Canadian Purchaser and Don Wall by Don Wall (without personal liability with respect to the representations of the Canadian Purchaser) and executed on behalf of the International Purchaser by two senior officers of the International Purchaser (without personal liability), and in each case addressed to the Corporation and dated the Effective Date.

(2)
Performance of Covenants. Each of the Purchasers, as applicable, has fulfilled or complied in all material respects with each of the covenants contained in this Agreement to be fulfilled or complied with by it on or prior to the Effective Time to the extent that they are made in favour of or affect the Corporation, and each Purchaser has delivered a certificate confirming same to the Corporation, executed on behalf of the Canadian Purchaser by Don Wall (without personal liability) and executed on behalf of the International Purchaser by two senior officers of the International Purchaser (without personal liability), and in each case addressed to the Corporation and dated the Effective Date.

(3)
Deposit of Funds. The Purchasers shall have deposited or caused to be deposited with the Depositary in escrow in accordance with Section 2.8, the funds required to effect payment in full of the aggregate Consideration to be paid in respect of the Corporation Shares pursuant to the Plan of Arrangement and the Depositary shall have confirmed to the Corporation the receipt of such funds.

6.5	Satisfaction of Conditions
The conditions precedent set out in Sections 6.1, Section 6.2 and Section 6.3 will be conclusively deemed to have been satisfied, waived or released when the Certificate of Arrangement is issued by the Director. For greater certainty, and notwithstanding the terms of any escrow agreement entered into between the Purchasers and the Depositary, all funds held in escrow by the Depositary pursuant to Section 2.8 shall be deemed to be released from escrow when the Certificate of Arrangement is issued by the Director.
ARTICLE 7
TERM AND TERMINATION

7.1	Term
This Agreement shall be effective from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.

7.2	Termination

(1)	This Agreement may be terminated prior to the Effective Time by:

(a)	the mutual written agreement of the Parties; or

(b)	any Party if:

(i)
the Corporation Meeting is duly convened and held and the Arrangement Resolution is voted on by Corporation Shareholders and not approved by the Corporation Shareholders as required by the Interim Order; or

(ii)
after the date of this Agreement, any Law is enacted, made, enforced or amended, as applicable, that makes the consummation of the Arrangement illegal or otherwise prohibits or enjoins the Corporation or either Purchaser from consummating the Arrangement, and such Law has, if applicable, become final and non-appealable, provided that a Party seeking to terminate this Agreement pursuant to this Section 7.2(1)(b)(ii) is not then in breach of this Agreement so as to directly or indirectly cause any condition in Section 6.2(1) [Corporation’s Representations and Warranties in Favour of Canadian Purchaser], Section 6.2(2) [International Purchaser’s Representations and Warranties in Favour of Canadian Purchaser], Section 6.3(1) [Corporation’s Representations and Warranties in Favour of International Purchaser], Section 6.3(2) [Canadian Purchaser’s Representations and Warranties in Favour of International Purchaser], Section 6.4(1) [Purchasers’ Representations and Warranties in Favour of Corporation], Section 6.2(3) [Performance of Covenants in Favour of Canadian Purchaser], Section 6.3(3) [Performance of Covenants in Favour of International Purchaser] or Section 6.4(2) [Performance of Covenants in Favour of Corporation], as applicable, not to be satisfied; or

(iii)
the Effective Time does not occur on or prior to the Outside Date, provided that a Party may not terminate this Agreement pursuant to this Section 7.2(1)(b)(iii) if the failure of the Effective Time to so occur has been caused by, or is a result of, a breach by such Party of any of its representations or warranties under this Agreement or the failure of such Party to perform any of its covenants or agreements under this Agreement; or

(c)	the Corporation if:

(i)
a breach of any representation or warranty or failure to perform any covenant or agreement on the part of either Purchaser under this Agreement occurs that would cause any condition in Section 6.4(1) [Representations and Warranties in Favour of the Corporation] or Section 6.4(2) [Performance of Covenants in Favour of Corporation] not to be satisfied, and such breach or failure is incapable of being cured or is not cured in accordance with the terms of Section 4.10(3); provided that any wilful breach shall be deemed to be incapable of being cured and provided further that the Corporation is not then in breach of this Agreement so as to directly or indirectly cause any condition in Section 6.2(1) [Representations and Warranties in Favour of Canadian Purchaser], Section 6.3(1) [Representations and Warranties in Favour of International Purchaser], Section 6.2(3) [Covenants in Favour of Canadian Purchaser] or 6.3(3) [Covenants in Favour of International Purchaser] not to be satisfied; or

(ii)
prior to the approval by the Corporation Shareholders of the Arrangement Resolution, the Board makes a Change in Recommendation or the Corporation or a Subsidiary of the Corporation enters into a Contract (other than a confidentiality agreement permitted by and in accordance with Section 5.3) with respect to a Superior Proposal, in each case, in accordance with Section 5.4, provided the Corporation is then in compliance with Article 5 and that prior to or concurrent with such termination the Corporation pays the Termination Fee in accordance with Section 8.2(2); or

(d)
either Purchaser if prior to the approval by the Corporation Shareholders of the Arrangement Resolution, %5. the Board fails to unanimously recommend, withdraws, amends, modifies or qualifies in a manner adverse to such Purchaser or fails to publicly reaffirm within five (5) Business Days after having been requested in writing to do so by a Purchaser, acting reasonably, the approval or recommendation of the Arrangement or the Arrangement Resolution (a “Change in Recommendation”) (it being understood that publicly taking no position or a neutral position with respect to an Acquisition Proposal for a period of no more than five (5) Business Days after the formal announcement thereof shall not be considered a Change in Recommendation), %5. the Board approves, recommends or authorizes the Corporation to enter into a written agreement (other than a confidentiality agreement permitted by and in accordance with Section 5.3) concerning a Superior Proposal; or %5. the Corporation breaches Article 5 in any material respect; or

(e)	the Canadian Purchaser if:

(i)
a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Corporation or the International Purchaser under this Agreement occurs that would cause any condition in Section 6.2(1) [Corporation’s Representations and Warranties in Favour of Canadian Purchaser], Section 6.2(2) [International Purchaser’s Representations and Warranties in Favour of Canadian Purchaser], or Section 6.2(3) [Covenants in Favour of Canadian Purchaser] not to be satisfied, and such breach or failure is incapable of being cured or is not cured in accordance with the terms of Section 4.10(3); provided that any wilful breach shall be deemed to be incapable of being cured and provided further that the Canadian Purchaser is not then in breach of this Agreement so as to directly or indirectly cause any condition in Section 6.4(1) [Representations and Warranties in Favour of Corporation], Section 6.4(2) [Performance of Covenants in Favour of Corporation], Section 6.3(2) [Canadian Purchaser’s Representations and Warranties in Favour of International Purchaser] or 6.3(3) [Covenants in Favour of International Purchaser] not to be satisfied, and provided further that the Canadian Purchaser may not terminate this Agreement pursuant to this Section 7.2(1)(e)(i) if either of the Canadian Purchaser or Don Wall had actual knowledge as of the date hereof of the breach (unless such breach is cured after the date hereof and then subsequently breached again by the Corporation) of the relevant representation or warranty as if given on the date hereof, or the failure to perform the relevant covenant or agreement is the direct result of any unauthorized action taken by Don Wall in his capacity as a director or officer of the Corporation or any of its Subsidiaries or the direct result of Don Wall's failure to take action in his capacity as a director or officer of the Corporation or any of its Subsidiaries having regard to the care, diligence and skill that a reasonable director or officer would exercise in the same circumstances; or

(ii)	there has occurred a Canadian Material Adverse Effect; or

(f)	the International Purchaser if:

(i)
a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Corporation or the Canadian Purchaser under this Agreement occurs that would cause any condition in Section 6.3(1) [Corporation’s Representations and Warranties in Favour of International Purchaser], Section 6.3(2) [Canadian Purchaser’s Representations and Warranties in Favour of International Purchaser], or Section 6.3(3) [Covenants in Favour of International Purchaser] not to be satisfied, and such breach or failure is incapable of being cured or is not cured in accordance with the terms of Section 4.10(3); provided that any wilful breach shall be deemed to be incapable of being cured and provided further that the International Purchaser is not then in breach of this Agreement so as to directly or indirectly cause any condition in Section 6.4(1) [Representations and Warranties in Favour of Corporation], Section 6.4(2) [Performance of Covenants in Favour of Corporation], Section 6.2(2) [International Purchaser’s Representations and Warranties in Favour of Canadian Purchaser] or 6.2(3) [Covenants in Favour of Canadian Purchaser] not to be satisfied; or

(ii)	there has occurred an International Material Adverse Effect.

(2)
The Party desiring to terminate this Agreement pursuant to this Section 7.2 (other than pursuant to Section 7.2(1)(a)) shall give notice of such termination to the other Parties, specifying in reasonable detail the basis for such Party’s exercise of its termination right.

7.3	Effect of Termination/Survival
If this Agreement is terminated pursuant to Section 7.1 or Section 7.2, this Agreement shall become void and of no further force or effect without liability of any Party (or any Corporation Shareholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party to this Agreement, except that: (a) in the event of termination under Section 7.1 as a result of the Effective Time occurring, Section 4.8(2) shall survive for a period of six (6) months following such termination and Section 4.11 shall survive for a period of six (6) years following such termination; and (b) in the event of termination under Section 7.2, this Section 7.3, Section 4.7(3), Section 4.8(5) and Section 8.2 through to and including Section 8.17 shall survive, and provided further that, subject to Section 8.4, nothing herein shall relieve any Party from any liability for any failure to consummate the transactions contemplated by this Agreement if required to pursuant to this Agreement and no Party shall be relieved of any liability for any wilful breach by it of this Agreement prior to such termination or fraud.
ARTICLE 8
GENERAL PROVISIONS

8.1	Amendments
This Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Corporation Meeting but not later than the Effective Time, be amended by written agreement of the Parties, without further notice to or authorization on the part of the Corporation Shareholders, and any such amendment may, subject to the Interim Order and Final Order and Laws, without limitation:

(a)	change the time for performance of any of the obligations or acts of the Parties;

(b)	modify any representation or warranty contained in this Agreement or in any document delivered pursuant to this Agreement;

(c)	modify any of the covenants contained in this Agreement and waive or modify performance of any of the obligations of the Parties; and/or

(d)	modify any mutual conditions contained in this Agreement.

8.2	Termination Fee

(1)
Despite any other provision in this Agreement relating to the payment of fees and expenses, including the payment of brokerage fees, if a Termination Fee Event occurs, the Corporation shall pay the Termination Fee to the International Purchaser, or as the International Purchaser may direct, in accordance with Section 8.2(2). For the purposes of this Agreement, “Termination Fee Event” means the termination of this Agreement:

(a)	by either Purchaser, pursuant to Section 7.2(1)(d) [Change of Recommendation, Entry into Superior Proposal or Material Breach of Non‑Solicit];

(b)	by the Corporation, pursuant to Section 7.2(1)(c)(ii) [Superior Proposal]; or

(c)
by (A) the Corporation or either Purchaser pursuant to Section 7.2(1)(b)(i) [Failure of Corporation Shareholders to Approve] or Section 7.2(1)(b)(iii) [Effective Date not Before Outside Date], (B) the Canadian Purchaser pursuant to Section 7.2(1)(e)(i) [Breach of Representation, Warranty or Covenant in Favour of Canadian Purchaser] due to a wilful breach or fraud by the Corporation or (C) the International Purchaser pursuant to Section 7.2(1)(f)(i) [Breach of Representation, Warranty or Covenant in Favour of International Purchaser] due to a wilful breach or fraud by the Corporation, if:

(i)
following the date hereof and prior to such termination, an Acquisition Proposal is made or publicly announced or otherwise publicly disclosed by any Person (other than the Purchasers or any of their affiliates, or any Person acting jointly or in concert with any of the foregoing) or any Person (other than the Purchaser or any of its affiliates, or any Person acting jointly or in concert with any of the foregoing) shall have publicly announced an intention to make an Acquisition Proposal; and

(ii)
within 12 months following the date of such termination, (23) an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clause (i) above) is consummated by the Corporation or any of its Subsidiaries, or (23) the Corporation or any of its Subsidiaries, directly or indirectly, in one or more transactions, enters into a Contract (other than a confidentiality or standstill agreement) in respect of an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clause (i) above) and such Acquisition Proposal is later consummated (whether or not within 12 months after such termination).

For purposes of the foregoing, the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 1.1, except that references to “20% or more” shall be deemed to be references to “50% or more”.

(2)
If a Termination Fee Event occurs in the circumstances set out in Section 8.2(1)(b), the Termination Fee shall be paid prior to or concurrently with the occurrence of such Termination Fee Event. If a Termination Fee Event occurs in the circumstances set out in Section 8.2(1)(a), the Termination Fee shall be paid within two (2) Business Days following such Termination Fee Event. If a Termination Fee Event occurs in the circumstances set out in Section 8.2(1)(c), the Termination Fee shall be paid upon the consummation of the Acquisition Proposal referred to therein. Any Termination Fee shall be paid (less any applicable withholding Tax) by the Corporation to the International Purchaser (or as the International Purchaser may direct by notice in writing) by wire transfer in immediately available funds to an account designated by the International Purchaser. For greater certainty, in no event shall the Corporation be obligated to pay the Termination Fee on more than one occasion.

8.3	Expenses and Expense Reimbursement

(1)
Except as otherwise expressly provided in this Agreement, all out-of-pocket expenses of the Parties relating to this Agreement or the transactions contemplated hereby, including legal fees, accounting fees, financial advisory fees, regulatory filing fees, stock exchange fees, all disbursements of advisors and printing and mailing costs, shall be paid by the Party incurring such expenses. For greater certainty, nothing in this Agreement will prevent or limit the Corporation from paying the reasonable fees and disbursements (plus applicable Taxes, if any) of its legal, accounting and financial advisors which are incurred by the Corporation in connection with the transactions contemplated hereby.

(2)
If the Canadian Purchaser terminates this Agreement pursuant to Section 7.2(1)(e)(i) [Breach of Representation, Warranty or Covenant in Favour of Canadian Purchaser] due to a breach by the Corporation or the International Purchaser terminates this Agreement pursuant to Section 7.2(1)(f)(i) [Breach of Representation, Warranty or Covenant in Favour of International Purchaser] due to a breach by the Corporation, the Corporation shall pay or cause to be paid an expense reimbursement payment (an “Expense Reimbursement Payment”) equal to, in the case of the Canadian Purchaser, the total of all out-of-pocket fees and expenses incurred by the Canadian Purchaser in connection with the Arrangement and the Financing up to a maximum of $1,000,000 and, in the case of the International Purchaser, the total of all out-of-pocket fees and expenses incurred by the International Purchaser in connection with the Arrangement, up to a maximum of $1,750,000, in each case as set forth in a written notice sent by such recipient setting out the total amount of its Expense Reimbursement Payment entitlement including a breakdown thereof showing the sources of such fees and expenses. The Corporation shall also pay or cause to be paid an Expense Reimbursement Payment to the Canadian Purchaser if a Termination Fee is payable to the International Purchaser pursuant to Section 8.2. Each Expense Reimbursement Payment will be paid in immediately available funds by way of wire transfer (i) on or before the third Business Day immediately following the delivery by the applicable recipient of the written notice contemplated by this Section 8.3(2) or (ii) in the case of an Expense Reimbursement Payment payable to the Canadian Purchaser as a result of a Termination Fee being payable to the International Purchaser, on or before the time the Termination Fee is payable to the International Purchaser pursuant to Section 8.2(2). In no event shall the Corporation be required to pay under Section 8.2(1) and this Section 8.3(2), (i) in aggregate, an amount to the International Purchaser in excess of the Termination Fee or (ii) an Expense Reimbursement Payment to either Purchaser on more than one occasion.

8.4	Acknowledgment
Each of the Parties acknowledges that the agreements contained in Section 8.2 and Section 8.3(2) are an integral part of the transactions contemplated by this Agreement, and that without these agreements none of the Parties would enter into this Agreement, and that the amounts set out in Section 8.2 and Section 8.3(2) represent liquidated damages which are a genuine pre‑estimate of the damages, including opportunity costs, which any Party will suffer or incur as a result of the event giving rise to such damages and resultant termination of this Agreement, and is not a penalty. The Corporation irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive. In the event the Termination Fee is paid to the International Purchaser (or as it directs) and an Expense Reimbursement Payment is paid to the Canadian Purchaser (or as it directs), no other amounts will be due and payable as damages or otherwise by the Corporation to any other Party hereto, and the Parties hereby accept that such payment is the maximum aggregate amount that the Corporation shall be required to pay in lieu of any damages or any other payments or remedy which the other Parties may be entitled to in connection with this Agreement or the transactions contemplated by this Agreement; provided, however, that this limitation shall not apply in the event of a wilful breach by the Corporation or any of its Subsidiaries of its representations, warranties, covenants or agreements set forth in this Agreement (which breach and liability therefore shall not be affected by termination of this Agreement or any payment of the amounts set out in Section 8.2) or fraud. In the event the amounts set out in Section 8.3(2) are paid to the Purchasers (or as they direct), no other amounts will be due and payable as damages or otherwise by the Corporation to the Purchasers other than pursuant to Section 8.2(1)(c), if applicable (but for clarity, subject to the limitation set forth in the last sentence of Section 8.3(2)), and the Purchasers accept that such payments are the maximum aggregate amount that the Party making such payments shall be required to pay in lieu of any damages or any other payments or remedy which the Purchasers may be entitled to in connection with this Agreement or the transactions contemplated by this Agreement; provided, however, that this limitation shall not apply in the event of a wilful breach by the Corporation or any of its Subsidiaries of its representations, warranties, covenants or agreements set forth in this Agreement (which breach and liability therefore shall not be affected by termination of this Agreement or any payment of the amounts set out Section 8.3(2)) or fraud. Notwithstanding anything in this Agreement to the contrary, while the Purchasers may pursue both a grant of specific performance in accordance with Section 8.7 and the payment of the Termination Fee under Section 8.2, under no circumstances shall the Purchasers be permitted or entitled to receive both a grant of specific performance of the Corporation’s obligation to consummate the transactions contemplated hereby and the Termination Fee.

8.5	Notices
Any notice, or other communication given regarding the matters contemplated by this Agreement must be in writing, sent by personal delivery, courier, facsimile or electronic mail and addressed:

(a)	to the Corporation at:
HNZ Group Inc.
4500, 1000 Airport Road
Edmonton International Airport
Edmonton, Alberta
T9E 0V3

Attention:    Matt Wright
Facsimile:    780-429-6925
Email:        mwright@hnz.com
with a copy to:
McCarthy Tétrault LLP
1000 De La Gauchetière Street West, Suite 2500
Montréal, Québec H3B 0A2

Attention:    Clemens Mayr
Facsimile:    (514) 875-6246
Email:        cmayr@mccarthy.ca
and a copy to:
Fasken Martineau Dumoulin LLP
Stock Exchange Tower
800 Square Victoria, Suite 3700
Montréal, Québec, H4Z 1E9
Attention:    Gabriel Castiglio
Facsimile:    (514) 397-7600
Email:        gcastiglio@fasken.com

(b)	to the Canadian Purchaser and/or Don Wall at:
661 Estate Drive
Sherwood Park, Alberta, T8B 1M4
Attention:     Don Wall
Email:        donwall@hotmail.com
with a copy to:
Burnet, Duckworth & Palmer LLP
2400, 525 8th Avenue S.W.
Calgary, AB T2P 1G1
Attention:    Jacob Hoeppner
Facsimile:    (403) 230-0332
Email:        jhoeppner@bdplaw.com

(c)	to the International Purchaser at:
PHI, Inc.
2001 SE Evangeline Thruway
Lafayette, LA 70508
Attention:     Lance Bospflug
Facsimile:    (337) 266-9576
Email:        lbospflug@phihelico.com
with a copy to:
Blake, Cassels, Graydon LLP
199 Bay St., Suite 4000
Toronto, ON M5A 1A9
Attention:    Donald Gray and Richard Turner
Facsimile:    (416) 863-2653
Email:        donald.gray@blakes.com and richard.turner@blakes.com
and to:
Jones Walker LLP
201 St. Charles Ave., Suite 5100
New Orleans, LA 70170
Attention:    Kenneth J. Najder and Daniella G. Silberstein
Facsimile:    (504) 589-8465
Email:        knajder@joneswalker.com and dsilberstein@joneswalker.com
Any notice or other communication is deemed to be given and received (23) if sent by personal delivery or same day courier, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, (23) if sent by overnight courier, on the next Business Day, (23) if sent by facsimile, on the Business Day following the date of confirmation of transmission by the originating facsimile, or (23) if sent by electronic mail, when the sender receives an email from the recipient acknowledging receipt, provided that an automatic “read receipt” does not constitute acknowledgment of an email for purposes of this Section 8.5. Sending a copy of a notice or other communication to a Party’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the notice or other communication to that Party. The failure to send a copy of a notice or other communication to legal counsel does not invalidate delivery of that notice or other communication to a Party.

8.6	Time of the Essence
Time is of the essence in this Agreement.

8.7	Injunctive Relief

(1)
The Corporation and the Purchasers agree that irreparable harm would occur for which money damages would not be an adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Corporation and the Purchasers shall be entitled to injunctive and other equitable relief to prevent breaches or threatened breaches of this Agreement, and to enforce compliance with the terms of this Agreement, without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which the Corporation and the Purchasers may be entitled at Law or in equity.

(2)	Notwithstanding anything herein to the contrary, it is hereby acknowledged and agreed that:

(a)
the Corporation and the International Purchaser shall be entitled to seek specific performance of the Canadian Purchaser’s obligations to complete the Arrangement pursuant to the terms of this Agreement and to seek specific performance as a third party beneficiary of the Canadian Purchaser’s rights against the Canadian Purchaser’s Bank Lender under the Bank Commitment Letter and the Canadian Purchaser’s Subordinated Commitment Lender under the Subordinated Commitment Letter, in each case subject to the terms thereof, and to cause the Canadian Purchaser to enforce the obligations of the Canadian Purchaser’s Bank Lender and the Canadian Purchaser’s Subordinated Lender to fund the Bank Financing under the Bank Commitment Letter and the Subordinated Financing under the Subordinated Commitment Letter, respectively, but only in the event that each of the following conditions has been satisfied: (i) all of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied (other than those conditions that by their nature are to be satisfied at the Effective Time and which shall be satisfied at the Effective Time); (ii) the Canadian Purchaser fails to deposit the Canadian Consideration in escrow with the Depositary as required by Section 2.8(b); (iii) all of the conditions to the consummation of the Bank Financing provided by the Bank Commitment Letter and all of the conditions to the consummation of the Subordinated Financing under the Subordinated Commitment Letter have been satisfied (other than those conditions that by their nature are to be satisfied at the Effective Time and which shall be so satisfied at the Effective Time); (iv) the International Purchaser has deposited funds in escrow to the Depositary in accordance with Section 2.8(a) (or specific performance of the International Purchaser’s obligations under Section 2.8(a) is also being sought); and (v) the Corporation and (unless specific performance of the International Purchaser’s obligations under Section 2.8(b) is also being sought) the International Purchaser have each irrevocably confirmed in writing to the Canadian Purchaser that if specific performance is granted, and the Canadian Purchaser otherwise complies with its obligations hereunder, it will perform its obligations in accordance with the terms of this Agreement.

(b)
the Corporation and the Canadian Purchaser shall be entitled to seek specific performance of the International Purchaser’s obligations to complete the Arrangement pursuant to the terms of this Agreement, but only in the event that each of the following conditions has been satisfied: (i) all of the conditions set forth in Section 6.1 and Section 6.3 have been satisfied (other than those conditions that by their nature are to be satisfied at the Effective Time and which shall be satisfied at the Effective Time); (ii) the International Purchaser fails to deposit funds in escrow with the Depositary as required by Section 2.8(a); (iii) the Canadian Purchaser has deposited funds in escrow with the Depositary in accordance with Section 2.8(b) (or specific performance of the Canadian Purchaser’s obligations under Section 2.8(b) is also being sought); and (iv) the Corporation and (unless specific performance of the Canadian Purchaser’s obligations under Section 2.8(b) is also being sought) the Canadian Purchaser have each irrevocably confirmed in writing to the International Purchaser that if specific performance is granted, and the International Purchaser otherwise complies with its obligations hereunder, it will perform its obligations in accordance with the terms of this Agreement.

(3)
Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (a) either Party has an adequate remedy at Law or (b) an award of specific performance is not an appropriate remedy for any reason at Law or equity.

8.8	Third Party Beneficiaries

(1)
Except as provided in Section 2.4(e) and Section 4.11 which, without limiting their terms, are intended as stipulations for the benefit of the third Persons mentioned in such provisions (such third Persons referred to in this Section 8.8 as the “Third Party Beneficiaries”) and except for the rights of the Affected Securityholders to receive the applicable consideration following the Effective Time pursuant to the Arrangement (for which purpose the Corporation hereby confirms that it is acting as agent on behalf of the Affected Securityholders), the Parties intend that this Agreement will not benefit or create any right or cause of action in favour of any Person, other than the Parties and that no Person, other than the Parties, shall be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum.

(2)
Despite the foregoing, the Parties acknowledge to each of the Third Party Beneficiaries their direct rights against the applicable Party under Section 2.4(e) and Section 4.11, which are intended for the benefit of, and shall be enforceable by, each Third Party Beneficiary, his or her heirs and his or her legal representatives, and for such purpose, the Corporation confirms that it is acting as agent on their behalf, and agrees to enforce such provisions on their behalf.

8.9	Waiver
No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.

8.10	Entire Agreement
This Agreement, together with the Corporation Disclosure Letter, the PHI Loan Commitment Letter and the Cooperation Agreements, constitute the entire agreement between the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. The Parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement.

8.11	Successors and Assigns

(1)
This Agreement becomes effective only when executed by all of the Parties. After that time, it will be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns.

(2)
Neither this Agreement nor any of the rights or obligations under this Agreement are assignable or transferable by any of the Parties without the prior written consent of the other Parties; provided that either Purchaser may assign all or any part of its rights under this Agreement to, and its obligations under this Agreement may be assumed by, any of its affiliates, provided that it shall continue to be solidarily liable with such affiliate for all of its obligations hereunder.

8.12	Severability
If any provision of this Agreement is determined to be illegal, invalid or unenforceable by any court of competent jurisdiction, that provision will be severed from this Agreement and the remaining provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties, as applicable, shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

8.13	Governing Law

(1)	This Agreement will be governed by and interpreted and enforced in accordance with the Laws of the Province of Québec and the federal Laws of Canada applicable therein.

(2)
Each of the Parties irrevocably attorns and submits to the non-exclusive jurisdiction of the Québec courts situated in the City of Montréal and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum. All such proceedings shall be conducted in the English language.

8.14	Rules of Construction
The Parties waive the application of any Law or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.

8.15	No Liability
No director or officer of the Purchasers or any of their respective Subsidiaries shall have any personal liability whatsoever to the Corporation under this Agreement or any other document delivered in connection with the transactions contemplated hereby on behalf of the Purchasers. No director or officer of the Corporation or any of its Subsidiaries shall have any personal liability whatsoever to the Purchaser under this Agreement or any other document delivered in connection with the transactions contemplated hereby on behalf of the Corporation or any of its Subsidiaries.

8.16	Language
The Parties expressly acknowledge that they have requested that this Agreement and all ancillary and related documents thereto be drafted in the English language only, including, without limiting the generality of the foregoing, all the Court proceedings relating to obtaining the Interim and Final Order, the draft orders, the outline of arguments, as well as the Articles of Arrangement. Les parties aux présentes reconnaissent avoir exigé que la présente entente et tous les documents qui y sont accessoires et sans limiter la généralité de ce qui précède, toutes les procédures en lien avec l’Ordonnance provisoire et finale, les projets d’ordonnances, les plans d’arguments ainsi que les clauses de l’arrangement soient rédigés en anglais seulement.

8.17	Counterparts
This Agreement may be executed in any number of counterparts (including counterparts by facsimile or other method of electronic communication) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement among the Parties.
[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF the Parties have executed this Arrangement Agreement as of the date first written above.

2075568 ALBERTA ULC
	By:	/s/ Don Wall
Authorized Signing Officer

/s/ Matthew Wright	/s/ Don Wall
Witness: Matthew Wright	Don E. Wall

PHI, INC.
	By:	/s/ Al. A. Gonsoulin
Authorized Signing Officer

HNZ GROUP INC.
	By:	/s/ Mathieu Gauvin
Authorized Signing Officer

SCHEDULE A
PLAN OF ARRANGEMENT
See Attached.

SCHEDULE A
PLAN OF ARRANGEMENT
UNDER SECTION 192 OF THE
CANADA BUSINESS CORPORATIONS ACT
Article 1
DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the meanings hereinafter set forth and grammatical variations of such terms shall have corresponding meanings:
“Affected Securities” means, collectively, the Corporation Shares, LTIP Units and DSUs;
“Affected Securityholders” means, collectively, the holders of Affected Securities;
“Arrangement” means an arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations to this Plan of Arrangement made in accordance with the terms of the Arrangement Agreement and this Plan of Arrangement or made at the direction of the Court in the Final Order with the prior written consent of the Parties, each acting reasonably;
“Arrangement Agreement” means the arrangement agreement dated as of October 30, 2017 between the Canadian Purchaser, Don Wall, the International Purchaser and the Corporation, including all schedules attached thereto, as it may be amended, modified or supplemented from time to time in accordance with the terms thereof;
“Articles of Arrangement” means the articles of arrangement of the Corporation in respect of the Arrangement required by the CBCA to be sent to the Director after the Final Order is made, which shall include the Plan of Arrangement and otherwise be in a form and content satisfactory to the Parties, each acting reasonably;
“Board” means the board of directors of the Corporation as constituted from time to time;
“Business Day” means any day of the year, other than a Saturday, Sunday or any day on which major banks are closed for business in Montréal, Quebec, Edmonton, Alberta, Toronto, Ontario or Lafayette, Louisiana;
“Canadian Consideration” means the portion of the aggregate Consideration that exceeds the PHI Loan advanced to the Canadian Purchaser, payable in cash;
“Canadian Purchaser” means 2075568 Alberta ULC or any successor or permitted assign thereof;
“CBCA” means the Canada Business Corporations Act;
“Certificate of Arrangement” means the certificate of arrangement to be issued by the Director pursuant to subsection 192(7) of the CBCA in respect of the Articles of Arrangement;
"CHL" means Canadian Helicopters Limited, a corporation existing under the CBCA;
“Circular” means the notice of the Corporation Meeting and accompanying management information circular dated ●, 2017, including all schedules, appendices and exhibits to, and information incorporated by reference in, such management information circular, sent to the Corporation Shareholders in connection with the Corporation Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Arrangement Agreement;
“Consideration” means $18.70 in cash per Corporation Share;
“Contract” means any legally binding agreement, commitment, engagement, contract, licence, lease, obligation, understanding or undertaking to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries is bound;
“Corporation” means HNZ Group Inc., a corporation incorporated under the laws of Canada;
“Corporation Meeting” means the special meeting of the Corporation Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of the Arrangement Agreement, called and held in accordance with the Interim Order to consider the Arrangement Resolution, and for any other purpose as may be set out in the Corporation Circular and agreed to in writing by the Purchasers;
“Corporation Shareholders” means the registered and/or beneficial holders of the Corporation Shares, as the context requires;
“Corporation Shares” means, collectively, the common shares and the variable voting shares in the capital of the Corporation;
“Court” means the Superior Court of Québec (Commercial Division), or other court having jurisdiction in respect of the Arrangement, as applicable;
“Depositary” means such Person as the Corporation may appoint to act as depositary in relation to the Arrangement, with the approval of each Purchaser, acting reasonably;
“Director” means the Director appointed pursuant to Section 260 of the CBCA;
“Dissent Rights” has the meaning specified in Section 3.1;
“Dissenting Shareholder” means a registered Corporation Shareholder who has properly and validly exercised its Dissent Rights in strict compliance with Section 3.1, who has not withdrawn or been deemed to have withdrawn such exercise and who is ultimately determined to be entitled to be paid the fair value of its Corporation Shares;
“Don Wall” means Mr. Don E. Wall;
“DSU Plan” means the deferred share unit plan of the Corporation adopted as of September 21, 2012;
“DSUs” means the outstanding deferred share units issued under the DSU Plan (including, for greater certainty, deferred share units issued or paid as dividend equivalents);
“Effective Date” means the date shown on the Certificate of Arrangement giving effect to the Arrangement;
“Effective Time” means 12:01 a.m. (Montreal Time) on the Effective Date or such other time as the Parties may agree to in writing before the Effective Date;
“Final Order” means the order of the Court approving the Arrangement, in a form acceptable to the Parties, each acting reasonably, as such order may be amended by the Court (with the consent of the Parties, each acting reasonably) at any time prior to the Effective Date or as such order may be affirmed or amended on appeal (provided that any such amendment is satisfactory to the Parties, each acting reasonably);
“Governmental or Arbitral Entity” means (23) any international, multinational, national, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau, minister, ministry, governor in council, cabinet, agency or instrumentality, domestic or foreign, (23) any subdivision or authority of any of the above, including any tribunal, commission, regulatory agency or self-regulatory organization, (23) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, (23) any stock exchange or (23) any arbitration panel or arbitrator deciding or resolving contractual disputes or interpreting any provisions of a Contract;
“Interim Order” means the interim order of the Court in a form acceptable to the Parties, each acting reasonably providing for, among other things, the calling and holding of the Corporation Meeting, as such order may be amended by the Court with the consent of the Parties, each acting reasonably;
“International Purchaser” means PHI, Inc. or any permitted assign thereof;
“International Subsidiaries” means HNZ New Zealand Limited (including its HNZ Philippines and HNZ Papua New Guinea branches), HNZ Singapore Private Limited, HNZ Australia Holdings Pty Limited and HNZ Australia Pty Limited., and “International Subsidiary” means any one of them.
“International Subsidiary Ownership Interests” has the meaning specified in Section
2.3(l);
“Law” means, with respect to any Person, any and all applicable law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, Award, order, injunction, judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated, rendered, issued, ordered or applied by a Governmental or Arbitral Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental or Arbitral Entity, as amended unless expressly specified otherwise;
“Letter of Transmittal” means the letter of transmittal to be sent by the Corporation to the Corporation Shareholders in connection with the Arrangement;
“Lien” means any mortgage, charge, pledge, encumbrance, hypothec, security interest, prior claim, lien (statutory or otherwise) assignment, option, right of first refusal, easement, mortgage, charge, indenture, deed of trust, statutory or deemed trust, right of way, restriction on the use of real property, encroachment, licence to third parties, lease to third parties, security agreement, deed of trust, collateral assignment, title retention, conditional sale, or any other encumbrance and other restriction or limitation on use of real or personal property or irregularities in title thereto, in each case, whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;
“LTIP” means the cash settled long‑term incentive plan of the Corporation adopted by the Corporation in 2012;
“LTIP Units” means the outstanding units issued under the LTIP Plan;
“Parties” means, collectively, the Corporation, Don Wall, the Canadian Purchaser and the International Purchaser;
“Person” includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental or Arbitral Entity), syndicate or other entity, whether or not having legal status;
“PHI Loan” means one or more loans to be made by the International Purchaser and/or one or more of its affiliates to the Canadian Purchaser pursuant to the PHI Loan Agreement and the Plan of Arrangement having an aggregate principal amount equal to $167,530,404;
"PHI Loan Agreement" means the loan agreement to be entered into between the International Purchaser and the Canadian Purchaser (or one or more of its affiliates) setting forth the terms and conditions of the PHI Loan;
“Plan Participant” means any holder of DSUs or LTIP Units who is entitled to consideration pursuant to Section 2.3 hereof;
“Purchasers” means the Canadian Purchaser and the International Purchaser;
“Rights Plan” means the shareholder rights plan agreement between the Corporation and Computershare Trust Company of Canada dated as of April 3, 2017;
“Rollover Agreement” means the agreement or agreements to be entered into between the Canadian Purchaser and Don Wall and/or his affiliates regarding their equity participation in the Arrangement;
“Rollover Share” means any Corporation Share which is the subject of a Rollover Agreement between Don Wall and/or his affiliates and the Canadian Purchaser as at the Effective Date; and
“Tax Act” means the Income Tax Act (Canada).

1.2	Certain Rules of Interpretation
In this Agreement, unless otherwise specified:

(1)
Headings, etc. The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Plan of Arrangement.

(2)	Currency. All references to dollars or to $ are references to Canadian dollars.

(3)	Gender and Number. Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(4)
Phrasing. The words (i) “including”, “includes” and “include” mean “including (or includes or include) without limitation,” and (ii) unless stated otherwise, “Article”, “Section”, “paragraph” and “Schedule” followed by a number or letter mean and refer to the specified Article, Section paragraph of or Schedule to this Plan of Arrangement.

(5)
Statutes. Any reference to a statute refers to such statute and all rules, resolutions and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

(6)
Computation of Time. A period of time is to be computed as beginning on the day following the event that began the period and ending at 4:30 p.m. on the last day of the period, if the last day of the period is a Business Day, or at 4:30 p.m. on the next Business Day if the last day of the period is not a Business Day. If the date on which any action is required or permitted to be taken under this Plan of Arrangement by a Person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day.

(7)	Time References. References to time are to local time, Montreal, Québec. Time shall be of the essence in this Plan of Arrangement.
Article 2
THE ARRANGEMENT

2.1	Arrangement Agreement
This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement, except in respect of the sequence of the steps comprising the Arrangement which shall occur in the order set forth herein. This Plan of Arrangement constitutes an arrangement as referred to in Section 192 of the CBCA.

2.2	Binding Effect
This Plan of Arrangement and the Arrangement, upon the filing of the Articles of Arrangement and the issuance of the Certificate of Arrangement, will become effective, and be binding on the Parties, the Corporation Shareholders (including Dissenting Shareholders), the Plan Participants, the registrar and transfer agent of the Corporation Shares, the Depositary and all other Persons, in each case, at and after the Effective Time without any further act or formality required on the part of any Person.

2.3	Arrangement
Commencing at the Effective Time, the following shall occur and shall be deemed to occur five (5) minutes apart and in the following order without any further act or formality:

(1)	Notwithstanding the terms of the Rights Plan, the Rights Plan shall be terminated and all rights issued pursuant to the Rights Plan shall be cancelled without any payment in respect thereof.

(2)	The International Purchaser will make the PHI Loan to the Canadian Purchaser in accordance with the PHI Loan Agreement.

(3)	Simultaneously:

(a)
Each LTIP Unit outstanding immediately prior to the Effective Time shall be deemed to be vested and shall be deemed to be transferred by the holder thereof, free and clear of any Liens, to the Corporation in exchange for a cash payment by the Corporation equal to the Consideration in respect of each LTIP Unit, less amounts withheld and remitted in accordance with Section 4.3 and each such LTIP Unit shall immediately be cancelled.

(b)
The LTIP and any agreements related thereto shall be terminated and the Corporation shall have no liabilities or obligations under the LTIP or any agreement related thereto except pursuant to this Section 2.3(c).

(c)
Each DSU outstanding immediately prior to the Effective Time shall be deemed to be vested and shall be deemed to be transferred by the holder thereof, free and clear of any Liens, to the Corporation in exchange for a cash payment by the Corporation equal to the Consideration in respect of each DSU, less amounts withheld and remitted in accordance with Section 4.3 and such DSU shall immediately be cancelled.

(d)
The DSU Plan and any agreements related thereto shall be terminated and the Corporation shall have no liabilities or obligations under the DSU Plan or any agreement related thereto except pursuant to this Section 2.3(c).

(4)
Each Corporation Share held by a Dissenting Shareholder in respect of which Dissent Rights have been validly exercised shall be deemed to be transferred by the holder thereof, free and clear of any Liens, to the Canadian Purchaser in consideration for a debt claim against the Canadian Purchaser for the amount determined in accordance with Section 3.1, each such Dissenting Shareholder shall cease to be a holder of Corporation Shares and to have any rights as a Corporation Shareholder other than the right to be paid the fair value of such Corporation Shares as set out in Section 3.1 and each such Dissenting Shareholder’s name shall be removed from the central securities register of the Corporation in respect of such shares at such time.

(5)
Each outstanding Corporation Share (other than the Rollover Shares) shall be transferred by the holder thereof to the Canadian Purchaser (free and clear of any Liens) in exchange for a cash payment equal to the Consideration less such amount withheld and remitted in accordance with Section 4.3, and the name of such holder shall be removed from the central securities register of the Corporation and the Canadian Purchaser shall be recorded as the registered holder of the Corporation Shares so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances.

(6)
Each Rollover Share shall be transferred by the holder thereof to the Canadian Purchaser in exchange for shares of the Canadian Purchaser on such terms and conditions as are set out in the applicable Rollover Agreement.

(7)
The aggregate amount of the stated capital for the common shares in the capital of CHL held by the Corporation will be reduced to $1.00, without any distributions made in respect of such common shares.

(8)	CHL and the Corporation will be amalgamated as HNZ Amalco and will continue as one corporation under the CBCA in accordance with the provisions of Section 2.4.

(9)
The aggregate amount of the stated capital for the common shares in the capital of HNZ Amalco held by the Canadian Purchaser will be reduced to $1.00, without any distributions made in respect of such common shares.

(10)	HNZ Amalco and the Canadian Purchaser will be amalgamated as Amalco and will continue as one corporation under the CBCA in accordance with the provisions of Section 2.5.

(11)
In satisfaction and discharge of a portion of the outstanding principal amount under the PHI Loan in an amount equal to the fair market value of the International Subsidiary Ownership Interests, all of the issued and outstanding shares and securities (voting or otherwise) and equity and other ownership interests in or of the International Subsidiaries (registered, beneficial or otherwise) along with certain outstanding receivables owing by the International Subsidiaries (collectively, the “International Subsidiary Ownership Interests”) will be transferred by Amalco to the International Purchaser, and Amalco will be removed from the registers of holders of such International Subsidiary Ownership Interests, and the International Purchaser shall be recorded as the registered and beneficial holder of such International Subsidiary Ownership Interests so transferred and shall be the sole registered and beneficial owner of such International Subsidiary Interests, free and clear of any Liens.

2.4	HNZ Amalco Arrangement Matters

(1)	Upon the amalgamation of CHL and the Corporation to form HNZ Amalco pursuant to Section 2.3(i), the following provisions will apply to HNZ Amalco:

(a)	Name. The Name of HNZ Amalco will be “HNZ Group Inc.”.

(b)	Registered Office. The registered office of HNZ Amalco will be at the same registered office as the Corporation.

(c)	Restrictions on Business. None.

(d)	Articles. The articles of the Corporation, shall be deemed to be the articles of amalgamation of HNZ Amalco.

(e)	Restrictions on Transfer. None.

(f)	Number of Directors. HNZ Amalco shall have a minimum of three directors and a maximum of 12 directors, until changed in accordance with the CBCA.

(g)	First Directors. The first directors of HNZ Amalco shall be the same as the directors of the Corporation.

(h)
Shares. All shares of CHL shall be cancelled without any repayment of capital in respect thereof; no shares will be issued by HNZ Amalco in connection with the amalgamation and all shares of the Corporation prior to the amalgamation shall be unaffected and shall continue as shares of Amalco.

(i)
Stated Capital. The stated capital account of the shares of HNZ Amalco will be equal to the aggregate stated capital accounts in respect of the Corporation Shares immediately prior to the amalgamation.

(j)	By-laws. The by-laws of HNZ Amalco shall be the same as those of the Corporation.

(2)	The provisions of subsection 186(a) to (g) of the CBCA shall apply to the amalgamation of the Corporation and CHL referred to in Section 2.3(i), at the time of the amalgamation, with the result that:

(a)	the amalgamation of the amalgamating corporations and their continuance as one corporation becomes effective;

(b)	the property of each amalgamating corporation continues to be the property of the amalgamated corporation;

(c)	the amalgamated corporation continues to be liable for the obligations of each amalgamating corporation;

(d)	an existing cause of action, claim or liability to prosecution is unaffected;

(e)	a civil, criminal or administrative action or proceeding pending by or against an amalgamating corporation may be continued to be prosecuted by or against the amalgamated corporation;

(f)	a conviction against, or ruling, order or judgment in favour of or against, an amalgamating corporation may be enforced by or against the amalgamated corporation; and

(g)
the Articles of Arrangement are deemed to be the articles of incorporation of the amalgamated corporation and the Certificate of Arrangement is deemed to be the certificate of incorporation of the amalgamated corporation.

2.5	Amalco Arrangement Matters

(1)	Upon the amalgamation of HNZ Amalco and the Canadian Purchaser to form Amalco pursuant to Section 2.3(k), the following provisions will apply to Amalco:

(a)	Name. The name of Amalco will be “Canadian Helicopters Limited”.

(b)	Registered Office. The registered office of Amalco will be at the same registered office as the Canadian Purchaser.

(c)	Restrictions on Business. None.

(d)	Articles. The articles of the Canadian Purchaser, shall be deemed to be the articles of amalgamation of Amalco.

(e)	Restrictions on Transfer. None.

(f)	Number of Directors. Amalco shall have a minimum of three directors and a maximum of 12 directors, until changed in accordance with the CBCA.

(g)	First Directors. The first directors of Amalco shall be the same as the directors of the Canadian Purchaser.

(h)
Shares. All shares of HNZ Amalco shall be cancelled without any repayment of capital in respect thereof; no shares will be issued by Amalco in connection with the amalgamation and all shares of the Canadian Purchaser prior to the amalgamation shall be unaffected and shall continue as shares of Amalco.

(i)
Stated Capital. The stated capital account of the shares of Amalco will be equal to the stated capital account in respect of the Common Shares of the Canadian Purchaser immediately prior to the amalgamation.

(j)	By-laws. The by-laws of Amalco shall be the same as those of the Canadian Purchaser.

(2)
The provisions of subsection 186(a) to (g) of the CBCA shall apply to the amalgamation of the Canadian Purchaser and HNZ Amalco referred to in Section 2.3(k), at the time of the amalgamation, with the result that:

(a)	the amalgamation of the amalgamating corporations and their continuance as one corporation becomes effective;

(b)	the property of each amalgamating corporation continues to be the property of the amalgamated corporation;

(c)	the amalgamated corporation continues to be liable for the obligations of each amalgamating corporation;

(d)	an existing cause of action, claim or liability to prosecution is unaffected;

(e)	a civil, criminal or administrative action or proceeding pending by or against an amalgamating corporation may be continued to be prosecuted by or against the amalgamated corporation;

(f)	a conviction against, or ruling, order or judgment in favour of or against, an amalgamating corporation may be enforced by or against the amalgamated corporation; and

(g)
the Articles of Arrangement are deemed to be the articles of incorporation of the amalgamated corporation and the Certificate of Arrangement is deemed to be the certificate of incorporation of the amalgamated corporation.

Article 3
RIGHTS OF DISSENT

3.1	Rights of Dissent
Each Corporation Shareholder may exercise dissent rights with respect to the Corporation Shares held by such holder (“Dissent Rights”) in connection with the Arrangement pursuant to the procedure set forth in Section 190 of the CBCA as modified by the Interim Order and this Section 3.1; provided that, notwithstanding subsection 190(5) of the CBCA, the written objection to the Arrangement Resolution referred to in subsection 190(5) of the CBCA must be received by the Corporation not later than 5:00 p.m. (Montreal time) two Business Days immediately preceding the date of the Corporation Meeting (as it may be adjourned or postponed from time to time). Each Dissenting Shareholder who duly and validly exercises its Dissent Rights shall be deemed to have transferred the Corporation Shares held by such Dissenting Shareholder and in respect of which Dissent Rights have been validly exercised to the Canadian Purchaser without any further act or formality on its part, free and clear of all Liens, as provided in Section 2.3(d) of the Plan of Arrangement, and if such Dissenting Shareholder:

(1)
is ultimately entitled to be paid fair value for its Corporation Shares, (i) shall be deemed not to have participated in the transactions in Article 2 (other than Section 2.3(d); (ii) shall be entitled to be paid an amount equal to such fair value by the Canadian Purchaser, which fair value shall be determined as of the close of business on the day before the Arrangement Resolution was adopted and (iii) will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such Corporation Shareholder not exercised its Dissent Rights in respect of such Corporation Shares; or

(2)
is ultimately not entitled, for any reason, to be paid fair value for their Corporation Shares, shall be deemed to have participated in the Arrangement on the same basis as a non‑dissenting holder of Corporation Shares and shall be entitled to receive only the consideration contemplated in Section 2.3(e) hereof that such Corporation Shareholder would have received pursuant to the Arrangement if such Corporation Shareholder had not exercised Dissent Rights.

but further provided that in no case shall the Corporation, Don Wall or the Purchasers (or any of their respective successors or assigns) or any other Person be required to recognize (i) a Person exercising Dissent Rights unless such Person is the registered holder of the Corporation Shares in respect of which such rights are sought to be exercised, or (ii) from and after the Effective Time, holders of Corporation Shares in respect of which Dissent Rights have been validly exercised, as Corporation Shareholders, and the names of such holders of Corporation Shares shall be deleted from the central securities register as holders of Corporation Shares at the Effective Time.
In addition to any other restrictions under Section 190 of the CBCA, none of the following shall be entitled to exercise Dissent Rights: (i) holders of DSUs and LTIP Units; and (ii) Corporation Shareholders who vote or have instructed a proxyholder to vote their Corporation Shares in favour of the Arrangement Resolution (but only in respect of such Corporation Shares).
Article 4
PAYMENT OF CONSIDERATION

4.1	Payment and Delivery

(1)	Prior to the Effective Time,

(a)
the International Purchaser shall, in accordance with the Arrangement Agreement, provide, or cause to be provided, the Depositary with cash funds in escrow, in an amount equal to the PHI Loan, from which the PHI Loan shall be made in accordance with Section 2.3(b); and

(b)
the Canadian Purchaser shall, in accordance with the Arrangement Agreement, provide, or cause to be provided, the Depositary with cash funds in escrow, for the benefit of and to be held on behalf of the Corporation Shareholders entitled to receive cash pursuant to Section 2.3(e), equal to the Canadian Consideration

(2)
Upon the surrender by a Corporation Shareholder to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented one or more outstanding Corporation Shares, together with the delivery by such Corporation Shareholder of a duly completed and executed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, the Depositary shall deliver to the applicable Corporation Shareholder, as soon as reasonably practicable and in accordance with Section 2.3(e) a cheque (or other form of immediately available funds) representing the aggregate Consideration that such Corporation Shareholder is entitled to receive under the Arrangement less any amounts withheld pursuant to Section 4.3.

(3)
As soon as practicable after the Effective Date (and not later than the first regularly scheduled payroll date following the Effective Date, provided that such payroll date is not less than three Business Days after the Effective Date), Amalco shall pay the amounts, net of applicable withholdings, to be paid to Plan Participants pursuant to this Plan of Arrangement, either (i) pursuant to the normal payroll practices and procedures of the Corporation, or (ii) in the event that payment pursuant to the normal payroll practices and procedures of the Corporation is not practicable for any such Plan Participant, by cheque (delivered to such Plan Participant as reflected on the register maintained by the Corporation in respect of the LTIPs and/or DSUs, as applicable).

(4)
Until surrendered as contemplated by this Section 4.1, each certificate that immediately prior to the Effective Time represented outstanding Corporation Shares shall be deemed, immediately after the completion of the transactions contemplated in Section 2.3, to represent only the right to receive upon such surrender the entitlement to which the holder thereof is entitled pursuant to Section 2.3. Any such certificate formerly representing outstanding Corporation Shares not duly surrendered on or before the sixth (6th) anniversary of the Effective Date shall cease to represent a claim by or interest of any former Corporation Shareholder of any kind or nature against or in any of the Parties.

(5)
Any payment made by way of cheque by the Depositary or by the Corporation, pursuant to the Arrangement that has not been deposited or has been returned to the Depositary or the Corporation or that otherwise remains unclaimed, in each case, on or before the sixth (6th) anniversary of the Effective Time, and any right or claim to payment hereunder that remains outstanding on the sixth (6th) anniversary of the Effective Time shall cease to represent a right or claim of any kind or nature and the right of any Affected Securityholder to receive the consideration for any Affected Securities pursuant to the Arrangement shall terminate and be deemed to be surrendered and forfeited to the Canadian Purchaser (or the Corporation, as applicable) for no consideration.

(6)
No Affected Securityholder shall be entitled to receive any consideration with respect to Affected Securities other than the consideration to which such Affected Securityholder is entitled to receive in accordance with Section 2.3 and no such Affected Securityholder shall be entitled to receive any interest, dividends, premium or other payment in connection therewith, other than any declared but unpaid dividends with a record date prior to the Effective Date. No dividend or other distribution declared or made after the Effective Time with respect to Affected Securities or with a record date on or after the Effective Date shall be delivered to the holder of any unsurrendered certificate which, immediately prior to the Effective Date, represented outstanding Affected Securities.

4.2	Lost Certificates
In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Corporation Shares that were transferred pursuant to this Plan of Arrangement shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary shall pay and deliver, in exchange for such lost, stolen or destroyed certificate, the Consideration which such holder is entitled to receive for such Corporation Shares under this Plan of Arrangement, net of amounts required to be withheld pursuant to Section 4.3, in accordance with such holder’s Letter of Transmittal. When authorizing such payment and delivery in exchange for any lost, stolen or destroyed certificate, the Person to whom the payment is made shall, as a condition precedent to the delivery thereof, give a bond satisfactory to the Canadian Purchaser, the International Purchaser and the Depositary in such sum as the Canadian Purchaser may direct or otherwise indemnify the Depositary, Don Wall, the International Purchaser and the Canadian Purchaser and/or any of their respective representatives or agents in a manner satisfactory to the Canadian Purchaser against any claim that may be made against Don Wall, the International Purchaser, the Canadian Purchaser and/or any of their respective representatives or agents with respect to the certificate alleged to have been lost, stolen or destroyed.

4.3	Withholding Rights
The Corporation, Don Wall, the Canadian Purchaser, the International Purchaser and the Depositary, as applicable, shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable to any Affected Securityholder under this Plan of Arrangement, such amounts as the Corporation, Don Wall, the Canadian Purchaser, the International Purchaser or the Depositary is permitted or required to deduct and withhold with respect to such payment under the Tax Act or any provision of applicable Laws and shall remit such amounts to the appropriate Governmental or Arbitral Entity. To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes as having been paid to the Affected Securityholder in respect of which such deduction and withholding was made.

4.4	No Liens
Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens or other claims of third parties of any kind.
Article 5
AMENDMENT

5.1	Amendments to Plan of Arrangement

(1)
The Parties may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification and/or supplement must (i) be set out in writing, (ii) be approved by the Parties in writing, each acting reasonably, (iii) be filed with the Court and, if made following the Corporation Meeting, approved by the Court, and (iv) be communicated to the Affected Securityholders if and as required by the Court.

(2)
Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Parties at any time prior to the Corporation Meeting (provided that the other Parties, as applicable, shall have consented thereto in writing) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Corporation Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(3)
Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Corporation Meeting shall be effective only if (i) it is consented to in writing by each of the Parties (in each case, acting reasonably), and (ii) if required by the Court, it is consented to by some or all of the Corporation Shareholders voting in the manner directed by the Court.

(4)
Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date by the Purchasers, provided that it concerns a matter which, in the reasonable opinion of the Purchasers, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the interest of any former holder of Affected Securities.

Article 6
FURTHER ASSURANCES

6.1	Further Assurances
Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the Parties shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out in this Plan of Arrangement.
Article 7
PARAMOUNTCY

7.1	Paramountcy
From and after the Effective Time:

(1)	this Plan of Arrangement shall take precedence and priority over any and all rights related to the Affected Securities issued prior to the Effective Time;

(2)	the rights and obligations of the Affected Securityholders and of any transfer agent, trustee, agent or other depositary therefor shall be solely as provided for in this Plan of Arrangement; and

(3)
all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Affected Securities shall be deemed to have been settled, compromised, released and determined without liability, except as set forth in this Plan of Arrangement.

{B1191373.1}

DOCS 17023674

B-1

Schedule A
ARRANGEMENT RESOLUTION
BE IT RESOLVED THAT:

1.
The arrangement (the “Arrangement”) under Section 192 of the Canada Business Corporations Act (the “CBCA”) involving HNZ Group Inc. (the “Corporation”), as more particularly described and set forth in the management information circular (the “Circular”) of the Corporation dated ●, 2017 accompanying the notice of this meeting (as the Arrangement may be amended, modified or supplemented in accordance with the arrangement agreement made as of October 30, 2017 between the Corporation, 2075568 Alberta ULC, Don E. Wall and PHI, Inc. (the “Arrangement Agreement”)), is hereby authorized, approved and adopted.

2.
The plan of arrangement of the Corporation (as it has been or may be amended, modified or supplemented in accordance with the Arrangement Agreement (the “Plan of Arrangement”)), the full text of which is set out in Schedule “●” to the Circular, is hereby authorized, approved and adopted.

3.
The (23) Arrangement Agreement and all the transactions contemplated therein, (23) actions of the directors of the Corporation in approving the Arrangement Agreement, and (23) actions of the directors and officers of the Corporation in executing and delivering the Arrangement Agreement, and any amendments, modifications or supplements thereto, are hereby ratified and approved.

4.
The Corporation is hereby authorized to apply for a final order from the Superior Court of Quebec to approve the Arrangement on the terms set forth in the Arrangement Agreement and the Plan of Arrangement (as they may be amended, modified or supplemented and as described in the Circular).

5.
Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of the Corporation or that the Arrangement has been approved by the Superior Court of Quebec, the directors of the Corporation are hereby authorized and empowered to, without notice to or approval of the shareholders of the Corporation, (23) amend, modify or supplement the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement and the Plan of Arrangement and (23) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and related transactions.

6.
Any officer or director of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute and deliver for filing with the Director under the CBCA articles of arrangement and such other documents as are necessary or desirable to give effect to the Arrangement in accordance with the Arrangement Agreement or the Plan of Arrangement, such determination to be conclusively evidenced by the execution and delivery of such articles of arrangement and any such other documents.

7.
Any officer or director of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute or cause to be executed and to deliver or cause to be delivered all such other documents and instruments and to perform or cause to be performed all such other acts and things as such person determines may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or instrument or the doing of any such act or thing.

{B1191373.1}

DOCS 17023674

1

Schedule B
REPRESENTATIONS AND WARRANTIES OF THE CORPORATION TO THE PURCHASERS

1.
Organization and Qualification. The Corporation is a corporation duly incorporated and validly existing under the CBCA and has the corporate power and authority to own and operate its assets and conduct its business as now owned and conducted. The Corporation is duly qualified, licensed or registered to carry on business and is in good standing in each jurisdiction in which the character of its properties, whether owned, leased, licensed or otherwise held, or the nature of its activities makes such registration necessary, and has all Authorizations required to own, lease and operate its properties and assets and to carry on its business as now conducted, except where the failure to be so qualified, licensed, registered or in good standing would not be reasonably expected to have, individually or in the aggregate, a Canadian Material Adverse Effect or an International Material Adverse Effect.

2.
Corporate Authorization. The Corporation has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance by the Corporation of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of the Corporation and no other corporate proceedings on the part of the Corporation are necessary to authorize this Agreement or the consummation of the Arrangement other than: (A) approval by the Board of the Corporation Circular; (B) the Arrangement Resolution being approved and adopted by the Corporation Shareholders at the Corporation Meeting in accordance with the Interim Order and Law; (C) filings with the Court in respect of the Arrangement; and (D) filing of the Articles of Arrangement with the Director.Execution and Binding Obligation. This Agreement has been duly executed and delivered by the Corporation, and constitutes a legal, valid and binding agreement of the Corporation enforceable against it in accordance with its terms subject only to any limitation under bankruptcy, insolvency or other Law affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(a)
The Corporation is a “reporting issuer” under applicable Securities Laws in each of the provinces and territories of Canada. The Corporation Shares are listed and posted for trading on the TSX. The Corporation is not on the list of reporting issuers in default under applicable Securities Laws in any of the provinces or territories of Canada in which such concept exists and is not in default of any material requirements of any Securities Laws or the rules and regulations of the TSX.

(b)
As of the date of this Agreement, the Corporation has not taken any action to cease to be a reporting issuer in any province or territory of Canada nor has the Corporation received notification from any Securities Authority seeking to revoke the reporting issuer status of the Corporation. As of the date of this Agreement, no delisting, suspension of trading or cease trade or other order or restriction with respect to any securities of the Corporation is pending or, to the knowledge of the Corporation, threatened. To the knowledge of the Corporation, no inquiry or investigation (formal or informal) of any Securities Authority, is pending, in effect, ongoing or threatened.

(c)
The Corporation has filed with the Securities Authorities all material forms, reports, schedules, statements and other material documents required to be filed under Securities Laws since December 31, 2015. The documents comprising the Corporation Filings complied as filed in all material respects with Law and did not, as of the date filed (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, on the date of such subsequent filing), contain any Misrepresentation. The Corporation has not filed any confidential material change report which at the date of this Agreement remains confidential. To the knowledge of the Corporation, neither the Corporation nor any of the Corporation Filings is subject of a material ongoing audit, review, comment or investigation by any Securities Authority or the TSX.

3.
Financial Statements. The Corporation’s audited consolidated financial statements (including any of the notes or schedules thereto, the auditor’s report thereon and the related management’s discussion and analysis) and the unaudited consolidated interim financial statements (including any of the notes or schedules thereto and related management’s discussion and analysis), in each case, included in the Corporation Filings were prepared in accordance with IFRS, and fairly present in all material respects the consolidated statement of income, comprehensive income, financial position and cash flows of the Corporation and its Subsidiaries as of their respective dates and for the respective periods covered by such financial statements (except as may be expressly indicated in the notes to such financial statements), subject to normal year-end adjustments and the absence of notes in the case of any interim financial statements. The Corporation does not intend to correct or restate, nor, to the knowledge of the Corporation, is there any basis for any correction or restatement of, any aspect of any of the Corporation’s financial statements included in the Corporation Filings (other than any corrections or restatements required as a result of changes in IFRS that have retroactive application). There are no, nor are there any commitments to become a party to, any off‑balance sheet transaction, arrangement, obligation (including contingent obligations) or other similar relationships of the Corporation or of any of its Subsidiaries with unconsolidated entities or other Persons.

4.
Auditors. The Corporation’s auditors are independent public accountants as required by applicable Laws and there is not now, and there has never been, any reportable event (as defined in National Instrument 51-102 Continuous Disclosure Obligations).

5.
Books and Records. In the past five (5) years, all accounting and financial Books and Records (23) have been maintained in all material respects in accordance with IFRS, (23) are stated in reasonable detail, (23) accurately and fairly reflect all the material transactions, acquisitions and dispositions of the Corporation and its Subsidiaries, and (23) accurately and fairly reflect the basis of the Corporation’s financial statements.

6.	Disclosure Controls and Internal Control over Financial Reporting.

(a)
The Corporation has established and maintains a system of disclosure controls and procedures (as such term is defined in National Instrument 52-109 Certification of Disclosure in Issuers’ Annual and Interim Filings (“NI 52-109”)) that are designed to provide reasonable assurance that material information required to be disclosed by the Corporation in its reports filed or submitted under Securities Laws is recorded, processed, and reported on a timely basis and accumulated and communicated to the Corporation’s management, including its chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure.

(b)
The Corporation has established and maintains a system of internal control over financial reporting (as such term is defined in NI 52-109) that is designed to provide reasonable assurance regarding the reliability of the Corporation’s financial reporting and the preparation of financial statements for external purposes in accordance with IFRS.

(c)
Based on the Corporation’s most recent evaluation of internal controls prior to the date hereof, there is no material weakness (as such term is defined in NI 52-109) relating to the design, implementation or maintenance of its internal control over financial reporting, or fraud, whether or not material, that involves management or other Corporation Employees who have a significant role in the internal control over financial reporting of the Corporation. As of the date hereof, none of the Corporation, any of its Subsidiaries or, to the knowledge of the Corporation, any director, Corporation Employee, auditor, accountant or Representative of the Corporation or any of its Subsidiaries has received or otherwise obtained knowledge of any complaint, allegation, assertion, or claim, whether written or oral, regarding accounting, internal accounting controls or auditing matters, including any complaint, allegation, assertion, or claim that the Corporation or any of its Subsidiaries has engaged in questionable accounting or auditing practices, or any expression of concern from its employees regarding questionable accounting or auditing matters.

7.
Fairness Opinion. The Board has received the Fairness Opinion (a true and complete copy of which, when executed and delivered in writing, will be delivered to each of the Purchasers by the Corporation) and, as at the date of this Agreement, the Fairness Opinion has not been withdrawn or modified.

8.
Formal Valuation. The Board has received the Formal Valuation (a true and complete copy of which, when executed and delivered in writing, will be delivered to each of the Purchasers by the Corporation) and, as at the date of this Agreement, the Formal Valuation has not been withdrawn or modified.

9.
Money Laundering. The operations of the Corporation and of each of its Subsidiaries and, to the knowledge of the Corporation, the JV are and have been conducted at all times in material compliance with applicable money laundering Laws and the rules and regulations thereunder and any related or similar Laws, rules, regulations or guidelines, issued, administered or enforced by any Governmental or Arbitral Entity relating to money laundering (collectively, the “Money Laundering Laws”) and no Action involving the Corporation or any of its Subsidiaries or the JV with respect to Money Laundering Laws is pending or, to the knowledge of the Corporation, threatened.

10.
Anti-Corruption. Neither the Corporation nor any of its Subsidiaries or, to the knowledge of the Corporation, the JV or their respective directors, executives, officers, representatives, agents or employees has: (23) used or is using any corporate funds for any contributions, gifts, entertainment or other expenses relating to political activity that would be illegal; (23) made any unlawful payment or authorized, promised, offered or given anything of value, directly or indirectly, to any Person, including to any Government Official in violation of any applicable anti-corruption laws, including for the purpose of obtaining or retaining an improper business advantage, or improperly directing business to any person or entity, on behalf of the Company, its Subsidiaries or the JV; (23) violated or is violating any provision of the Corruption of Foreign Public Officials Act (Canada), the anti-bribery and corruption provisions of the Criminal Code of Canada, or any applicable Law of similar effect; (23) has established or maintained, or is maintaining, any illegal fund of corporate monies or other properties; or (23) made any bribe, illegal rebate, illegal payoff, influence payment, kickback or other illegal payment or benefit of any nature.

11.
Shareholders and Similar Agreements. Except as disclosed in Schedule C13 of the Corporation Disclosure Letter, none of the Corporation or any of its Subsidiaries is subject to, or affected by, any unanimous shareholders agreement and is not a party to any shareholder, pooling, voting or other similar arrangement or agreement relating to the ownership or voting of any of the securities of the Corporation or any of its Subsidiaries or pursuant to which any Person may have any right or claim in connection with any existing or past equity interest in the Corporation or any of its Subsidiaries.

12.
Brokers and Brokerage Fees. Except for the fees to be paid to TD Securities Inc. pursuant to an engagement letter with the Corporation, a true and complete copy of which has been delivered to both of the Purchasers, neither the Corporation, nor any of its Subsidiaries, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

13.	Funds Available. The Corporation has sufficient funds available to pay the Termination Fee to the International Purchaser and the Expense Reimbursement Payment to the Canadian Purchaser.

Schedule C
REPRESENTATIONS AND WARRANTIES OF THE CORPORATION TO THE CANADIAN PURCHASER

1.
Governmental Authorization. The execution, delivery and performance by the Corporation of its obligations under this Agreement and the consummation of the Arrangement do not require any Authorization or other action by or in respect of, or filing with, or notification to, any Governmental or Arbitral Entity, other than: (23) the Interim Order and any approvals required by the Interim Order; (23) the Final Order; (23) filings with the Director under the CBCA; (23) any actions or filings with the Securities Authorities or the TSX; (23) any consents, waivers, approvals, actions or filings or notifications, the absence of which would not be reasonably expected to have, individually or in the aggregate, a Canadian Material Adverse Effect; and (23) any Authorization or other action by or in respect of, or filing with, or notification to, any Governmental or Arbitral Entity in connection with the divestiture of the International Business to the International Purchaser.

2.
Non‑Contravention. The execution, delivery and performance by the Corporation of its obligations under this Agreement and the consummation of the Arrangement do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition):

(a)	contravene, conflict with, or result in any violation or breach of the Corporation’s Constating Documents;

(b)	assuming compliance with the matters referred to in paragraph 1 above, contravene, conflict with or result in a violation or breach of any Law applicable to the Corporation; or

(c)
other than as disclosed in Schedule D2(c) of the Corporation Disclosure Letter, allow any Person to exercise any rights, require any consent or notice under or other action by any Person, or constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Corporation or any of the Canadian Subsidiaries is entitled (including by triggering any rights of first refusal or first offer, change in control provisions or other restrictions or limitations) under any Canadian Material Contract to the which the Corporation or any of the Canadian Subsidiaries is a party or by which the Corporation or any of the Canadian Subsidiaries is bound or which relates to the Canadian Business;

with such exceptions, in the case of clauses (b) and (c), as would not be reasonably expected to have, individually or in the aggregate, a Canadian Material Adverse Effect.

3.	Capitalization.

(a)
The authorized capital of the Corporation consists of an unlimited number of common shares, an unlimited number of variable voting shares, and an unlimited number of preferred shares of issuable in one or more series. As of the close of business on October 30, 2017, there were 12,960,365 Corporation Shares and no preferred shares issued and outstanding. All outstanding Corporation Shares have been duly authorized and validly issued, are fully paid and non-assessable.

(b)	The Corporation Disclosure Letter contains a list, as of the close of business on October 30, 2017, of the number of outstanding DSUs and LTIP Units.

(c)
Except as disclosed in the Schedule D3(c) of the Corporation Disclosure Letter and for outstanding rights under the DSU Plan and the LTIP, there are no issued, outstanding or authorized options, equity-based awards, warrants, calls, conversion, pre-emptive, redemption, repurchase, stock appreciation or other rights, or any other agreements, arrangements, instruments or commitments of any kind that obligate the Corporation or any of its Canadian Subsidiaries to, directly or indirectly, issue or sell any securities of the Corporation or any of the Canadian Subsidiaries, or give any Person a right to subscribe for or acquire, any securities of the Corporation or any of the Canadian Subsidiaries.

(d)	All outstanding securities of the Corporation have been issued in material compliance with all applicable Laws.

(e)
Except as disclosed in Schedule D3(e) of the Corporation Disclosure Letter, there are no bonds, debentures or other evidences of indebtedness of the Corporation or any of its Subsidiaries outstanding having the right to vote (or that are convertible or exercisable for securities having the right to vote) with Corporation Shareholders on any matter.

(f)
There are no issued, outstanding or authorized obligations on the part of the Corporation to repurchase, redeem or otherwise acquire any securities of the Corporation, or qualify securities for public distribution in Canada, the U.S. or elsewhere, or with respect to the voting or disposition of any securities of the Corporation.

(g)	All dividends or distributions on the Corporation Shares that have been declared or authorized have been paid in full.

4.	Canadian Subsidiaries.

(a)
Schedule D4(a) in the Corporation Disclosure Letter sets forth a list which is complete and accurate in all material respects, as of the date of this Agreement, of all Persons in which Corporation owns or controls, directly or indirectly, any material equity or proprietary interest indicating (A) the name and jurisdiction of incorporation, organization or formation of such Person, and (B) the percentage owned directly or indirectly by the Corporation. Except as disclosed in Schedule D4(a) of the Corporation Disclosure Letter, the Corporation does not own, beneficially or of record, any material equity interests of any kind in any other Person.

(b)
Each Canadian Subsidiary is a corporation, partnership, trust or limited partnership, as the case may be, duly incorporated, organized or formed, as the case may be, and validly existing under the Laws of the jurisdiction of its incorporation, organization or formation, as the case may be, and has all requisite corporate, trust or partnership power and authority, as the case may be, to own and operate its assets and conduct its business as now owned and conducted. Each Canadian Subsidiary is duly qualified, licensed or registered to carry on business and is in good standing in each jurisdiction in which the character of its properties, whether owned, leased, licensed or otherwise held, or the nature of its activities makes such registration necessary, and has all Authorizations required to own, lease and operate its properties and assets and to carry on its business as now conducted, except where the failure to be so qualified, licensed, registered or in good standing would not be reasonably expected to have, individually or in the aggregate, a Canadian Material Adverse Effect.

(c)
The Corporation is, directly or indirectly, the registered and beneficial owner of all of the outstanding shares of capital stock or other equity interests of each of the Canadian Subsidiaries indicated in the Corporation Disclosure Letter, in each case free and clear of any Liens (other than Permitted Liens). All such shares of capital stock or other equity interests so owned by the Corporation have been validly issued and are fully paid and non-assessable, as the case may be.

(d)	All outstanding securities of the Canadian Subsidiaries have been issued in material compliance with all applicable Laws.

(e)
Except as disclosed in Schedule D4(e) of the Corporation Disclosure Letter, there are no bonds, debentures or other evidences of indebtedness of the Canadian Subsidiaries outstanding having the right to vote (or that are convertible or exercisable for securities having the right to vote) with holders of voting securities of the Canadian Subsidiaries on any matter.

5.
Absence of Certain Changes. Since December 31, 2016, other than the transactions contemplated in this Agreement or as disclosed in the Corporation Filings, the Canadian Business has been conducted in the Ordinary Course and there has not been any event, occurrence, development or state of circumstances or facts that has had or would be reasonably expected to have, individually or in the aggregate, a Canadian Material Adverse Effect.

6.
No Undisclosed Liabilities. Other than as disclosed in Schedule D6 of the Corporation Disclosure Letter, there are no liabilities or obligations of the Corporation or any of the Canadian Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than liabilities or obligations: (23) disclosed in the audited consolidated financial statements of the Corporation as at December 31, 2016; (23) incurred in the Ordinary Course since December 31, 2016; (23) incurred in connection with the transactions contemplated in this Agreement; or (23) that would not be reasonably expected to have, individually or in the aggregate, a Canadian Material Adverse Effect.

7.
Compliance with Laws. The Corporation and each of the Canadian Subsidiaries is and has been since December 31, 2015, in compliance with Laws and, to the knowledge of the Corporation, none of the Corporation or the Canadian Subsidiaries is under any investigation with respect to, has been charged or threatened to be charged with, or has received notice of, any violation or potential violation of any Laws, except for failures to comply or violations that have not had or would not be reasonably expected to have, individually or in the aggregate, a Canadian Material Adverse Effect.

8.
Litigation. Other than as disclosed in Schedule D8 of the Corporation Disclosure Letter, as of the date of this Agreement, there are no Actions pending, or, to the knowledge of the Corporation, threatened, against the Corporation or any of its Subsidiaries or affecting any of their respective properties or assets that, if determined adverse to the interests of the Corporation or its Subsidiaries, (23) would have, or be reasonably expected to have a Canadian Material Adverse Effect; or (23) would restrain, enjoin or otherwise prohibit or delay or otherwise adversely affect the consummation of the Arrangement. There is no Award outstanding against or binding on the Corporation or any of its Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Canadian Material Adverse Effect. There is no bankruptcy, liquidation, winding-up or other similar proceeding (other than the voluntary liquidation/winding-up of certain Subsidiaries) pending or in progress, or, to the knowledge of the Corporation, threatened against or relating to the Corporation or any of its Canadian Subsidiaries before any Governmental or Arbitral Entity.

9.	Taxes.

(a)
All material Tax Returns required by Laws to be filed with any Governmental or Arbitral Entity by, or on behalf of, the Corporation or any of the Canadian Subsidiaries have been filed when due in accordance with all Laws (taking into account any applicable extensions), and all such material Tax Returns are true and complete in all material respects.

(b)
The Corporation and each of the Canadian Subsidiaries has paid, or has had paid on its behalf, all material Taxes due and payable by them on a timely basis, other than those Taxes being contested in good faith, and where payment is not yet due, has established in accordance with IFRS an adequate accrual for all material Taxes through the end of the last period for which the Corporation and the Canadian Subsidiaries ordinarily record items on its Books and Records.

(c)
There are no Actions pending or, to the knowledge of the Corporation, threatened against the Corporation or the Canadian Subsidiaries in respect of any material Tax which, if adversely determined, would be reasonably expected to have, individually or in the aggregate, a Canadian Material Adverse Effect.

(d)
There are no currently effective material elections, agreements or waivers extending the statutory period or providing for an extension of time with respect to the assessment or reassessment of any material Taxes, or of the filing of any material Tax Return or any payment of material Taxes, by the Corporation or any of the Canadian Subsidiaries.

(e)
The Corporation and each of the Canadian Subsidiaries has in all material respects withheld or collected all amounts required to be withheld or collected by it on account of Taxes (other than those amounts and Taxes being contested in good faith which are disclosed in Schedule D9(e) of the Corporation Disclosure Letter) and has remitted all such amounts to the appropriate Governmental or Arbitral Entity when required by Law to do so.

(f)
None of the Corporation or any of its Subsidiaries is a party to any tax sharing, allocation, indemnity or similar agreement or arrangement with a person other than the Corporation or any of its Subsidiaries (whether or not written) pursuant to which the Corporation or any of its Subsidiaries will have any obligation to make any payments in respect of Taxes of another Person after the consummation of the Arrangement.

(g)
Each transaction that requires payments between or among the Corporation and any of its Subsidiaries is compliant with the transfer pricing rules, regulations and administrative guidance set forth by the taxing authorities of the jurisdictions in which the Corporation or any of its Subsidiaries that are parties to such transactions are resident for Tax purposes.

(h)
In respect of the Corporation and each of its Subsidiaries, no Governmental or Arbitral Entity of a jurisdiction where such entity does not file a Tax Return in respect of the Canadian Business has made a claim that such entity is or may be subject to Tax or required to file any Tax Return in such jurisdiction.

(i)
None of the Corporation or any of the Canadian Subsidiaries has acquired property from a Person not dealing at arm’s length (for purposes of the Tax Act) with it in circumstances that would result in the Corporation or such Canadian Subsidiary, as the case may be, becoming liable to pay Taxes of such Person under subsection 160(1) of the Tax Act or any analogous provision of any comparable provincial, territorial or foreign Law.

10.	Employees.

(a)
The Corporation and its Subsidiaries are in material compliance with all terms and conditions of employment and all Laws respecting employment, including employment standards, wages, hours of work, overtime, vacation, human rights, accessibility, language immigration, occupational health and safety and workers’ compensation in respect of the Canadian Business.

(b)
All amounts due or accrued due for all salary, wages, bonuses, commissions, vacation with pay, sick days and benefits under Canadian Employee Plans and other similar accruals in respect of the Canadian Business have either been paid or are accurately reflected in all material respects in the Books and Records.

(c)
Except as disclosed in Schedule D10(c) of the Corporation Disclosure Letter, there are no material employment-related claims, complaints, investigations or orders under any Law now pending or, to the knowledge of Corporation, threatened against the Corporation or any of its Subsidiaries relating to the Canadian Business by or before any Governmental or Arbitral Entity as of the date hereof and no such claims, complaints, investigations or orders could reasonably be expected to have a Canadian Material Adverse Effect.

(d)
Except as disclosed in Schedule D10(d) of the Corporation Disclosure Letter, no Canadian Employee has any Contract as to length of notice or severance payment required to terminate his or her employment, other than such as results from Law from the employment of an employee without an agreement as to notice or severance.

(e)
Except as disclosed in Schedule D10(e) of the Corporation Disclosure Letter, there are no change of control payments, golden parachutes, severance payments, retention payments, Contracts or other agreements with current or former Canadian Employees providing for cash or other compensation or benefits upon the consummation of, or relating to, the Arrangement, including a change of control of the Corporation or of any of the Canadian Subsidiaries.

(f)
Except as disclosed in Schedule D10(f) of the Corporation Disclosure Letter, there are no material outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing pursuant to any workplace safety, workers compensation or insurance legislation in respect of the Canadian Business. The Corporation and its Subsidiaries have not been reassessed in any material respect in respect of the Canadian Business under such legislation during the past three years and, to the knowledge of the Corporation, no audit is currently being performed pursuant to any applicable workplace safety, workers compensation or insurance legislation in respect of the Canadian Business. As of the date of this Agreement, to the Corporation’s knowledge, there are no claims or potential claims which may materially adversely affect the accident cost experience of the Canadian Business.

(g)
To the knowledge of the Corporation, there are no charges pending under workplace safety and health legislation (“WSHL”) in respect of the Canadian Business. The Corporation and the Canadian Subsidiaries have complied in all material respects with any orders issued under WSHL and to the knowledge of the Corporation there are no appeals of any orders under WSHL currently outstanding.

11.	Canadian Employee Plans.

(a)
The Corporation has delivered or otherwise made available to the Canadian Purchaser true, complete and up-to-date copies of all material Canadian Employee Plans or summaries of the material terms thereof.

(b)
All of the Canadian Employee Plans are and have been established, registered, qualified and administered in material compliance with all Laws, and in material compliance with their terms, the terms of the material documents that support such Canadian Employee Plans and the terms of agreements between the Corporation and any of its Subsidiaries and Canadian Employees (present and former) who are members of, or beneficiaries under, the Canadian Employee Plans. To the knowledge of the Corporation, no fact or circumstance exists which could adversely affect the registered status of any such Canadian Employee Plan. Neither the Corporation nor any of its Subsidiaries, nor to the knowledge of the Corporation, any of their respective agents or delegates, has breached any fiduciary obligation with respect to the administration or investment of any Canadian Employee Plan.

(c)
All current obligations of the Corporation and its Subsidiaries regarding the Canadian Employee Plans have been satisfied in all material respects. All contributions, premiums or Taxes required to be made or paid by the Corporation or any of its Subsidiaries by Laws or under the terms of each Canadian Employee Plan have been made in a timely fashion in accordance with Laws and the terms of the applicable Canadian Employee Plan.

(d)
No Canadian Employee Plan is subject to any pending Action initiated by any Governmental or Arbitral Entity, or by any other party (other than routine claims for benefits) and, to the knowledge of the Corporation, there exists no state of facts which could reasonably be expected to give rise to any such Action.

(e)
Except as provided in this Agreement, the execution, delivery and performance of this Agreement and the consummation of the Arrangement will not (A) result in any material payment (including, without limitation, bonus, golden parachute, retirement, severance, unemployment compensation, or other benefit or enhanced benefit) becoming due or payable to any of the Canadian Employees (present or former), (B) materially increase the compensation or benefits otherwise payable to any Canadian Employee (present or former), or (C) result in the acceleration of the time of payment or vesting of any material benefits or entitlements otherwise available pursuant to any Canadian Employee Plan (except for outstanding LTIP Units and DSUs).

(f)
Except as disclosed in Schedule D11(f) of the Corporation Disclosure Letter or as required by Law, none of the Canadian Employee Plans (other than registered or other pension plans) provide for retiree or post-termination benefits or for benefits to retired or terminated employees or to the beneficiaries or dependants of retired or terminated employees.

(g)	None of the Canadian Employee Plans is a registered pension plan that contains or has ever contained a “defined benefit provision” as that term is defined in subsection 147.1(1) of the Tax Act.

12.	Canadian Collective Agreements.

(a)
Schedule D12(a) of the Corporation Disclosure Letter sets forth a complete list of all Canadian Collective Agreements. As of the date hereof, the Corporation and its Subsidiaries are in compliance in all material respects with the terms and conditions of such Canadian Collective Agreements. There are no material unresolved grievances, notice of default or statement of offence or material pending proceedings outstanding under any Canadian Collective Agreement.

(b)
Other than the Canadian Collective Agreements disclosed in Schedule D12(a) of the Corporation Disclosure Letter, no Canadian Collective Agreement is currently being negotiated in respect of Canadian Employees. The only Canadian Collective Agreements in force with respect to the Canadian Employees are the Canadian Collective Agreements, true, correct and complete copies of which have been made available to the Canadian Purchaser.

(c)
To the knowledge of the Corporation, there are no threatened or pending union organizing activities involving any Canadian Employees. Except as disclosed in Schedule D12(c) of the Corporation Disclosure Letter, there is no labour strike, dispute, work slowdown or stoppage pending or involving or, to the knowledge of the Corporation, threatened in respect of the Canadian Business and no such event has occurred within the last five (5) years.

(d)
Neither the Corporation nor its Subsidiaries have engaged in any unfair labour practice and no unfair labour practice complaint, grievance or arbitration proceeding is pending or, to the knowledge of Corporation, threatened against the Canadian Business.

(e)
There are no outstanding labour board or tribunal proceedings of any kind or other event of any nature whatsoever, including any proceedings which could result in certification, interim certification, voluntary recognition, or succession rights of a trade union, council of trade unions, employee bargaining agencies, affiliated bargaining agent or any other Person as bargaining agent for any Canadian Employees.

(f)
To the knowledge of Corporation, no trade union has applied to have Corporation or any of its Subsidiaries declared a common, related or successor employer pursuant to the Laws in any jurisdiction in which the Corporation and the Canadian Business carries on business.

13.
Environmental Matters. Except as would not be reasonably expected to have, individually or in the aggregate, a Canadian Material Adverse Effect, (23) no written notice, order, complaint or penalty has been received by the Corporation or any of the Canadian Subsidiaries alleging that the Corporation or any of the Canadian Subsidiaries is in violation of, or has any liability or potential liability under, any Environmental Law, and, to the Corporation’s knowledge, there are no Actions pending or threatened against the Corporation or any of the Canadian Subsidiaries which allege a violation of, or any liability or potential liability under, any Environmental Laws, (23) the Corporation and each of the Canadian Subsidiaries has all Authorizations necessary for the operation of their respective businesses in compliance with all Environmental Laws, (23) the operations of the Corporation and each of the Canadian Subsidiaries are in compliance in all material respects with Environmental Laws, and (iv) none of the Corporation or any of its Subsidiaries has Released or permitted the Release of any Hazardous Substance, including into the natural environment or on, at, under or from any of the Canadian Owned Properties or Canadian Leased Properties except in compliance with Environmental Laws or as disclosed in Schedule D13 of the Corporation Disclosure Letter, and (v) none of the Canadian Subsidiaries has, by contract or pursuant to Environmental Law, assumed or retained any material liability or obligation pertaining to environmental matters as a result of the acquisition or disposition of any assets or real property.

14.	Real Property.

(a)
Except as would not be reasonably expected to have, individually or in the aggregate, a Canadian Material Adverse Effect, (A) the Corporation or the Canadian Subsidiaries, as applicable, has valid, good and marketable title to all of the real or immovable property owned by the Corporation or the Canadian Subsidiaries (the “Canadian Owned Properties”) free and clear of any Liens, except for Permitted Liens, (B) there are no outstanding options or rights of first refusal to purchase the Canadian Owned Properties, or any portion thereof or interest therein, and (C) no part of any Canadian Owned Properties has been taken, condemned or expropriated by any municipal, provincial or federal governments or authorities nor has any written notice or proceeding in respect thereof been given or commenced.

(b)	Schedule D14(b) of the Corporation Disclosure Letter sets out a complete and accurate list of all Canadian Owned Properties, including the municipal address of each of the Canadian Owned Properties.

(c)
Except as would not be reasonably expected to have, individually or in the aggregate, a Canadian Material Adverse Effect, (A) each Lease for real or immovable property relating to the Canadian Business entered into by the Corporation or any of its Subsidiaries (the “Canadian Leased Properties”) is valid, legally binding, enforceable and in full force and effect, and unamended except as disclosed in the Data Room, (B) each such Lease is in good standing and none of the Corporation or any of its Subsidiaries is in breach of, or default under, such Lease, and no event has occurred which, with notice, lapse of time or both, would constitute such a breach or default by the Corporation or any of its Subsidiaries or permit termination, modification or acceleration by any third party thereunder, and (C) to the knowledge of the Corporation, no third party has repudiated or has the right to terminate or repudiate any such Lease (except for the normal exercise of remedies in connection with a default thereunder or any termination rights set forth in the Lease) or any provision thereof.

(d)
Schedule D14(d) of the Corporation Disclosure Letter sets out a complete and accurate list of all Canadian Leased Properties, including the municipal address and applicable unit or premises leased, the date of the relevant Lease and any amendments thereto, the parties to the relevant Lease and any amendments thereto and the expiry of the term of each relevant Lease. A full copy of each Lease of Canadian Leased Properties has been disclosed in the Data Room.

(e)	The Canadian Real Property constitutes all of the material real property rights required for the purposes of the operation of the Canadian Business.

15.
Personal Property. Except in any such case as would not, individually or in the aggregate, reasonably be expected to result in a Canadian Material Adverse Effect, with respect to the Aircraft, Parts and all personal or movable property owned by the Canadian Subsidiaries or owned by the Corporation or the International Subsidiaries but used in connection with the Canadian Business, of which the Aircraft, as of the date hereof, are listed in Schedule D15 of the Corporation Disclosure Letter (the “Canadian Owned Personal Property”), (i) the Corporation or its Subsidiaries, as applicable, has full legal and beneficial title to the Canadian Owned Personal Property, free and clear of any Liens other than Permitted Liens, and (ii) there are no outstanding options or rights of first refusal to purchase the Canadian Owned Personal Property, or any portion thereof or interest therein. Except in any such case as would not, individually or in the aggregate, reasonably be expected to result in a Canadian Material Adverse Effect, with respect to the Aircraft, Parts and personal or movable property Leased by the Canadian Subsidiaries or Leased by the Corporation or the International Subsidiaries but used in connection with the Canadian Business, of which the Aircraft, as of the date hereof, are listed in Schedule D15 of the Corporation Disclosure Letter (the “Canadian Leased Personal Property”), (A) the Lease for such property is valid, legally binding, enforceable and in full force and effect, true and complete copies of which, if material, (including all related amendments, supplements, notices and ancillary agreements) have been made available by the Corporation to the Canadian Purchaser, and none of the Corporation, any of its Subsidiaries is in breach of or default under such Lease, and no event has occurred which, with notice, lapse of time or both, would constitute a breach or default by the Corporation or any of its Subsidiaries or permit termination, modification or acceleration by any third party thereunder, (B) to the knowledge of the Corporation, no third party has repudiated or has the right to terminate or repudiate any Lease (except for the normal exercise of remedies in connection with a default thereunder or any termination rights set forth in the Lease) or any provision thereof, and (C) none of the Leases has been assigned by the Corporation or any of its Subsidiaries in favour of any Person, except in each case, for such invalidity, failures to be binding, unenforceability, ineffectiveness, breaches, defaults, terminations, modifications, accelerations, repudiations and rights to terminate or repudiate or assign that would not, individually or in the aggregate, reasonably be expected to result in a Canadian Material Adverse Effect. To the knowledge of the Corporation, no counterparty to any foregoing Lease is in material default thereunder. Except in any such case as would not, individually or in the aggregate, reasonably be expected to result in a Canadian Material Adverse Effect, there are no Liens, other than Permitted Liens, on the leasehold or subleasehold of the Corporation or any of its Subsidiaries to any Canadian Leased Personal Property. The Canadian Personal Property constitutes all of the necessary personal property rights required for the purposes of the operation of the Canadian Business.

16.
Intellectual Property. Except as would not be reasonably expected to have, individually or in the aggregate, a Canadian Material Adverse Effect, (23) the Canadian Subsidiaries and/or, to the knowledge of the Corporation, the JV own or possess, or have a license to or otherwise have the right to use, all Intellectual Property which is necessary for the conduct of the Canadian Business as presently conducted, (23) to the knowledge of the Corporation, all rights to such Intellectual Property owned by the Canadian Subsidiaries and/or the JV are valid and enforceable subject only to any limitation under bankruptcy, insolvency or other Law affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction, (23) the conduct of the Canadian Business does not and has not in the past three (3) years infringed in any material way upon the rights of others, and (23) to the knowledge of the Corporation, no third party is infringing upon the Intellectual Property owned by the Canadian Subsidiaries.

17.
Canadian Material Contracts. Except as would not be reasonably expected to have, individually or in the aggregate, a Canadian Material Adverse Effect, (23) each Canadian Material Contract is legal, valid, binding and in full force and effect and is enforceable by the Corporation or a Canadian Subsidiary, in accordance with its terms subject only to any limitation under bankruptcy, insolvency or other Law affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction, (23) none of the Corporation, any of its Subsidiaries is in breach or default under any Canadian Material Contract, nor does the Corporation have knowledge of any condition that with the passage of time or the giving of notice or both would result in such a breach or default, and (23) as of the date hereof, none of the Corporation or any of its Subsidiaries knows of, or has received any notice (whether written or oral) of, any breach, default, cancelation, termination, or no renewal under any Canadian Material Contract by any other party to any Canadian Material Contract. Schedule D17 of the Corporation Disclosure Letter sets out a complete and accurate list of all Canadian Material Contracts as of the date hereof. No Canadian Material Contract that has been disclosed in the Data Room has, since such disclosure, been modified, rescinded or terminated, except as permitted by this Agreement.

18.	Insurance.

(a)
As of the date hereof, all material insurance policies providing coverage to the Canadian Business are set out in Schedule D18(a) of the Corporation Disclosure Letter (the “Canadian Business Policies”) and are in place in respect of the Canadian Business. All premiums payable prior to the date hereof under such policies of insurance have been paid.

(b)
Each of the Canadian Subsidiaries is, and has been continuously since January 1, 2016, insured by reputable and financially responsible insurers and the insurance policies are appropriate to the business and assets of such Canadian Subsidiary in such amounts, against such risks customarily carried and insured against by owners and/or operators of comparable businesses, properties and assets. The Canadian Business Policies are in full force and effect in accordance with their terms.

(c)
None of the Corporation or its Subsidiaries is in material default under the terms of any Canadian Business Policies. As of the date hereof, the Corporation has no knowledge of threatened termination of, or material premium increase with respect to, any of such policies, except as contemplated by Section 4.11 [Insurance and Indemnification].

(d)
Each of the Corporation and its Subsidiaries maintains a sufficient level of insurance to comply with (A) each of the Authorizations applicable to it relating to the Canadian Business and (B) the terms and conditions of each of the Canadian Material Contracts.

(e)
There is no claim pending under any Canadian Business Policies that has been denied, rejected, questioned or disputed by any insurer or as to which any insurer has made any reservation of rights or refused to cover all or any portion of such claims. All Actions covered by any of the insurance policies has been properly reported to and accepted by the applicable insurer.

19.	Licences.

(a)
Except as would not reasonably be expected to have, individually or in the aggregate, a Canadian Material Adverse Effect, (23) all Authorizations which are necessary for the Canadian Subsidiaries to own their assets or for the Corporation and its Subsidiaries to conduct the Canadian Business as presently owned or conducted have been obtained and are in full force and effect in accordance with their terms, (23) the Corporation and its Subsidiaries have performed the obligations required to be performed by them to date under all such Authorizations, (23) to the knowledge of the Corporation, none of the Corporation or the Canadian Subsidiaries are in breach of or default under any such Authorizations, (23) the Corporation and its Subsidiaries have not received written, or to the knowledge of Corporation, other notice, of any alleged breach of or alleged default under any such Authorizations or of any intention of any Governmental or Arbitral Entity to revoke or not renew any such Authorizations, and (23) no proceedings are pending, or, to the knowledge of Corporation, threatened, which could reasonably be expected to result in the revocation of such Authorizations.

(b)
Except as would not be reasonably expected to have, individually or in the aggregate, a Canadian Material Adverse Effect, each of the Canadian Subsidiaries is in compliance with all foreign ownership restrictions applicable to it under applicable Laws regulating foreign investment in domestic air carriers and Laws administered by the applicable International Aviation Authority.

(c)

Schedule D
REPRESENTATIONS AND WARRANTIES OF THE CORPORATION TO THE INTERNATIONAL PURCHASER

1.
Governmental Authorization. The execution, delivery and performance by the Corporation of its obligations under this Agreement and the consummation of the Arrangement do not require any Authorization or other action by or in respect of, or filing with, or notification to, any Governmental or Arbitral Entity, other than: (23) the Interim Order and any approvals required by the Interim Order; (23) the Final Order; (23) filings with the Director under the CBCA; (23) any actions or filings with the Securities Authorities or the TSX; (23) any consents, waivers, approvals, actions or filings or notifications, the absence of which would not be reasonably expected to have, individually or in the aggregate, an International Material Adverse Effect; and (23) any Authorization or other action by or in respect of, or filing with, or notification to, any Governmental or Arbitral Entity in connection with the divestiture of the Canadian Business to the Canadian Purchaser.

2.
Non‑Contravention. The execution, delivery and performance by the Corporation of its obligations under this Agreement and the consummation of the Arrangement do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition):

(a)	contravene, conflict with, or result in any violation or breach of the Corporation’s Constating Documents;

(b)	assuming compliance with the matters referred to in paragraph 1 above, contravene, conflict with or result in a violation or breach of any Law applicable to the Corporation; or

(c)
other than as disclosed in Schedule E2(c) of the Corporation Disclosure Letter, allow any Person to exercise any rights, require any consent or notice under or other action by any Person, or constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which any of the International Subsidiaries or the JV is entitled (including by triggering any rights of first refusal or first offer, change in control provisions or other restrictions or limitations) under any International Material Contract to the which any of the International Subsidiaries or the JV is a party or by which any of the International Subsidiaries or the JV is bound or which relates to the International Business;

with such exceptions, in the case of clauses (b) and (c), as would not be reasonably expected to have, individually or in the aggregate, an International Material Adverse Effect.

3.	International Subsidiaries and JV.

(a)
Schedule E3(a) in the Corporation Disclosure Letter sets forth a list which is complete and accurate in all material respects, as of the date of this Agreement, of all Persons in which the Corporation owns or controls, directly or indirectly, any material equity or proprietary interest indicating (A) the name and jurisdiction of incorporation, organization or formation of such Person, and (B) the percentage owned directly or indirectly by the Corporation. Except as disclosed in Schedule E3(a) of the Corporation Disclosure Letter, the Corporation does not own, beneficially or of record, any material equity interests of any kind in any other Person.

(b)
Each International Subsidiary and the JV is a corporation, partnership, trust or limited partnership, as the case may be, duly incorporated, organized or formed, as the case may be, and validly existing under the Laws of the jurisdiction of its incorporation, organization or formation, as the case may be, and has all requisite corporate, trust or partnership power and authority, as the case may be, to own and operate its assets and conduct its business as now owned and conducted. Each International Subsidiary and the JV is duly qualified, licensed or registered to carry on business and is in good standing in each jurisdiction in which the character of its properties, whether owned, leased, licensed or otherwise held, or the nature of its activities makes such registration necessary, and has all Authorizations required to own, lease and operate its properties and assets and to carry on its business as now conducted, except where the failure to be so qualified, licensed, registered or in good standing would not be reasonably expected to have, individually or in the aggregate, an International Material Adverse Effect.

(c)
The Corporation is, directly or indirectly, the registered and beneficial owner of all of the outstanding shares of capital stock or other equity interests of each of the International Subsidiaries and of the outstanding shares of the JV indicated in the Corporation Disclosure Letter, in each case free and clear of any Liens (other than Permitted Liens). All such shares of capital stock or other equity interests so owned by the Corporation have been validly issued and are fully paid and non-assessable, as the case may be.

(d)
Other than as disclosed in Schedule E3(d) of the Corporation Disclosure Letter, there are no issued, outstanding or authorized options, equity-based awards, warrants, calls, conversion, pre-emptive, redemption, repurchase, stock appreciation or other rights, or any other agreements, arrangements, instruments or commitments of any kind that obligate any of the International Subsidiaries to, directly or indirectly, issue or sell any securities of the Corporation or any of its Subsidiaries, or give any Person a right to subscribe for or acquire, any securities of the International Subsidiaries.

(e)	All outstanding securities of the International Subsidiaries have been issued in material compliance with all applicable Laws.

(f)
There are no bonds, debentures or other evidences of indebtedness of the International Subsidiaries outstanding having the right to vote (or that are convertible or exercisable for securities having the right to vote) with holders of voting securities of the International Subsidiaries on any matter.

4.
Absence of Certain Changes. Since December 31, 2016, other than the transactions contemplated in this Agreement or as disclosed in the Corporation Filings, the International Business has been conducted in the Ordinary Course and there has not been any event, occurrence, development or state of circumstances or facts that has had or would be reasonably expected to have, individually or in the aggregate, an International Material Adverse Effect.

5.
No Undisclosed Liabilities. Other than as disclosed in Schedule E5 of the Corporation Disclosure Letter, there are no liabilities or obligations of the International Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than liabilities or obligations: (23) disclosed in the audited consolidated financial statements of the Corporation as at December 31, 2016; (23) incurred in the Ordinary Course since December 31, 2016; (23) incurred in connection with the transactions contemplated in this Agreement; or (23) that would not be reasonably expected to have, individually or in the aggregate, an International Material Adverse Effect.

6.
Compliance with Laws. Each of the International Subsidiaries and, to the knowledge of the Corporation, the JV, is and has been since December 31, 2015, in compliance with Laws and, to the knowledge of the Corporation, none of the International Subsidiaries or the JV is under any investigation with respect to, has been charged or threatened to be charged with, or has received notice of, any violation or potential violation of any Laws, except for failures to comply or violations that have not had or would not be reasonably expected to have, individually or in the aggregate, an International Material Adverse Effect.

7.
Litigation. Other than as disclosed in Schedule E7 of the Corporation Disclosure Letter, as of the date of this Agreement, there are no Actions pending, or, to the knowledge of the Corporation, threatened, against the Corporation or any of its Subsidiaries or, to the knowledge of the Corporation, the JV or affecting any of their respective properties or assets that, if determined adverse to the interests of the Corporation or its Subsidiaries or the JV, (23) would have, or be reasonably expected to have an International Material Adverse Effect; or (23) would restrain, enjoin or otherwise prohibit or delay or otherwise adversely affect the consummation of the Arrangement. There is no Award outstanding against or binding on the Corporation or any of its Subsidiaries or, to the knowledge of the Corporation, the JV which would reasonably be expected to have, individually or in the aggregate, an International Material Adverse Effect. There is no bankruptcy, liquidation, winding-up or other similar proceeding (other than the voluntary liquidation/winding-up of certain Subsidiaries) pending or in progress, or, to the knowledge of the Corporation, threatened against or relating to the Corporation or any of its International Subsidiaries before any Governmental or Arbitral Entity.

8.	Taxes.

(a)
All material Tax Returns required by Laws to be filed with any Governmental or Arbitral Entity by, or on behalf of, any of the International Subsidiaries have been filed when due in accordance with all Laws (taking into account any applicable extensions), and all such material Tax Returns are true and complete in all material respects.

(b)
Each of the International Subsidiaries has paid, or has had paid on its behalf, all material Taxes due and payable by them on a timely basis, other than those Taxes being contested in good faith, and where payment is not yet due, has established in accordance with IFRS an adequate accrual for all material Taxes through the end of the last period for which the International Subsidiaries ordinarily record items on its Books and Records.

(c)
There are no Actions pending or, to the knowledge of the Corporation, threatened against the International Subsidiaries in respect of any material Tax which, if adversely determined, would be reasonably expected to have, individually or in the aggregate, an International Material Adverse Effect.

(d)
There are no currently effective material elections, agreements or waivers extending the statutory period or providing for an extension of time with respect to the assessment or reassessment of any material Taxes, or of the filing of any material Tax Return or any payment of material Taxes, by any of the International Subsidiaries.

(e)
The Corporation, CHL and each of the International Subsidiaries has in all material respects withheld or collected all amounts required to be withheld or collected by it on account of Taxes (other than those amounts and Taxes being contested in good faith which are disclosed in Schedule E8(e) of the Corporation Disclosure Letter) and has remitted all such amounts to the appropriate Governmental or Arbitral Entity when required by Law to do so.

(f)
None of the Corporation or any of its Subsidiaries is a party to any tax sharing, allocation, indemnity or similar agreement or arrangement with a person other than the Corporation or any of its Subsidiaries (whether or not written) pursuant to which the Corporation or any of its Subsidiaries will have any obligation to make any payments in respect of Taxes of another Person after the consummation of the Arrangement.

(g)
Each transaction that requires payments between or among the Corporation and any of its Subsidiaries is compliant with the transfer pricing rules, regulations and administrative guidance set forth by the taxing authorities of the jurisdictions in which the Corporation or any of its Subsidiaries that are parties to such transactions are resident for Tax purposes.

(h)
In respect of the Corporation and each of its Subsidiaries, no Governmental or Arbitral Entity of a jurisdiction where such entity does not file a Tax Return in respect of the International Business has made a claim that such entity is or may be subject to Tax or required to file any Tax Return in such jurisdiction.

(i)
None of the Corporation, CHL or any of the International Subsidiaries has acquired property from a Person not dealing at arm’s length (for purposes of the Tax Act) with it in circumstances that would result in the Corporation, CHL or such International Subsidiary, as the case may be, becoming liable to pay Taxes of such Person under subsection 160(1) of the Tax Act or any analogous provision of any comparable provincial, territorial or foreign Law.

9.	Employees.

(a)
The Corporation and its Subsidiaries are in material compliance with all terms and conditions of employment and all Laws respecting employment, including employment standards, wages, hours of work, overtime, vacation, human rights, accessibility, language, immigration, occupational health and safety and workers’ compensation in respect of the International Business.

(b)
All amounts due or accrued due for all salary, wages, bonuses, commissions, vacation with pay, sick days and benefits under International Employee Plans and other similar accruals in respect of the International Business have either been paid or are accurately reflected in all material respects in the Books and Records.

(c)
Except as disclosed in Schedule E9(c) of the Corporation Disclosure Letter, there are no material employment-related claims, complaints, investigations or orders under any Law now pending or, to the knowledge of Corporation, threatened against the Corporation or any of its Subsidiaries relating to the International Business by or before any Governmental or Arbitral Entity as of the date hereof and no such claims, complaints, investigations or orders could reasonably be expected to have an International Material Adverse Effect.

(d)
Except as disclosed in Schedule E9(d) of the Corporation Disclosure Letter, no International Employee has any Contract as to length of notice or severance payment required to terminate his or her employment, other than such as results from Law from the employment of an employee without an agreement as to notice or severance.

(e)
Except as disclosed in Schedule E9(e) of the Corporation Disclosure Letter, there are no change of control payments, golden parachutes, severance payments, retention payments, Contracts or other agreements with current or former International Employees providing for cash or other compensation or benefits upon the consummation of, or relating to, the Arrangement, including a change of control of any of the International Subsidiaries.

(f)
Except as disclosed in Schedule E9(f) of the Corporation Disclosure Letter, there are no material outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing pursuant to any workplace safety, workers compensation or insurance legislation in respect of the International Business. The Corporation and its Subsidiaries have not been reassessed in any material respect in respect of the International Business under such legislation during the past three years and, to the knowledge of the Corporation, no audit is currently being performed pursuant to any applicable workplace safety, workers compensation or insurance legislation in respect of the International Business. As of the date of this Agreement, to the Corporation’s knowledge, there are no claims or potential claims which may materially adversely affect the accident cost experience of the International Business.

(g)
To the knowledge of the Corporation, there are no charges pending under WSHL in respect of the International Business. The International Subsidiaries have complied in all material respects with any orders issued under WSHL and to the knowledge of the Corporation there are no appeals of any orders under WSHL currently outstanding.

10.	International Employee Plans.

(a)
The Corporation has delivered or otherwise made available to the International Purchaser true, complete and up-to-date copies of all material International Employee Plans or summaries of the material terms thereof.

(b)
All of the International Employee Plans are and have been established, registered, qualified and administered in material compliance with all Laws, and in material compliance with their terms, the terms of the material documents that support such International Employee Plans and the terms of agreements between the Corporation and any of its Subsidiaries and International Employees (present and former) who are members of, or beneficiaries under, the International Employee Plans. To the knowledge of the Corporation, no fact or circumstance exists which could adversely affect the registered status of any such International Employee Plan. Neither the Corporation nor any of its Subsidiaries, nor to the knowledge of the Corporation, any of their respective agents or delegates, has breached any fiduciary obligation with respect to the administration or investment of any International Employee Plan.

(c)
All current obligations of the Corporation and its Subsidiaries regarding the International Employee Plans have been satisfied in all material respects. All contributions, premiums or Taxes required to be made or paid by the Corporation or any of its Subsidiaries by Laws or under the terms of each International Employee Plan have been made in a timely fashion in accordance with Laws and the terms of the applicable International Employee Plan.

(d)
No International Employee Plan is subject to any pending Action initiated by any Governmental or Arbitral Entity, or by any other party (other than routine claims for benefits) and, to the knowledge of the Corporation, there exists no state of facts which could reasonably be expected to give rise to any such Action.

(e)
Except as provided in this Agreement, the execution, delivery and performance of this Agreement and the consummation of the Arrangement will not (A) result in any material payment (including, without limitation, bonus, golden parachute, retirement, severance, unemployment compensation, or other benefit or enhanced benefit) becoming due or payable to any of the International Employees (present or former), (B) materially increase the compensation or benefits otherwise payable to any International Employee (present or former), or (C) result in the acceleration of the time of payment or vesting of any material benefits or entitlements otherwise available pursuant to any International Employee Plan (except for outstanding LTIP Units and DSUs).

(f)
Except as disclosed in Schedule E10(f) of the Corporation Disclosure Letter or as required by Law, none of the International Employee Plans (other than registered or other pension plans) provide for retiree or post-termination benefits or for benefits to retired or terminated employees or to the beneficiaries or dependants of retired or terminated employees.

(g)	None of the International Employee Plans is a registered pension plan that contains or has ever contained a “defined benefit provision” as that term is defined in subsection 147.1(1) of the Tax Act.

11.	International Collective Agreements.

(a)
Schedule E11(a) of the Corporation Disclosure Letter sets forth a complete list of all International Collective Agreements. As of the date hereof, the Corporation and its Subsidiaries are in compliance in all material respects with the terms and conditions of such International Collective Agreements. There are no material unresolved grievances, notice of default or statement of offence or material pending proceedings outstanding under any International Collective Agreement.

(b)
Other than the International Collective Agreements disclosed in Schedule E11(a) of the Corporation Disclosure Letter, no International Collective Agreement is currently being negotiated in respect of International Employees. The only International Collective Agreements in force with respect to the International Employees are the International Collective Agreements, true, correct and complete copies of which have been made available to the International Purchaser, except for documents which do not materially modify any term or condition of employment of any International Employees.

(c)
To the knowledge of the Corporation, there are no threatened or pending union organizing activities involving any International Employees. Except as disclosed in Schedule E11(c) of the Corporation Disclosure Letter, there is no labour strike, dispute, work slowdown or stoppage pending or involving or, to the knowledge of the Corporation, threatened in respect of the International Business and no such event has occurred within the last five (5) years.

(d)
Neither the Corporation nor its Subsidiaries have engaged in any unfair labour practice and no unfair labour practice complaint, grievance or arbitration proceeding is pending or, to the knowledge of Corporation, threatened against the International Business.

(e)
There are no outstanding labour board or tribunal proceedings of any kind or other event of any nature whatsoever, including any proceedings which could result in certification, interim certification, voluntary recognition, or succession rights of a trade union, council of trade unions, employee bargaining agencies, affiliated bargaining agent or any other Person as bargaining agent for any International Employees.

(f)
To the knowledge of Corporation, no trade union has applied to have Corporation or any of its Subsidiaries declared a common, related or successor employer pursuant to the Laws in any jurisdiction in which the International Business carries on business.

12.
Environmental Matters. Except as would not be reasonably expected to have, individually or in the aggregate, an International Material Adverse Effect, (23) no written notice, order, complaint or penalty has been received by the Corporation, any of the International Subsidiaries or, to the knowledge of the Corporation, the JV alleging that any of the International Subsidiaries or the JV is in violation of, or has any liability or potential liability under, any Environmental Law, and, to the Corporation’s knowledge, there are no Actions pending or threatened against any of the International Subsidiaries or the JV which allege a violation of, or any liability or potential liability under, any Environmental Laws, (23) each of the International Subsidiaries or, to the knowledge of the Corporation, the JV has all Authorizations necessary for the operation of their respective businesses in compliance with all Environmental Laws, (23) the operations of each of the International Subsidiaries and, to the knowledge of the Corporation, the JV are in compliance in all material respects with Environmental Laws, (23) none of the Corporation, any of its Subsidiaries or the JV has Released or permitted the Release of any Hazardous Substance, including into the natural environment or on, at, under or from any of the International Owned Properties or International Leased Properties except in compliance with Environmental Laws or as disclosed in Schedule E12 of the Corporation Disclosure Letter, and (23) none of the International Subsidiaries or the JV has, by contract or pursuant to Environmental Law, assumed or retained any material liability or obligation pertaining to environmental matters as a result of the acquisition or disposition of any assets or real property.

13.	Real Property.

(a)
Except as would not be reasonably expected to have, individually or in the aggregate, an International Material Adverse Effect, (A) the International Subsidiaries or, to the knowledge of the Corporation, the JV, as applicable, has valid, good and marketable title to all of the real or immovable property owned by the International Subsidiaries or the JV (the “International Owned Properties”) free and clear of any Liens, except for Permitted Liens, (B) there are no outstanding options or rights of first refusal to purchase the International Owned Properties, or any portion thereof or interest therein, and (C) no part of any International Owned Properties has been taken, condemned or expropriated by any municipal, provincial or federal governments or authorities nor has any written notice or proceeding in respect thereof been given or commenced.

(b)
Schedule E13(b) of the Corporation Disclosure Letter sets out a complete and accurate list of all International Owned Properties, including the municipal address of each of the International Owned Properties.

(c)
Except as would not be reasonably expected to have, individually or in the aggregate, an International Material Adverse Effect, (A) each Lease for real or immovable property relating to the International Business entered into by the Corporation or any of its Subsidiaries or the JV (the “International Leased Properties”) is valid, legally binding, enforceable and in full force and effect, and unamended except as disclosed in the Data Room, (B) each such Lease is in good standing and none of the Corporation or any of its Subsidiaries or the JV or, to the knowledge of the Corporation, any other party to such Lease, is in breach of, or default under, such Lease, and no event has occurred which, with notice, lapse of time or both, would constitute such a breach or default by the Corporation or any of its Subsidiaries or the JV or permit termination, modification or acceleration by any third party thereunder, and (C) to the knowledge of the Corporation, no third party has repudiated or has the right to terminate or repudiate any such Lease (except for the normal exercise of remedies in connection with a default thereunder or any termination rights set forth in the Lease) or any provision thereof.

(d)
Schedule E13(d) of the Corporation Disclosure Letter sets out a complete and accurate list of all International Leased Properties, including the municipal address and applicable unit or premises leased, the date of the relevant Lease and any amendments thereto, the parties to the relevant Lease and any amendments thereto and the expiry of the term of each relevant Lease. A full copy of each Lease of International Leased Properties has been disclosed in the Data Room.

(e)	The International Real Property constitutes all of the material real property rights required for the purposes of the operation of the International Business.

14.
Personal Property. Except in any such case as would not, individually or in the aggregate, reasonably be expected to result in an International Material Adverse Effect, with respect to the Aircraft, Parts and all personal or movable property owned by the International Subsidiaries or the JV or owned by the Corporation or the Canadian Subsidiaries but used in connection with the International Business, of which the Aircraft, as of the date hereof, are listed in Schedule E14 of the Corporation Disclosure Letter (the “International Owned Personal Property”), (i) the Corporation, its Subsidiaries or the JV, as applicable, has full legal and beneficial title to the International Owned Personal Property, free and clear of any Liens other than Permitted Liens, and (ii) there are no outstanding options or rights of first refusal to purchase the International Owned Personal Property, or any portion thereof or interest therein. Except in any such case as would not, individually or in the aggregate, reasonably be expected to result in an International Material Adverse Effect, with respect to the Aircraft, Parts and personal or movable property Leased by the International Subsidiaries or the JV or Leased by the Corporation or the Canadian Subsidiaries but used in connection with the International Business, of which the Aircraft, as of the date hereof, are listed in Schedule E14 of the Corporation Disclosure Letter (the “International Leased Personal Property”), (A) the Lease for such property is valid, legally binding, enforceable and in full force and effect, true and complete copies of which, if material, (including all related amendments, supplements, notices and ancillary agreements) have been made available by the Corporation to the International Purchaser, and none of the Corporation, any of its Subsidiaries or the JV is in breach of or default under such Lease, and no event has occurred which, with notice, lapse of time or both, would constitute a breach or default by the Corporation, any of its Subsidiaries or the JV or permit termination, modification or acceleration by any third party thereunder, (B) to the knowledge of the Corporation, no third party has repudiated or has the right to terminate or repudiate any such Lease (except for the normal exercise of remedies in connection with, a default thereunder or any termination rights set forth in the Lease) or any provision thereof, and (C) none of the Leases has been assigned by the Corporation, any of its Subsidiaries or the JV in favour of any Person, except in each case, for such invalidity, failures to be binding, unenforceability, ineffectiveness, breaches, defaults, terminations, modifications, accelerations, repudiations and rights to terminate or repudiate or assign that would not, individually or in the aggregate, reasonably be expected to result in an International Material Adverse Effect. To the knowledge of the Corporation, no counterparty to any foregoing Lease is in material default thereunder. Except in any such case as would not, individually or in the aggregate, reasonably be expected to result in an International Material Adverse Effect, there are no Liens, other than Permitted Liens, on the leasehold or subleasehold of the Corporation, any of its Subsidiaries or the JV to any International Leased Personal Property. The International Personal Property constitutes all of the necessary personal property rights required for the purposes of the operation of the International Business.

15.
Intellectual Property. Except as would not be reasonably expected to have, individually or in the aggregate, an International Material Adverse Effect, (23) the International Subsidiaries and/or, to the knowledge of the Corporation, the JV own or possess, or have a license to or otherwise have the right to use, all Intellectual Property which is necessary for the conduct of the International Business as presently conducted, (23) to the knowledge of the Corporation, all rights to such Intellectual Property owned by the International Subsidiaries and/or the JV are valid and enforceable subject only to any limitation under bankruptcy, insolvency or other Law affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction, (23) the conduct of the International Business does not and has not in the past three (3) years infringed in any material way upon the rights of others, and (23) to the knowledge of the Corporation, no third party is infringing upon the Intellectual Property owned by the International Subsidiaries and/or the JV.

16.
International Material Contracts. Except as would not be reasonably expected to have, individually or in the aggregate, an International Material Adverse Effect, (23) each International Material Contract is legal, valid, binding and in full force and effect and is enforceable by an International Subsidiary or, to the knowledge of the Corporation, the JV as applicable, in accordance with its terms subject only to any limitation under bankruptcy, insolvency or other Law affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction, (23) none of the Corporation, any of its Subsidiaries or, to the knowledge of the Corporation, the JV is in breach or default under any International Material Contract, nor does the Corporation have knowledge of any condition that with the passage of time or the giving of notice or both would result in such a breach or default, and (23) as of the date hereof, none of the Corporation or any of its Subsidiaries knows of, or has received any notice (whether written or oral) of, any breach, default, cancelation, termination, or no renewal under any International Material Contract by any other party to any International Material Contract. Schedule E16 of the Corporation Disclosure Letter sets out a complete and accurate list of all International Material Contracts as of the date hereof. No International Material Contract that has been disclosed in the Data Room has, since such disclosure, been modified, rescinded or terminated, except as permitted by this Agreement.

17.	Insurance.

(a)
As of the date hereof, all material insurance policies providing coverage to the International Business are set out in Schedule E17(a) of the Corporation Disclosure Letter (the “International Business Policies”) and are in place in respect of the International Business. All premiums payable prior to the date hereof under such policies of insurance have been paid.

(b)
Each of the International Subsidiaries and the JV is, and has been continuously since January 1, 2016, insured by reputable and financially responsible insurers and the insurance policies are appropriate to the business and assets of such International Subsidiary or the JV, as applicable, and in such amounts, against such risks customarily carried and insured against by owners and/or operators of comparable businesses, properties and assets. The International Business Policies are in full force and effect in accordance with their terms.

(c)
None of the Corporation, its Subsidiaries or the JV is in material default under the terms of any International Business Policies. As of the date hereof, the Corporation has no knowledge of threatened termination of, or material premium increase with respect to, any of such policies, except as contemplated by Section 4.11 [Insurance and Indemnification].

(d)
Each of the Corporation, its Subsidiaries and the JV maintains a sufficient level of insurance to comply with (A) each of the Authorizations applicable to it relating to the International Business and (B) the terms and conditions of each of the International Material Contracts.

(e)
There is no claim pending under any International Business Policies that has been denied, rejected, questioned or disputed by any insurer or as to which any insurer has made any reservation of rights or refused to cover all or any portion of such claims. All Actions covered by any of the insurance policies has been properly reported to and accepted by the applicable insurer.

18.	Licences.

(a)
Except as would not reasonably be expected to have, individually or in the aggregate, an International Material Adverse Effect, (23) all Authorizations which are necessary for the International Subsidiaries and, to the knowledge of the Corporation, the JV to own their assets or for the Corporation and its Subsidiaries and the JV to conduct the International Business as presently owned or conducted have been obtained and are in full force and effect in accordance with their terms, (23) the Corporation and its Subsidiaries and, to the knowledge of the Corporation, the JV have performed the obligations required to be performed by them to date under all such Authorizations, (23) to the knowledge of the Corporation, none of the Corporation, the International Subsidiaries or the JV are in breach of or default under any such Authorizations, (23) the Corporation, its Subsidiaries and, to the knowledge of the Corporation, the JV have not received written, or to the knowledge of Corporation, other notice, of any alleged breach of or alleged default under any such Authorizations or of any intention of any Governmental or Arbitral Entity to revoke or not renew any such Authorizations, and (23) no proceedings are pending, or, to the knowledge of Corporation, threatened, which could reasonably be expected to result in the revocation of such Authorizations.

(b)
Except as would not reasonably be expected to have, individually or in the aggregate, an International Material Adverse Effect, each of the International Subsidiaries and, to the knowledge of the Corporation, the JV, are in compliance with all foreign ownership restrictions applicable to it under applicable Laws regulating foreign investment in domestic air carriers and Laws administered by the applicable International Aviation Authority.

Schedule E
REPRESENTATIONS AND WARRANTIES OF THE CANADIAN PURCHASER AND DON WALL

1.
Organization. Subject to the completion of the Canadian Purchaser Continuance, the Canadian Purchaser is a corporation duly incorporated and validly existing under the ABCA and has the corporate power and authority to own and operate its assets and conduct its business as now owned and conducted.

2.
Authorization. The Canadian Purchaser has the requisite corporate power and authority to enter into and, other than in respect of the completion of the Canadian Purchaser Continuance, to perform its obligations under this Agreement and Don Wall has the requisite capacity, power and authority to enter into and perform his obligations under this Agreement. The execution, delivery and performance by the Canadian Purchaser of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of the Canadian Purchaser and, other than in respect of the completion of the Canadian Purchaser Continuance, no other corporate proceedings on the part of the Canadian Purchaser are necessary to authorize this Agreement or the consummation of the Arrangement.

3.
Execution and Binding Obligation. This Agreement has been duly executed and delivered by the Canadian Purchaser and Don Wall, and constitutes a legal, valid and binding agreement of the Canadian Purchaser and Don Wall enforceable against each of them in accordance with its terms subject only to any limitation under bankruptcy, insolvency or other Law affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

4.
Governmental Authorization. The execution, delivery and performance by the Canadian Purchaser and Don Wall of their respective obligations under this Agreement and the consummation of the Arrangement do not require any Authorization or other action by or in respect of, or filing with, or notification to, any Governmental or Arbitral Entity, other than: (23) the Interim Order and any approvals required by the Interim Order; (23) the Final Order; (23) filings with the Director under the CBCA (including in respect of the Canadian Purchaser Continuance) and filings with the Registrar under the ABCA in connection with the Canadian Purchaser Continuance; (23) any Regulatory Approval identified in accordance with this Agreement; and (23) any consents, waivers, approvals, actions or filings or notifications, the absence of which would not be reasonably expected to materially impede or delay the ability of the Canadian Purchaser or Don Wall to perform their respective obligations pursuant to the Arrangement Agreement.

5.
Non-Contravention. The execution, delivery and performance by the Canadian Purchaser and Don Wall of their respective obligations under this Agreement and the consummation of the Arrangement do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition):

(a)	in the case of the Canadian Purchaser, contravene, conflict with, or result in any violation or breach of any of the articles, by-laws or other constating documents of the Canadian Purchaser; or

(b)	assuming compliance with the matters referred to in paragraph 4 above, contravene, conflict with or result in a violation or breach of any Law applicable to the Canadian Purchaser or Don Wall, except as would not, individually or in the aggregate, materially impede the ability of the Canadian Purchaser and/or Don Wall to perform their respective obligations pursuant to the Arrangement Agreement following the completion of the Canadian Purchaser Continuance.

6.	Security Ownership. The Canadian Purchaser beneficially owns no Corporation Shares. Don Wall beneficially owns 521,438 Corporation Shares.

7.	Ownership of Canadian Purchaser. Don Wall is, directly or indirectly, the beneficial owner of all of the outstanding securities of the Canadian Purchaser.

8.
Litigation. As of the date of this Agreement, there are no Actions pending, or, to the knowledge of the Canadian Purchaser or Don Wall, threatened, against Don Wall or any of his Subsidiaries or affecting any of their respective properties or assets that would make illegal or seek to enjoin or restrain the transactions contemplated by this Agreement.

9.
Financing Arrangements. Prior to the execution and delivery of this Agreement, the Canadian Purchaser has delivered to the Corporation true and complete copies of (i) an executed commitment letter dated October 30, 2017 (the “Bank Commitment Letter”) from Canadian Western Bank (the “Canadian Purchaser's Bank Lender”) pursuant to which the Canadian Purchaser's Bank Lender has committed, subject to the conditions set forth therein, to provide the Canadian Purchaser with financing in an aggregate principal amount of $60,000,000 in connection with the Arrangement (the “Bank Financing”); (ii) an executed commitment letter dated the date hereof (the “PHI Loan Commitment Letter”) pursuant to which the International Purchaser has committed, subject to the conditions set forth therein, to provide or cause to be provided to the Canadian Purchaser the PHI Loan in connection with the Arrangement; and (iii) an executed commitment letter dated October 30, 2017 (the “Subordinated Commitment Letter” and, collectively with the Bank Commitment Letter and the PHI Loan Commitment Letter, the “Financing Commitments”) from Crown Capital Partners Inc. (the “Canadian Purchaser's Subordinated Lender”) pursuant to which the Canadian Purchaser's Subordinated Lender has committed, subject to the conditions set forth therein, to provide the Canadian Purchaser with financing in an aggregate principal amount of $8,000,000 in connection with the Arrangement (the “Subordinated Financing”, and, collectively with the Bank Financing and the PHI Loan, the “Financing”). The Financing Commitments, in the form so delivered, are in full force and effect and are legal, valid and binding obligations of the Canadian Purchaser and, to the knowledge of the Canadian Purchaser, the other parties thereto. The Canadian Purchaser has fully paid any and all commitment fees or other fees required by the Financing Commitments or as otherwise required pursuant to the Financing that are payable on or prior to the date hereof. No event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of the Canadian Purchaser under the Financing Commitments. As of the date hereof, the Canadian Purchaser has no reason to believe that it will be unable to satisfy any of the conditions to closing contained in the Financing Commitments. The Financing is sufficient to ensure that the required funds are available to fund the Consideration payable by the Canadian Purchaser to the Corporation Shareholders in accordance with the terms of this Arrangement and the Plan of Arrangement.

10.	Residency and Ownership Restrictions. The Canadian Purchaser and Don Wall are each a “Canadian” within the meaning of the CTA.

11.	Investment Canada Act. The Canadian Purchaser and Don Wall are each a Canadian within the meaning of the Investment Canada Act.

Schedule F
REPRESENTATIONS AND WARRANTIES OF THE INTERNATIONAL PURCHASER

1.
Organization. The International Purchaser is a corporation duly incorporated and validly existing under the Laws of Louisiana and has the corporate power and authority to own and operate its assets and conduct its business as now owned and conducted.

2.
Corporate Authorization. The International Purchaser has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance by the International Purchaser of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of the International Purchaser and no other corporate proceedings on the part of the International Purchaser are necessary to authorize this Agreement or the consummation of the Arrangement.

3.
Execution and Binding Obligation. This Agreement has been duly executed and delivered by the International Purchaser, and constitutes a legal, valid and binding agreement of the International Purchaser enforceable against it in accordance with its terms subject only to any limitation under bankruptcy, insolvency or other Law affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

4.
Governmental Authorization. The execution, delivery and performance by the International Purchaser of its obligations under this Agreement and the consummation of the Arrangement do not require any Authorization or other action by or in respect of, or filing with, or notification to, any Governmental or Arbitral Entity other than: (23) the Interim Order and any approvals required by the Interim Order; (23) the Final Order; (23) filings with the Director under the CBCA; (23) any Regulatory Approval identified in accordance with this Agreement; and (23) any consents, waivers, approvals, actions or filings or notifications, the absence of which would not be reasonably expected to materially impede or delay the ability of the International Purchaser to perform its obligations pursuant to the Arrangement Agreement.

5.
Non-Contravention. The execution, delivery and performance by the International Purchaser of its obligations under this Agreement and the consummation of the Arrangement do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition):

(a)	contravene, conflict with, or result in any violation or breach of any of the articles, by-laws or other constating documents of the International Purchaser; or

(b)	assuming compliance with the matters referred to in paragraph 4 above, contravene, conflict with or result in a violation or breach of any Law applicable to the International Purchaser, except as would not, individually or in the aggregate, materially impede the International Purchaser’s ability to perform its obligations pursuant to the Arrangement Agreement.

6.	Security Ownership. The International Purchaser does not beneficially own any Corporation Shares.

7.
Litigation. As of the date of this Agreement, there are no Actions pending, or, to the knowledge of the International Purchaser, threatened, against the International Purchaser or any of its Subsidiaries or affecting any of their respective properties or assets that would make illegal or seek to enjoin or restrain the transactions contemplated by this Agreement.

8.
Funds Available. The International Purchaser has, and will have at the Effective Time, sufficient funds available to satisfy the aggregate amount payable by the International Purchaser pursuant to the Arrangement in accordance with the terms of this Agreement and the Plan of Arrangement, and to satisfy all other obligations payable by the International Purchaser pursuant to this Agreement and the Arrangement.

9.

Schedule G
PRE-CLOSING REORGANIZATION
The following steps, occurring in the order set forth below, shall constitute the Pre-Closing Reorganization:

A.	Transfer of Onshore Assets

1.
Transfer and assignment by HNZ New Zealand Limited of the 10 onshore aircraft as identified in Schedule D15 to the Corporation Disclosure Letter, inventory related to such aircraft, the charter contract between HNZ New Zealand Limited and ENEA dated October 2014 and the aircraft services agreement between HNZ New Zealand Limited and Korea Polar Research Institute dated November 2015 to CHL for fair market value consideration satisfied by the issuance by CHL to HNZ New Zealand Limited of a demand, interest-bearing promissory note denominated in New Zealand dollars (“CHL Note 1”).

2.
Transfer by HNZ Australia Pty Limited of the 6 onshore aircraft as identified in Schedule D15 to the Corporation Disclosure Letter and inventory related to such aircraft for fair market value consideration satisfied by the issuance by CHL to HNZ Australia Pty Limited of: (a) a demand, interest-bearing promissory note (“CHL Note 2A”) denominated in Australian dollars with a fair market value equal to the fair market value of the intercompany note/payable (“HNZ NZ Note”) owing by HNZ Australia Pty Limited to HNZ New Zealand Limited with the principal amount of AUD 3,064,496, and (b) a demand, interest-bearing promissory note denominated in Australian dollars with a fair market value equal to the remaining consideration (“CHL Note 2B”).

3.	Transfer by HNZ Australia Pty Limited of interest in CHL Note 2A to HNZ New Zealand Limited in full repayment of outstanding principal of and accrued and unpaid interest on the HNZ NZ Note.

4.
Transfer of CHL Note 2B by HNZ Australia Pty Limited to HNZ Australia Holdings Pty Limited for fair market value consideration satisfied by the issuance of a promissory note by HNZ Australia Holdings Pty Limited to HNZ Australia Pty Limited.

5.
Transfer by HNZ New Zealand Limited of interests in CHL Note 1, CHL Note 2A and the intercompany receivables owing by CHL to HNZ New Zealand Limited with the principal amounts of NZD 10,000,000 and USD 4,593,258 (“CHL Upstream Loans”) to HNZ Cooperatief UA in partial repayment of the intercompany note/receivable owing by HNZ New Zealand Limited to HNZ Cooperatief UA with the principal amount of NZD 59,249,500.

6.
Transfer by HNZ Australia Holdings Pty of interest in CHL Note 2B to HNZ Cooperatief UA in partial repayment of the intercompany note/receivable owing by HNZ Australia Holding Pty to HNZ Cooperatief UA with the principal amount of AUD 29,846,353.

7.
Transfer by HNZ Cooperatief UA of interests in CHL Note 1, CHL Note 2A, CHL Note 2B and CHL Upstream Loans to HNZ Funding USA LLC in partial repayment of the intercompany notes/receivables owing by HNZ Cooperatief UA to HNZ Funding USA LLC with the principal amounts of NZD 58,247,500 and AUD 29,461,295.

8.
Distribution by HNZ Funding USA LLC to CHL in an amount equal to the aggregate outstanding principal amount of and accrued interest on CHL Note 1, CHL Note 2A, CHL Note 2B and CHL Upstream Loans and the set-off of the amount of such distribution against the amounts owing under CHL Note 1, CHL Note 2A, CHL Note 2B and CHL Upstream Loans, resulting in CHL Note 1, CHL Note 2A, CHL Note 2B and CHL Upstream Loans being satisfied in full.

B.	Settlement of Financing Structure

1.
Settlement in full of the remaining intercompany notes/receivables owing by HNZ Cooperatief UA to HNZ Funding USA LLC by transfer to HNZ Funding USA LLC of HNZ Cooperatief UA’s interests in a portion of the remaining intercompany notes/payables owing by HNZ Australia Holdings Pty and HNZ New Zealand Limited equal to the fair market value of the remaining intercompany notes/receivables owing by HNZ Cooperatief UA to HNZ Funding USA LLC being settled.

2.
Distribution or sale by HNZ Cooperatief UA to CHL and the Corporation of the intercompany notes/payables that remain owing by HNZ Australia Holdings Pty and HNZ New Zealand Limited to HNZ Cooperatief UA after Step B1.

3.
Distribution by HNZ Funding USA LLC to CHL of the remaining intercompany notes/receivables owing by HNZ Australia Holdings Pty and HNZ New Zealand Limited that are transferred to HNZ Funding USA LLC in Step B1.

{B1191373.1}

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